Exhibit 10.1

ADVISER TRANSITION AGREEMENT

BY AND AMONG

OAKTREE REAL ESTATE INCOME TRUST, INC.,

OAKTREE FUND ADVISORS, LLC

AND

BROOKFIELD REIT ADVISER LLC

TABLE OF CONTENTS

1.	Definitions	4
2.	Representations and Warranties of the Parties	4
3.	Operation of the REIT Prior to the Transaction Effective Date; No Solicitation.	8
4.	Training	11
5.	Regulatory Cooperation	11
6.	Litigation; Other Material Events	11
7.	Option Investments Contribution; UPREIT Conversion.	11
8.	REIT Name Change	11
9.	Legal Service Providers	12
10.	Existing Advisory Agreement Termination	12
11.	New Advisory Agreement	12
12.	New Dealer Manager Agreement	12
13.	Cooperation to Facilitate the Transaction Effective Date	12
14.	Receivables Purchase	12
15.	Placement Fee Reimbursement	12
16.	Purchase and Sale of Assets Prior to the Transaction Effective Date	12
17.	Option Investments	13
18.	Publicity; Tender Offer Announcement	13
19.	D&O Insurance	13
20.	Line of Credit	13
21.	Commitment Agreement	13
22.	Transition Services	13
23.	Contribution of Seed Assets	13
24.	Conditions to Transactions	14
25.	Termination; Amendment; Assignment	14
26.	Expenses	14
27.	Notices	14
28.	Entire Agreement; Severability	15
29.	No Third-Party Beneficiaries	16
30.	Governing Law; Waiver of Jury Trial	16
31.	Specific Performance	16
32.	Confidentiality	16
33.	Employees	17
34.	Counterparts	17

Schedule and Exhibit Index

Schedule I	Option Investments
Schedule II	Contributed Assets
Schedule III	Impacted Agreements
Exhibit A	Form of New Advisory Agreement
Exhibit B	Form of New Dealer Manager Agreement
Exhibit C	Form of Receivables Purchase Agreement
Exhibit D	Material Terms of the Option Investments Purchase Agreement
Exhibit E	Material Terms of the Option Investments Sub-Advisory Agreement
Exhibit F	Form of Commitment Agreement

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ADVISER TRANSITION AGREEMENT

THIS ADVISER TRANSITION AGREEMENT, dated as of July 15, 2021 (this “Agreement”), is made and entered into by and among Oaktree Real Estate Income Trust, Inc., a Maryland corporation (the “REIT”), Oaktree Fund Advisors, LLC, a Delaware limited liability company (“Oaktree”), and Brookfield REIT Adviser LLC, a Delaware limited liability company (“Brookfield”). In this Agreement, the REIT, Oaktree and Brookfield are sometimes referred to individually as a “Party” and, collectively, as the “Parties.”

RECITALS:

WHEREAS, pursuant to that certain Advisory Agreement between Oaktree and the REIT dated April 11, 2018, as amended (the “Existing Advisory Agreement”), the REIT is currently externally managed by Oaktree;

WHEREAS, on April 28, 2021, the REIT filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-11 (File No. 333-255557) (the “Registration Statement”) in connection with the REIT’s follow-on public offering (the “Follow-on Offering”);

WHEREAS, on July 14, 2021, the board of directors of the REIT (the “Board”) unanimously approved, among other items, the execution and delivery by the REIT of this Agreement and, subject to the terms and conditions set forth in such approvals, the following matters (collectively, the “Board Approvals”):

A.	the acceptance of Oaktree’s resignation under the Existing Advisory Agreement, effective as of the date that the SEC declares the Registration Statement effective (the “Transaction Effective Date”);

B.

the entry into a new advisory agreement substantially in the form attached hereto as Exhibit A, among the REIT, the Operating Partnership (as defined below), and Brookfield (the “New Advisory Agreement”), effective as of the Transaction Effective Date;

C.

the termination of the Amended and Restated Dealer Manager Agreement, by and between the REIT and Independent Brokerage Solutions LLC (formerly, SDDCo Brokerage Advisors, LLC), dated as of February 5, 2019, and the entry into a new dealer manager agreement between the REIT and Brookfield Oaktree Wealth Management Solutions, LLC (the “Brookfield DM”) in the form attached hereto as Exhibit B (the “New Dealer Manager Agreement”), in each case, effective as of the Transaction Effective Date;

D.	the filing of Pre-Effective Amendment No. 1 to the Registration Statement in substantially the form provided to the Board, reflecting the transactions contemplated by this Agreement;

E.

the change in the name of the REIT to “Brookfield Real Estate Income Trust Inc.” and the change in the name of certain of the REIT’s Subsidiaries by removing “Oaktree,” as applicable, and replacing with such name as designated by Brookfield or by making such other changes as designated by Brookfield, in each case, effective as of the Transaction Effective Date;

F.	the filing of Articles Supplementary to create an additional class of common stock, designated as Class E common stock, par value $0.01 per share;

G.

the sale of Oaktree’s receivables for certain expenses of the REIT, pursuant to a Receivables Purchase Agreement to be entered into by Oaktree and Brookfield on the date hereof substantially in the form attached hereto as Exhibit C (the “Receivables Purchase Agreement”);

H.	the engagement of Alston & Bird LLP to serve as the REIT’s counsel for the Follow-on Offering effective immediately;

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I.

the instruction to Simpson Thacher & Bartlett LLP to deliver to Alston & Bird LLP all regulatory correspondence related to the Follow-on Offering and all files related to the Registration Statement and the Follow-on Offering;

J.

the sale by the REIT to an investment vehicle managed by Oaktree or one or more of Oaktree’s Affiliates of all of the REIT’s investments in the Atlantis Mezzanine Loan and the Ezlyn Joint Venture (as such terms are used in the REIT’s prospectus for its initial public offering (the “IPO”)) on or before the Transaction Effective Date at a price equal to the fair value of such investments, as determined in connection with the most recently determined net asset value (“NAV”) of the REIT immediately prior to the closing of such purchase;

K.

the conversion (the “UPREIT Conversion”) by the REIT from its current structure into a real estate investment trust with an umbrella operating partnership for the operation of the REIT’s business, which will be consummated by amending and restating the limited partnership agreement of the REIT’s existing Delaware limited partnership currently named Oaktree Real Estate Income Trust Holding, L.P. (the “Operating Partnership”);

L.

the formation of two special purpose vehicles that are wholly-owned Subsidiaries of the Operating Partnership (the “Oaktree Segregated Vehicles”) and the contribution by the Operating Partnership of certain real estate equity investments (the “Equity Option Investments”) and certain real estate-related debt investments and real estate-related debt securities (the “Debt Option Investments” and together with the Equity Option Investments, the “Option Investments”) identified on Schedule I hereto to the appliable Oaktree Segregated Vehicle in exchange for interests in such Oaktree Segregated Vehicle (with one Oaktree Segregated Vehicle holding, directly or indirectly, the Option Equity Investments and the other Oaktree Segregated Vehicle holding, directly or indirectly, the Debt Option Investments), in each case, on or before the Transaction Effective Date; provided, the REIT may determine to not contribute to the Operating Partnership certain of the Option Investments where doing so would be necessary, desirable or beneficial to the REIT (any such investment not contributed shall continue to be considered an Equity Option Investment or a Debt Option Investment, as applicable);

M.

the entry into an option investments purchase agreement on substantially the terms set forth in Exhibit D hereto, between the REIT and Oaktree (the “Option Investments Purchase Agreement”) on the Transaction Effective Date, pursuant to which Oaktree or one or more of its Affiliates will have the right to purchase the Operating Partnership’s entire interest in all of the Equity Option Investments or all of the Debt Option Investments, or both;

N.

the entry into a sub-advisory agreement on substantially the terms set forth in Exhibit E hereto, between Brookfield and Oaktree, effective as of the Transaction Effective Date (the “Option Investments Sub-Advisory Agreement”), pursuant to which Oaktree or its Affiliate will provide certain investment advisory services to the REIT in connection with the Option Investments;

O.

the appointment of six new directors recommended by Brookfield (the “Brookfield Directors”) and the acceptance of the resignation of the seven existing directors, all effective as of the Transaction Effective Date;

P.

the expected contribution by Brookfield on the Transaction Effective Date of its interests in the assets set forth on Schedule II (the “Brookfield Seed Assets”) in exchange for a number of shares of common stock of the REIT or interests in the Operating Partnership (“OP Units”), or a combination thereof, at the election of Brookfield, in each case, at the most recently determined NAV per share/unit immediately prior to the Transaction Effective Date equal to the value of the Brookfield Seed Assets, as determined by a current appraised value of such properties as valued by Altus Group U.S. Inc., the REIT’s independent valuation advisor; provided, the contribution of one or more of the Brookfield Seed Assets are subject to Brookfield’s final determination and the subsequent approval of the Board;

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Q.

the waiver by the REIT of any early repurchase deduction that would otherwise apply with respect to any shares of its common stock that are outstanding as of July 15, 2021, and are requested to be repurchased pursuant to the REIT’s Class T, S, D, C and I Share Repurchase Plan, effective as of January 29, 2021 (the “REIT Repurchase Plan”), on or before the Transaction Effective Date;

R.

where repurchase requests pursuant to the REIT Repurchase Plan exceed either (1) 5% of the REIT’s NAV for either of the July 2021 or August 2021 monthly repurchase periods, for which repurchase requests must be submitted by 4:00 p.m. ET on July 29, 2021 or August 30, 2021, respectively, or (2) 8% of the REIT’s NAV for the July 2021 and August 2021 monthly repurchase periods combined, for which the same repurchase request deadlines apply (the “Tender Offer Conditions”), the commencement of a cash tender offer by the REIT (the “Tender Offer”), pursuant to which the REIT will agree to purchase up to $150 million of its outstanding common stock at the most recently determined NAV of the REIT available 10 Business Days prior to the Tender Offer expiration date, subject to certain pro-rata cut backs and other terms and conditions set forth therein;

S.

the acceptance of Brookfield’s commitment to purchase up to $150 million of common stock of the REIT or OP Units, or any combination thereof, in Brookfield’s sole discretion, in each case, at a price per share/unit equal to the price per share paid by the REIT to stockholders who participate in the Tender Offer, to fund the REIT’s obligation to purchase shares under the Tender Offer (the “Brookfield Commitment”), pursuant to a commitment agreement on substantially the terms set forth in Exhibit F hereto (the “Commitment Agreement”); and

T.	the removal of certain officers of the REIT, effective as of the Transaction Effective Date.

WHEREAS, to effectuate the Board Approvals and enable an orderly transition of the REIT’s external management function from Oaktree to Brookfield, the Parties have agreed to certain related provisions as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Agreement and intending to be legally bound by this Agreement, the Parties agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings given to them in the REIT’s charter (the “Charter”), as in effect on the date hereof. The New Advisory Agreement, the Receivables Purchase Agreement, the Option Investments Purchase Agreement, the Option Investments Sub-Advisory Agreement, the Commitment Agreement and the Transition Services Agreement (as defined below) are referred to herein collectively as the “Transaction Agreements.”

2. Representations and Warranties of the Parties.:

(a) As of the date hereof and the Transaction Effective Date, the REIT hereby represents and warrants to the other Parties as follows:

i. The REIT is a Maryland corporation, duly formed, validly existing and in good standing under the laws of the State of Maryland and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

ii. The REIT is duly licensed or qualified to do business and is in good standing in the states in which the character of the properties and assets owned or held by it or the nature of the business conducted by it requires it to be so licensed or qualified, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the REIT or the transactions contemplated by this Agreement.

iii. The REIT has all requisite corporate authority and power to execute, deliver and perform this Agreement and each of the Transaction Agreements to which the REIT is or will be a party, to consummate the transactions contemplated hereby and thereby and to perform all of the terms and conditions hereof and thereof to be performed by the REIT. This Agreement and each of the Transaction Agreements to which the REIT is or will be a party, the consummation of the transactions contemplated hereby and thereby and the

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performance of all of the terms and conditions hereof and thereof to be performed by the REIT have been duly and validly authorized by all required corporate action on the part of the REIT and no other corporate proceedings on the part of the REIT or its stockholders are necessary to authorize this Agreement or such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby, except where the Board Approvals require such additional action. This Agreement has been duly executed and delivered by the REIT and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other Parties, constitutes the legal, valid and binding obligation of the REIT, enforceable against the REIT in accordance with its terms, except to the extent that the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors’ rights and remedies and (b) general principles of equity (collectively, the “Equitable Exceptions”).

iv. The execution, delivery and performance of this Agreement or any Transaction Agreement by the REIT does not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not, (a) contravene, violate, conflict with, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the Charter or its bylaws (“REIT Governing Documents”); (b) contravene, conflict with or violate any provision of applicable law; (c) conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, deed of trust, mortgage, debenture, note, agreement, contract, commitment, license, concession, permit, lease, joint venture, obligation or other instrument to which it is a party or by which it or any of its assets are bound, except for the agreements set forth on Schedule III hereto; or (d) result in the creation of any lien on any of the assets or businesses of the REIT under any such indenture, deed of trust, mortgage, debenture, note, agreement, contract, commitment, license, concession, permit lease, joint venture, obligation or other instrument, except in the case of clauses (b), (c) and (d), for those items that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the REIT or the transactions contemplated by this Agreement.

v. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the REIT’s business or financial condition or the transactions contemplated by this Agreement, there are no civil, criminal, regulatory or administrative actions, suits, claims, complaint, hearings, demands, arbitrations, inquiries, subpoenas, investigations or proceedings (“Proceedings”) or judgments, orders, decrees or injunctions of any governmental entity, whether at law or in equity (“Orders”) pending or, to the knowledge of the REIT, threatened against or affecting the REIT or its assets.

vi. The REIT is not in violation of or in default under the REIT Governing Documents or in violation of any applicable law, except to the extent that such violation would not reasonably be expected to have a material adverse effect on the REIT or the transactions contemplated by this Agreement.

(b) As of the date hereof and the Transaction Effective Date, Oaktree hereby represents and warrants to the other Parties as follows:

i. Oaktree is a Delaware limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

ii. Oaktree is a registered investment adviser and duly licensed or qualified to do business and is in good standing in the states in which the character of the properties and assets owned or held by it or the nature of the business conducted by it requires it to be so licensed or qualified, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Oaktree or the transactions contemplated by this Agreement.

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iii. Oaktree has all requisite limited liability company authority and power to execute, deliver and perform this Agreement and each of the Transaction Agreements to which Oaktree is or will be a party, to consummate the transactions contemplated hereby and thereby and to perform all of the terms and conditions hereof and thereof to be performed by Oaktree. This Agreement and each of the Transaction Agreements to which Oaktree is or will be a party, the consummation of the transactions contemplated hereby and thereby and the performance of all of the terms and conditions hereof and thereof to be performed by Oaktree have been duly and validly authorized by all required limited liability company action on the part of Oaktree and no other limited liability company proceedings on the part of Oaktree or its members are necessary to authorize this Agreement or such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Oaktree and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other Parties, constitutes the legal, valid and binding obligation of Oaktree, enforceable against Oaktree in accordance with its terms, except to the extent that the enforceability thereof may be limited by the Equitable Exceptions.

iv. The execution, delivery and performance of this Agreement or any Transaction Agreement by Oaktree does not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not, (a) contravene, violate, conflict with, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of Oaktree’s certificate of formation or its limited liability company agreement (“Oaktree Governing Documents”); (b) contravene, conflict with or violate any provision of applicable law; (c) conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, deed of trust, mortgage, debenture, note, agreement, contract, commitment, license, concession, permit, lease, joint venture, obligation or other instrument to which it is a party or by which it or any of its assets are bound, except for the agreements set forth on Schedule III hereto; or (d) result in the creation of any lien on any of the assets or businesses of Oaktree under any such indenture, deed of trust, mortgage, debenture, note, agreement, contract, commitment, license, concession, permit lease, joint venture, obligation or other instrument, except in the case of clauses (b), (c) and (d), for those items that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Oaktree or the transactions contemplated by this Agreement.

v. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Oaktree’s business or financial condition or the transactions contemplated by this Agreement, there are no Proceedings or Orders pending or, to the knowledge of Oaktree, threatened against or affecting Oaktree or its assets.

vi. Oaktree is not in violation of or in default under the Oaktree Governing Documents or in violation of any applicable law, except to the extent that such violation would not reasonably be expected to have a material adverse effect on Oaktree or the transactions contemplated by this Agreement.

(c) As of the date hereof and the Transaction Effective Date, Brookfield hereby represents and warrants to the other Parties as follows:

i. Brookfield is a Delaware limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

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ii. Brookfield is duly licensed or qualified to do business and is in good standing in the states in which the character of the properties and assets owned or held by it or the nature of the business conducted by it and the business to be conducted by it as contemplated by this Agreement requires it to be so licensed or qualified, except where the failure to be so licensed, qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Brookfield or the transactions contemplated by this Agreement.

iii. Brookfield has all requisite limited liability company authority and power to execute, deliver and perform this Agreement and each of the Transaction Agreements to which Brookfield is or will be a party, to consummate the transactions contemplated hereby and thereby and to perform all of the terms and conditions hereof and thereof to be performed by Brookfield. This Agreement and each of the Transaction Agreements to which Brookfield is or will be a party, the consummation of the transactions contemplated hereby and thereby and the performance of all of the terms and conditions hereof and thereof to be performed by Brookfield have been duly and validly authorized by all required limited liability company action on the part of Brookfield and no other limited liability company proceedings on the part of Brookfield or its members are necessary to authorize this Agreement or such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Brookfield and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other Parties, constitutes the legal, valid and binding obligation of Brookfield, enforceable against Brookfield in accordance with its terms, except to the extent that the enforceability thereof may be limited by the Equitable Exceptions.

iv. The execution, delivery and performance of this Agreement or any Transaction Agreement by Brookfield does not, and the fulfillment and compliance with the terms and conditions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not, (a) contravene, violate, conflict with, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of Brookfield’s certificate of formation or its limited liability company agreement (the “Brookfield Governing Documents”); (b) contravene, conflict with or violate any provision of applicable law; (c) conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, deed of trust, mortgage, debenture, note, agreement, contract, commitment, license, concession, permit, lease, joint venture, obligation or other instrument to which it is a party or by which it or any of its assets are bound; or (d) result in the creation of any lien on any of the assets or businesses of Brookfield under any such indenture, deed of trust, mortgage, debenture, note, agreement, contract, commitment, license, concession, permit lease, joint venture, obligation or other instrument, except in the case of clauses (b), (c) and (d), for those items that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Brookfield or the transactions contemplated by this Agreement.

v. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Brookfield’s business or financial condition or the transactions contemplated by this Agreement, there are no Proceedings or Orders pending or, to the knowledge of Brookfield, threatened against or affecting Brookfield or its assets.

vi. Brookfield is not in violation of or in default under the Brookfield Governing Documents or in violation of any applicable law except to the extent that such violation would not reasonably be expected to have a material adverse effect on Brookfield or the transactions contemplated by this Agreement.

vii. Each of the Brookfield Directors that are designated as “non-affiliated” directors by Brookfield meet the definition of “independent director” as set forth in the Charter and at least one of the Brookfield Directors that meets the definition of “independent director” has at least three years of relevant real estate experience as required by the Charter.

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3. Operation of the REIT Prior to the Transaction Effective Date; No Solicitation.

(a) During the period from the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Transaction Effective Date (the “Interim Period”), the REIT shall, and Oaktree shall cause the REIT to, use commercially reasonable efforts to (i) subject to Section 3(c), act and carry on the REIT’s business in the ordinary course of business consistent with past practice and (ii) maintain and preserve the REIT’s and each of its Subsidiaries’ business organization, operations, tenants, prospects, relationships (including with participating broker-dealers and other distributors of the Offerings (as defined below)), assets and properties (other than the assets to be sold pursuant to Section 16). Further, each of the REIT and Oaktree agrees to consult with Brookfield on all material decisions relating to the REIT during the Interim Period. Without limiting the generality of the foregoing, except as expressly provided or permitted herein or in any Transaction Agreement or necessary, desirable or appropriate and consistent with the Board Approvals, during the Interim Period, the REIT and its Subsidiaries shall not, and Oaktree shall not cause the REIT or any of its Subsidiaries to, directly or indirectly, do any of the following with respect to the REIT and its Subsidiaries without the prior written consent of Brookfield:

i. make any material change to the nature of the REIT’s business and operations or make any material change to the business plan of any property owned, directly or indirectly, by the REIT;

ii. split, combine or reclassify any of the REIT’s capital stock or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities (this provision shall not prohibit the REIT from issuing shares of its common stock in the IPO or any private offering of common stock that is ongoing as of the date of this Agreement (the “Private Offering” and, together with the IPO, the “Offerings”), in each case, on the existing terms of such offerings as of the date hereof;

iii. suspend or modify any Offering, including through the Distribution Reinvestment Plan, except where, in the opinion of the REIT’s external legal counsel, suspension or modification thereof is required under applicable law;

iv. redeem or repurchase any ownership interests in the REIT or its Subsidiaries, except pursuant to the REIT Repurchase Plan and the Oaktree Investor Share Repurchase Arrangement, effective as of September 11, 2019, each as in effect on the date hereof (together with the REIT Repurchase Plan, the “Repurchase Programs”);

v. make any amendment to the Repurchase Programs, reduce or increase the monthly or quarterly repurchase limitations set forth in the each of the Repurchase Programs, or otherwise waive or modify any provision of the Repurchase Programs;

vi. make any change to the REIT Governing Documents or the organizational documents of the REIT’s Subsidiaries, or change the authorized capital stock or equity interests of the REIT or any of its Subsidiaries;

vii. (a) incur or assume any indebtedness, or guarantee any indebtedness of another Person other than the REIT or any of its Subsidiaries, (b) issue or sell any debt securities of the REIT or any of its Subsidiaries or options, warrants, calls or other rights to acquire any debt securities issued by the REIT or any of its Subsidiaries, guarantee any debt securities of another Person, or enter into any “keep well” or other agreement to maintain any financial statement condition of another Person, (c) make any loans, advances or capital contributions to, or investment in, any other Person, other than the REIT or any of its Subsidiaries, or (d) mortgage, pledge or otherwise encumber any material assets, or create or suffer any lien thereupon, except, in each case, in the ordinary course of business pursuant to loan agreements and credit facilities in existence on the date hereof (or any extensions pursuant to the terms thereof) or ordinary course refinancing activities consistent with the REIT’s past practice that do not unreasonably increase the leverage profile of the applicable asset;

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viii. cause the REIT or any of its Subsidiaries to purchase (for cash or otherwise) any investments; provided, this Section 3(a)(viii) shall not limit the REIT’s ability to purchase (for cash or otherwise) any real estate-related securities, structured products and cash equivalents for purposes of managing the REIT’s liquidity so long as such investment is in the ordinary course and consistent with the REIT’s past practice;

ix. cause the REIT or any of its Subsidiaries to enter into any agreements with any new material service providers, including without limitation, transfer agents, custodians, valuation advisors and experts, appraisers, auditors or consultants;

x. knowingly waive, release or assign any material rights or claims, other than in the ordinary course of business (including any material write-off or other material compromise of any accounts receivable of the REIT or any of its Subsidiaries);

xi. change existing accounting methods, principles, policies or procedures (or change an annual financial accounting period), except as required by law or by GAAP;

xii. hire any employees or provide any compensation to any individual, other than the Independent Directors (consistent with the REIT’s previously approved compensation with respect to the Independent Directors);

xiii. change the size of the Board or fill any director vacancies;

xiv. change the compensation of the Independent Directors;

xv. appoint any new officers of the REIT (except as required to fill vacancies resulting from the resignation by any officer, subject to Brookfield’s prior written consent, not to be unreasonably withheld, and provided that such appointment is limited to the Interim Period) or change the role or title of any officer of the REIT;

xvi. sell, lease, pledge or otherwise dispose of or encumber any properties or assets of the REIT or any of its Subsidiaries; provided, this Section 3(a)(xvi) shall not limit the REIT’s or such Subsidiary’s ability to sell, lease, pledge or otherwise dispose of any real estate-related securities, structured products and cash equivalents for purposes of managing the REIT’s liquidity so long as such action is in the ordinary course and consistent with the REIT’s past practice;

xvii. recommend, propose, announce, adopt or vote to adopt, or enter into any plan or agreement of merger, consolidation, recapitalization, complete or partial dissolution or liquidation, restructuring or other business reorganization or combination or make any other acquisition of any business;

xviii. except in the ordinary course of business, amend, waive or terminate any material contract to which the REIT or any of its Subsidiaries is party or enter into any agreement that would be considered a material contract;

xix. waive, release, assign, settle or compromise any litigation or other disputes (whether or not commenced prior to the date of this Agreement) seeking damages or an injunction or other equitable relief other than settlements or compromises for litigation or other disputes where the amount paid in settlement or compromise less any amounts covered by insurance does not exceed $50,000 individually or $100,000 in the aggregate, for all such litigation or other disputes;

xx. take any action to compromise or violate, or that would have the effect of compromising or violating, the REIT’s status as a real estate investment trust or the REIT’s or any of its Subsidiaries’ exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended;

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xxi. declare, authorize, set aside or pay any distributions or dividends (payable in cash, property or otherwise) other than in the ordinary course of business and consistent with past practice or as required for the REIT to maintain its status as a real estate investment trust;

xxii. enter into any transactions with any Affiliate of Oaktree or any director or officer of the REIT;

xxiii. make, change or rescind any material election relating to taxes, change a material method of tax accounting, file or amend any material tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or knowingly surrender any right to claim any material tax refund with respect to the REIT or any of its Subsidiaries;

xxiv. incur any material expense or other payment obligation, except for those expenses that are in the ordinary course and consistent with past practice;

xxv. engage any new broker-dealers or other distribution agents in connection with any Offering;

xxvi. enter into any material transaction outside the ordinary course of business; or

xxvii. enter into any executory agreement, commitment or undertaking to do any of the activities prohibited by the foregoing provisions.

(b) During the Interim Period, the REIT shall not, and Oaktree shall not cause the REIT to, directly or indirectly, take, or direct any other Person to take, any action to solicit, knowingly encourage, or provide any information to, any Person, other than Brookfield and its representatives that relates to, or would reasonably be expected to lead to, a Takeover or a Takeover Proposal; provided, that this provision shall not be interpreted to restrict the Board in any way from fulfilling its fiduciary duties to the REIT. “Takeover” means, with respect to any Person, in a single transaction or series of related transactions, any direct or indirect (i) acquisition of more than 20% of the consolidated assets of such Person and its Subsidiaries (based on the fair market value thereof, as determined in good faith by such Person’s board of directors (or similar governing body)), including through the acquisition of one or more Subsidiaries of such Person owning such assets, (ii) acquisition of beneficial ownership (as defined in Rule 12d-3 under the Securities and Exchange Act of 1934, as amended) of more than 20% of the outstanding equity or voting power of such Person, (iii) tender offer or exchange offer that if consummated would result in any Person or group beneficially owning more than 20% of the outstanding equity or voting power of such Person or (iv) merger (including a reverse merger in which such Person is the surviving corporation), consolidation, share exchange, or similar transaction involving such Person pursuant to which such Person or group (or the stockholders or equityholders of any Person) would acquire, directly or indirectly, more than 20% of the consolidated assets of such Person and its Subsidiaries (based on the fair market value thereof, as determined in good faith by such Person’s board of directors (or similar governing body)) or more than 20% of the aggregate voting power of such Person or of the surviving entity. “Takeover Proposal” means any inquiry, proposal, indication of interest or offer (in writing or otherwise) from any Person or group relating to, any Takeover.

(c) During the Interim Period, the REIT shall, and Oaktree shall cause the REIT to, use commercially reasonable efforts to maintain a level of expenses of the REIT that is consistent with maintaining and preserving the REIT’s operations as of the date of this Agreement; provided, that the REIT agrees, and Oaktree agrees to cause the REIT, to eliminate expenses relating to promotional activities in connection with the Offerings, except for such expenses that are approved in advance by Brookfield. The Parties agree that the forgoing limitation will not prohibit reasonable expenses related to (i) the Follow-On Offering and (ii) consummation of the transactions contemplated by this Agreement.

(d) Notwithstanding the foregoing provisions in this Section 3, nothing contained in this Agreement shall give Brookfield, directly or indirectly, the right to control or direct the operations of the REIT prior to the Transaction Effective Date. During the Interim Period, Oaktree shall exercise, consistent with the terms and conditions of this Agreement, complete day-to-day management control of the REIT and its Subsidiaries’ operations consistent with its fiduciary duties to the REIT and its stockholders and the Existing Advisory Agreement, subject to the Board’s oversight. The Parties agree that during the Interim Period and following the Transaction Effective Date, the REIT shall always be governed by the Board.

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4. Training. During the Interim Period, upon the reasonable request of Brookfield, Oaktree and its Affiliates shall use commercially reasonable efforts to train to the personnel of Brookfield and its Affiliates who will perform the management function of the REIT upon the Transaction Effective Date. Such training shall be provided during normal business hours as mutually agreed by Brookfield and Oaktree. Any issues related to the training of the personnel of Brookfield and its Affiliates shall be resolved by Brookfield and Oaktree.

5. Regulatory Cooperation. During the Interim Period, the REIT shall, and Oaktree shall cause the REIT to, provide Brookfield with a reasonable opportunity, and will use reasonable efforts to cause such opportunity to be no less than two Business Days, to review and comment upon any filings by the REIT with the SEC (other than filings required under Section 16 of the Securities Exchange Act of 1934, as amended) and any correspondence from (a) the REIT to the SEC and blue sky securities examiners and (b) Independent Brokerage Solutions, LLC, the REIT’s dealer manager for the IPO, to FINRA. During the Interim Period, the REIT shall, and Oaktree shall cause the REIT to, promptly provide Brookfield with any correspondence from the SEC, FINRA, blue sky securities examiners and any other regulatory or governing body relating to the REIT. The Parties agree that, if the conditions of Section 24 hereof are met or will be met as of the Transaction Effective Date, or otherwise waived pursuant to the terms of this Agreement, Brookfield shall make the determination of when to request the SEC declare the Registration Statement effective, subject only to Oaktree’s consent which shall not be unreasonably withheld or delayed.

6. Litigation; Other Material Events. During the Interim Period, the REIT shall, and Oaktree shall cause the REIT to, promptly provide Brookfield notice of any (a) pending, or to the REIT’s knowledge, threatened new material litigation, (b) regulatory violation, (c) ethics or whistleblower complaints, (d) notice of breach of any material contract or covenant of the REIT or (e) any material property-level issues, including, but not limited to, tenant bankruptcy, tenant default or environmental reports or incidents. During the Interim Period, Brookfield shall promptly provide Oaktree and the REIT notice of any threatened or pending new material litigation or regulatory violation related to Brookfield that could reasonably be expected to have a material adverse effect on Brookfield’s ability to act as investment advisor to the REIT pursuant to the New Advisory Agreement or consummate the transactions contemplated by this Agreement or any material change in the information presented by Brookfield to the Board in connection with the Board Approvals.

7. Option Investments Contribution; UPREIT Conversion. In accordance with the Board Approvals, the Parties shall work together to cause the Operating Partnership to contribute the Option Investments to the applicable Oaktree Segregated Vehicle in exchange for interests in such Oaktree Segregated Vehicle, in each case, on or before the Transaction Effective Date or such later date, as agreed upon by the Parties, necessary in order to obtain any third party consents that are not obtained prior to the Transaction Effective Date; provided, the REIT may determine to not contribute certain of the Option Investments where doing so would be necessary, desirable or beneficial to the REIT and any such investment not contributed shall continue to be considered an Equity Option Investment or a Debt Option Investment, as applicable. The Parties agree that Brookfield shall have the opportunity to review and approve all documentation related to such contributions. Upon satisfaction of the Tender Offer Conditions and the commencement of the Tender Offer by the REIT, the Parties agree to effect the UPREIT Conversion in accordance with the Board Approvals prior to launch of the Tender Offer. To the extent the UPREIT Conversion takes place prior to the Transaction Effective Date pursuant to the terms of this Agreement, Oaktree agrees to transfer to Brookfield on the Transaction Effective Date all of Oaktree’s right, title and interest in the entity acting as the special limited partner to the Operating Partnership.

8. REIT Name Change. In accordance with the Board Approvals, the Parties shall work together to cause (a) the REIT to change its name to “Brookfield Real Estate Income Trust Inc.” and (b) certain of the REIT’s Subsidiaries to change their respective names by removing “Oaktree,” as applicable, and replace with such name as designated by Brookfield or by making such other changes as designated by Brookfield, in each case, effective as of the Transaction Effective Date.

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9. Legal Service Providers. Promptly following the execution of this Agreement and in accordance with the Board Approvals, the REIT shall, and Oaktree shall cause the REIT to, take all necessary and appropriate actions to enable Alston & Bird LLP to serve as the REIT’s sole legal counsel for the Follow-on Offering (provided that during the Interim Period, Simpson Thacher & Bartlett LLP, as the REIT’s counsel during the Interim Period (except with respect to the Follow-on Offering), will have reasonable opportunity to review the Registration Statement), effective immediately, and shall cause Simpson Thacher & Bartlett LLP promptly to deliver to Alston & Bird LLP all regulatory correspondence and all files related to the Follow-on Offering and the Registration Statement.

10. Existing Advisory Agreement Termination. On or prior to the Transaction Effective Date, the REIT and Oaktree agree to execute and deliver all necessary documentation in order to effect Oaktree’s resignation under the Existing Advisory Agreement, effective as of the Transaction Effective Date, in accordance with the Board Approvals. Any accrued but unpaid fees owed by the REIT to Oaktree pursuant to and in accordance with the terms of the Existing Advisory Agreement will become due and payable on the Transaction Effective Date.

11. New Advisory Agreement. The REIT and Brookfield will enter into the New Advisory Agreement in substantially the form as set forth in Exhibit A hereto, effective as of the Transaction Effective Date.

12. New Dealer Manager Agreement. The REIT and Brookfield DM will enter into the New Dealer Manager Agreement in substantially the form as set forth in Exhibit B hereto, effective as of the Transaction Effective Date.

13. Cooperation to Facilitate the Transaction Effective Date. During the Interim Period, each Party shall use its respective commercially reasonable efforts to (a) provide all necessary information necessary to complete the Registration Statement on a timely basis, (b) clear all SEC comments relating to the Registration Statement and obtain all necessary FINRA and blue sky approvals in connection with the Follow-on Offering as soon as reasonably practicable after the date of this Agreement and (c) subject to the occurrence of the Transaction Effective Date, consummate the transactions contemplated by the Board Approvals or any actions set forth herein to occur, including by causing the following: (i) obtaining all necessary third-party consents; (ii) assigning all contracts involving management of the REIT’s business from Oaktree to Brookfield, effective as of the Transaction Effective Date; (iii) receiving all necessary additional approvals of the Board, including, but not limited to, the approval by the Board of any amendments to any of the Transaction Agreements necessary or appropriate in connection with the regulatory approvals of the Follow-on Offering; and (iv) performing any other additional actions as are necessary, desirable or appropriate and consistent with the Board Approvals in order to carry out the purpose and intent of, and to consummate any of the actions contemplated by, the Board Approvals.

14. Receivables Purchase. Under the terms of the Existing Advisory Agreement, Oaktree has advanced and agreed to continue to advance all Organization and Offering Expenses (other than Selling Commissions and Stockholder Servicing Fees) on behalf of the REIT through July 6, 2022 and the REIT has agreed to reimburse Oaktree for all such advanced expenses ratably over the 60 months following July 6, 2022. In accordance with the terms of the New Advisory Agreement, Brookfield agrees to assume the obligation to advance all Organization and Offering Expenses of the REIT through July 6, 2022. On the date hereof, Brookfield and Oaktree shall enter into, and agree to perform, the Receivables Purchase Agreement, pursuant to which Brookfield shall purchase from Oaktree at face value the dollar amounts as of the Transaction Effective Date of (a) Oaktree’s receivable for the reimbursable Organization and Offering Expenses, and (b) Oaktree’s receivable from the Oaktree REIT iCapital Access Fund SPC incurred in connection with certain reimbursable operating expenses of Oaktree REIT iCapital Access Fund SPC.

15. Placement Fee Reimbursement. On the Transaction Effective Date, Brookfield shall pay to Oaktree $292,529, which is equal to the placement fees previously paid by Oaktree to Brookfield Oaktree Wealth Management Solutions, LLC.

16. Purchase and Sale of Assets Prior to the Transaction Effective Date.

(a) On the Transaction Effective Date and in accordance with the Board Approvals, Oaktree will use its commercially reasonable efforts to cause an investment vehicle managed by Oaktree or its Affiliates to purchase all of the REIT’s investments in the Atlantis Mezzanine Loan and the Ezlyn Joint Venture, in each case, (i) at a price equal to the fair value of such investment, as determined in connection with the most recently determined NAV of the REIT immediately prior to the closing of such purchase and (ii) pursuant to one or more purchase and sale agreements between the REIT, as seller, and the applicable investment vehicle, as buyer, in a form approved by Brookfield, which approval will not be unreasonably withheld or delayed.

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(b) On or prior to the Transaction Effective Date and in accordance with the Board Approvals, the REIT will use commercially reasonable efforts, and Oaktree will use commercially reasonable efforts to cause the REIT, to sell its investments in Atlantis Paradise Island Resort commercial mortgage-backed securities (BHMS 2018 – ATLS D and BHMS 2018 – ATLS E) and its debt investment in Woodspring (CGCMT 2020-WSS F) in their entirety.

17. Option Investments.

(a) On the Transaction Effective Date and in accordance with the Board Approvals, Oaktree and the REIT will execute the Option Investments Purchase Agreement in a form to be agreed upon by the Parties in good faith and consistent with the material terms set forth on Exhibit D hereto.

(b) On the Transaction Effective Date and in accordance with the Board Approvals, the Parties will execute the Option Investments Sub-Advisory Agreement in a form to be agreed upon by the Parties in good faith and consistent with the material terms set forth on Exhibit E hereto.

18. Publicity; Tender Offer Announcement. Immediately after the execution of this Agreement, the Parties will mutually agree on communications to be made to the REIT’s stockholders related to the transactions contemplated by this Agreement. On or prior to the date the REIT launches the Tender Offer (where the Tender Offer Conditions are satisfied), Oaktree agrees to (a) publicly announce its intention to not participate in the Tender Offer and (b) not tender any shares owned by it or an Affiliate (including Oaktree Fund GP I, L.P.) in connection with the Tender Offer.

19. D&O Insurance. The REIT shall purchase, at least two Business Days prior to the Transaction Effective Date, at its own cost and expense, a “tail” policy owned by the REIT providing directors’ and officers’ liability insurance coverage (the “D&O Tail”) for a period of six years after the Transaction Effective Date for the benefit of the directors and officers of the REIT prior to the Transaction Effective Date with respect to matters occurring prior to the Transaction Effective Date. The coverage of the D&O Tail shall be reasonable and customary for comparable transactions and the amount and form of the D&O Tail policy is subject to approval by the Board, such approval not to be unreasonably withheld.

20. Line of Credit. On or within a reasonable period of time following the Transaction Effective Date, Brookfield shall enter into an agreement with the REIT to provide an uncommitted line of credit (a) in an amount not lower than the REIT’s current line of credit (the “REIT Line of Credit”) with Oaktree Fund GP I, L.P., an affiliate of the Company’s sponsor, Oaktree Capital Management, L.P., (b) with an interest rate consistent with the terms of the REIT Line of Credit and (c) otherwise on material terms substantially similar to the REIT Line of Credit. The REIT Line of Credit will terminate thereafter.

21. Commitment Agreement. Promptly after the execution of this Agreement and in accordance with the Board Approvals, the REIT and Brookfield will execute the Commitment Agreement in a form to be agreed upon by the REIT and Brookfield in good faith and consistent with the material terms set forth on Exhibit F hereto.

22. Transition Services. Upon notice by Brookfield, which shall be at least 30 days prior to the Transaction Effective Date, Oaktree agrees to negotiate in good faith a transition services agreement with Brookfield or its Affiliate in a form to be agreed upon by the Parties in good faith on the Transaction Effective Date, pursuant to which Oaktree would agree to provide certain transition services to Brookfield at to-be-agreed compensation (the “Transition Services Agreement”).

23. Contribution of Seed Assets. Brookfield will use its commercially reasonable efforts to cause its Affiliates to contribute on or within a reasonable period of time following the Transaction Effective Date and in accordance with the Board Approvals the Brookfield Seed Assets in exchange for a number of shares of common stock of the REIT or OP Units, or a combination thereof, at the election of Brookfield, in each case, at the most recently determined NAV per share/unit immediately prior to the date of the contribution equal to the value of the Brookfield Seed Assets, as determined by a current appraised value of such properties as valued by Altus Group U.S. Inc., the REIT’s independent valuation advisor; provided, however, Brookfield shall not be obligated to contribute any

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Brookfield Seed Asset to the extent that Brookfield determines in good faith that making such contribution at such time and such valuation would not be in the best interest of either the REIT or the Brookfield Affiliate that owns the applicable Brookfield Seed Asset. Brookfield represents that as of the date hereof it believes the contribution of the Brookfield Seed Assets as contemplated herein would be in the best interests of the REIT and such Brookfield Affiliate.

24. Conditions to Transactions. The obligations of Oaktree to resign under the Existing Advisory Agreement and the REIT to enter into the New Advisory Agreement and to perform their other respective obligations under this Agreement is subject to the performance in all material respects by Brookfield of all of its obligations under this Agreement required to be performed by or on the Transaction Effective Date, unless otherwise waived by Oaktree or the REIT, as applicable. The obligation of Brookfield to enter into the New Advisory Agreement and perform its other obligations under this Agreement is subject to the performance in all material respects by each of Oaktree and the REIT of all of their respective obligations under this Agreement required to be performed by or on the Transaction Effective Date, unless otherwise waived by Brookfield.

25. Termination; Amendment; Assignment. This Agreement shall terminate upon the earlier of (a) the mutual agreement of the Parties or (b) the entry into the New Advisory Agreement. Brookfield may terminate this Agreement, in its sole discretion, if (i) the Transaction Effective Date has not occurred by December 31, 2021, or (ii) upon a material breach of this Agreement by the REIT or Oaktree, which is not capable of being cured by such Party after reasonable time and notice thereof. Either of Oaktree or the REIT may terminate this agreement, in its sole discretion, if (i) Brookfield files a registration statement with the SEC in connection with a sale of securities for a public, non-listed REIT with either reasonably similar investment objectives and strategies as (a) the REIT’s current investment objectives and strategies (as set forth in the REIT’s prospectus for its IPO as of the date hereof) or (b) those proposed for the REIT following the Transaction Effective Date (as presented by Brookfield to the Board in connection with the Board Approvals), (ii) the Transaction Effective Date has not occurred by December 31, 2021, or (iii) upon a material breach of this Agreement by Brookfield, which is not capable of being cured by Brookfield after reasonable time and notice thereof. Upon termination of this Agreement, all obligations of the Parties hereto shall terminate, except for the provisions of Sections 25 (Termination; Amendment; Assignment) through 34 (Counterparts), which shall survive any termination of this Agreement. This Agreement may be amended, restated, supplemented or otherwise modified only by a written instrument signed by the Parties. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Parties without the prior written consent of the other Parties.

26. Expenses. The Parties will each bear their own fees and expenses (including, without limitation, all accounting, legal, and investment banking fees) in connection with the transactions contemplated by this Agreement, it being understood that any fees and expenses borne by the parties on behalf of the REIT shall be subject to reimbursement by the REIT under the terms of the Existing Advisory Agreement with respect to Oaktree and under the terms of the New Advisory Agreement (once executed) with respect to Brookfield; provided that, if this Agreement is terminated due to a material breach by any Party (including, without limitation, a material breach of Section 13 hereof), the breaching Party(ies) shall reimburse the non-breaching Party(ies) for its or their reasonable expenses incurred in connection with the transactions contemplated by this Agreement.

27. Notices. All notices, requests, demands and other communications made under or by reasons of this Agreement shall be in writing and shall be deemed given and received (a) if delivered in person, on the date delivered, (b) if delivered by a reputable express courier and mailed overnight delivery, on the next Business Day after mailing or (c) if transmitted by email, on the date received if received before 5:00 p.m. on a Business Day or otherwise the next following Business Day, to the Parties at the following addresses (or at such other address for a Party as is specified to the other Parties by like notice):

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(i)	if to Brookfield:

Brookfield REIT Adviser LLC

Brookfield Place New York

Vesey Street, 15th Floor

New York, New York 10281

Attention: General Counsel

Email: realestatenotices@brookfield.com

with a copy (which shall not constitute notice) to:

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, GA 30309

Attn.: Rosemarie A. Thurston

Email: rosemarie.thurston@alston.com

(ii)	if to Oaktree:

Oaktree Fund Advisors, LLC

c/o Oaktree Capital Management, L.P.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attn.: General Counsel

Email: legalnotifications@oaktreecapital.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attn.: Benjamin Wells

Email: bwells@stblaw.com

(iii)	if to the REIT:

Oaktree Real Estate Income Trust, Inc.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attn.: Chief Securities Counsel

Email: OakREITNotices@oaktreeREIT.com

28. Entire Agreement; Severability. This Agreement (including the exhibits hereto and the other agreements and instruments referred to herein), constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

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29. No Third-Party Beneficiaries. Except as otherwise specifically set forth herein, this Agreement is for the sole benefit of the Parties and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted assigns, any legal or equitable rights hereunder. All references herein to the enforceability of agreements with third parties, the existence or non-existence of third party rights, the absence of breaches or defaults by third parties, or similar matters or statements, are intended only to allocate rights and risks among the Parties and are not intended to be admissions against interest, give rise to any inference or proof of accuracy, be admissible against any Party by any third party, or give rise to any claim or benefit to any third party.

30. Governing Law; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York without regard to principles of conflict of laws (other than to the extent such principles permit the Parties’ agreement to select the Laws of the State of New York). Each of the Parties: (a) consents to the exclusive personal jurisdiction of the state and federal courts sitting in the State of New York located in Borough of Manhattan, New York in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated by this Agreement; (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court; (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other Parties with respect thereto. To the extent permitted by applicable law, any Party may make service on the other Parties by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 27 (Notices). Nothing in this Section 30, however, shall affect the right of any Party to serve legal process in any other manner permitted by applicable law. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF AND THEREOF.

31. Specific Performance. The Parties agree that irreparable damage may occur if any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the Parties will be entitled, without the posting of a bond, to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled hereunder. In the event that any action or proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.

32. Confidentiality.

(a) For purposes of this Agreement, the term “Confidential Information” shall mean, with respect to any Party, technical, scientific, trade secret or other proprietary information related to such Party, its Affiliates, its or its Affiliates’ business, or the services provided hereunder that the other Parties, their Affiliates or representatives thereof may come into contact with in the performance of their respective obligations hereunder, whether oral, written or electronic, together with any reports, analyses, summaries, interpretations, compilations, forecasts, financial statements, memoranda, notes, studies or any other written or electronic materials prepared by or for such party, its Affiliates or representatives thereof that contain, reflect or are based upon or generated from such information.

(b) Confidential Information shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure made by the REIT, Oaktree or Brookfield, as applicable, their Affiliates or their representatives in violation of this Agreement, or (ii) is or becomes available to the REIT, Oaktree or Brookfield, as applicable, any of their Affiliates or their representatives on a non-confidential basis from a source other than such Party’s own files or personnel or the other Parties or their Affiliates (provided, that such source is not known by the REIT, Oaktree or Brookfield, as applicable, to be bound by confidentiality agreements with the other Parties or its Affiliates or by legal, fiduciary or ethical constraints on disclosure of such information).

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(c) Each Party shall (i) protect the Confidential Information of the other Parties by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination or publication of the Confidential Information as such Party uses to protect its own confidential information of a like nature, (ii) use such Confidential Information for the sole purpose of performing its obligations under this Agreement or enforcing its rights under this Agreement, and otherwise in accordance with the restrictions set forth in this Agreement and (iii) not disclose such Confidential Information to any third party without prior written consent of the other Parties; provided, that, nothing in this Section 32 shall prohibit the Parties from (1) discussing the proposed transaction and related Board Approvals with participating broker-dealers and other distributors of the Offerings following mutual agreement of the Parties relating to such discussion, (2) disclosing Confidential Information requested to be disclosed by a regulator with jurisdiction over the disclosing Party or (3) disclosing Confidential Information required to be disclosed pursuant to a governmental order or decree or other legal requirement; provided, that in the case of clauses (2) and (3) the disclosing Party shall (x) to the extent legally permitted, give the non-disclosing Party prompt notice thereof prior to such disclosure and, at the request of the non-disclosing Party, shall cooperate with the disclosing Party in maintaining the confidentiality of such Confidential Information, including seeking a protective order or other similar order, and (y) shall only disclose the portion of Confidential Information that is required (or, in the case of clause (2), requested) to be disclosed.

(d) Each Party agrees that this Section 32 shall supersede the Confidentiality Agreement, dated May 10, 2021, between the Parties, and that such Confidentiality Agreement shall have no further effect after the date hereof. This Section 32 shall be the sole agreement hereafter between the Parties relating to confidentiality in connection with the Board Approvals and related matters.

33. Employees. Each of Oaktree and Brookfield shall be solely responsible for payment of compensation to its respective employees and for any injury to them in the course of their employment, except as otherwise agreed in the Transition Services Agreement. Each of Oaktree and Brookfield shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax laws with respect to its employees.

34. Counterparts. This Agreement may be executed in counterparts (including by .PDF or other electronic transmission), all of which shall be considered one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties to this Adviser Transition Agreement have caused it to be executed as of the date first above written.

OAKTREE FUND ADVISORS, LLC

By:	/s/ Brian Price
Name: Brian Price Title: Senior Vice President

By:	/s/ Derek Smith
Name: Derek Smith Title: Managing Director

BROOKFIELD REIT ADVISER LLC

By:	/s/ Melissa Lang
Name: Melissa Lang Title: Senior Vice President and Secretary

OAKTREE REAL ESTATE INCOME TRUST, INC.

By:	/s/ Brian Price
Name: Brian Price Title: Chief Securities Counsel and Secretary

Schedule I

OPTION INVESTMENTS

Equity Option Investments

1.	Lakes at West Covina

2.	Anzio

3.	Two Liberty

4.	Arbors of Las Colinas

Debt Option Investments

Real	Estate-Related Debt Securities

1.	BX 2019—IMC G

Real	Estate-Related Debt

2.	FURN 2019-MART A (IMC/AMC)

3.	111 Montgomery

4.	Avery (mortgage and mezzanine)

Schedule II

CONTRIBUTED ASSETS

Property Description	Area / Units	Gross Asset Value ($ in millions)	Net Asset Value ($ in millions)	$ / Square feet $ / Unit	Brookfield Interest in Property to be Contributed
Office
Principal Place (London, United Kingdom)	643,000 SF	$224	$99	$1,744	20%
Multifamily
Domain (Nashville, Tennessee)	324 Units	$69	$31	$211,860	100%
Burnham (Orlando, Florida)	328 Units	$113	$53	$343,928	100%

Schedule III

IMPACTED AGREEMENTS

1.	Uncommitted Unsecured Line of Credit Agreement between Oaktree Fund GP I, L.P. and Oaktree Real Estate Income Trust, Inc., dated June 5, 2020

2.	Selected Dealer Agreement by and among SDDco Brokerage Advisors, LLC, Oaktree Real Estate Income Trust, Inc., Oaktree Fund Advisors, LLC and UBS Financial Services Inc., dated February 6, 2019

3.	Loan from the Federal Home Loan Mortgage Corporation (“Freddie Mac”) relating to the Anzio property

4.	Loan from Bank of America, N.A. relating to the Two Liberty property

5.	Loan from Freddie Mac relating to the Lakes at West Covina property

6.	Loan from Freddie Mac relating to the Arbors of Las Colinas property

Exhibit A

FORM OF NEW ADVISORY AGREEMENT

ADVISORY AGREEMENT

BY AND AMONG

BROOKFIELD REAL ESTATE INCOME TRUST INC.,

BROOKFIELD REIT OPERATING PARTNERSHIP, L.P.

AND

BROOKFIELD REIT ADVISER LLC

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	APPOINTMENT	5
3.	DUTIES OF THE ADVISER	5
4.	AUTHORITY OF ADVISER	8
5.	BANK ACCOUNTS; CUSTODY ACCOUNTS	9
6.	RECORDS; ACCESS	9
7.	LIMITATIONS ON ACTIVITIES	9
8.	OTHER ACTIVITIES OF THE ADVISER	9
9.	DIRECTORS AND OFFICERS	10
10.	MANAGEMENT FEE	10
11.	EXPENSES	11
12.	OTHER SERVICES	14
13.	LIMITATION ON TOTAL OPERATING EXPENSES	15
14.	NO JOINT VENTURE	15
15.	TERM OF AGREEMENT	15
16.	TERMINATION BY THE PARTIES	15
17.	ASSIGNMENT TO AN AFFILIATE	15
18.	PAYMENTS TO AND DUTIES OF ADVISER UPON TERMINATION	15
19.	INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP	16
20.	INDEMNIFICATION BY THE ADVISER	16
21.	NON-SOLICITATION	16
22.	MISCELLANEOUS	16
23.	INVESTMENT BY ADVISER OR ITS AFFILIATES	18

ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT (this “Agreement”), dated as of [                ], 2021 is by and among Brookfield Real Estate Income Trust Inc. (formerly Oaktree Real Estate Income Trust, Inc.), a Maryland corporation (the “Company”), Brookfield REIT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and Brookfield REIT Adviser LLC, a Delaware limited liability company (the “Adviser”). This Agreement shall become effective as of the date hereof (the “Effective Date”). Capitalized terms used herein shall have the meanings ascribed to them in Section 1 below.

BACKGROUND

WHEREAS, the Company conducts its operations to qualify as a REIT and invests its funds in investments permitted by the terms of Sections 856 through 860 of the Code;

WHEREAS, the Company is or will be prior to the Effective Date the general partner of the Operating Partnership and intends to conduct all of its business and make all or substantially all Investments following the Effective Date through the Operating Partnership;

WHEREAS, the Company was formerly externally managed and advised by Oaktree Fund Advisors, LLC (the “Former Adviser”) pursuant to that certain Advisory Agreement between the Company and the Former Adviser dated April 11, 2018 as amended on January 4, 2021 (the “Former Advisory Agreement”) that terminated on the Effective Date;

WHEREAS, the Company and the Operating Partnership desire to avail themselves of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Adviser and to have the Adviser undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and

WHEREAS, the Adviser is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties agree as follows:

1. DEFINITIONS. As used in this Agreement, the following terms have the definitions hereinafter indicated:

“Acquisition Expenses” shall have the meaning set forth in the Charter.

“Adviser” shall have the meaning set forth in the preamble of this Agreement.

“Adviser Expenses” shall have the meaning set forth in Section 11(b).

“Adviser Investment” shall have the meaning set forth in Section 23.

“Advisers Act” shall mean the Investment Advisers Act of 1940, as amended.

“Affiliate” shall have the meaning set forth in the Charter and the term “Affiliated” shall have a correlative meaning.

“Agreement” shall have the meaning set forth in the preamble of this Agreement.

“Average Invested Assets” shall have the meaning set forth in the Charter.

“Board” shall mean the board of directors of the Company, as of any particular time.

“Brookfield” means, collectively, Brookfield Asset Management Inc., an Ontario, Canada corporation, and any Affiliate thereof.

“Business Day” shall have the meaning set forth in the Charter.

“Bylaws” shall mean the bylaws of the Company, as amended from time to time.

“Cause” shall mean, with respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or grossly negligent breach of fiduciary duty by the Adviser in connection with performing its duties hereunder.

“CFTC” shall have the meaning set forth in Section 11(c)(vii).

“Change of Control” shall mean any event (including, without limitation, issue, transfer or other disposition of shares of capital stock of the Company or equity interests in the Operating Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company or the Operating Partnership representing greater than 50% or more of the combined voting power of Company’s or Operating Partnership’s then-outstanding securities; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Shares.

“Charter” shall mean the Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended and supplemented from time to time.

“Class C Common Shares” shall have the meaning set forth in the Charter.

“Class C NAV Per Share” shall have the meaning set forth in the Charter.

“Class D Common Shares” shall have the meaning set forth in the Charter.

“Class D NAV Per Share” shall have the meaning set forth in the Charter.

“Class E Common Shares” shall have the meaning set forth in the Charter.

“Class E NAV Per Share” shall have the meaning set forth in the Charter.

“Class I Common Shares” shall have the meaning set forth in the Charter.

“Class I NAV Per Share” shall have the meaning set forth in the Charter.

“Class S Common Shares” shall have the meaning set forth in the Charter.

“Class S NAV Per Share” shall have the meaning set forth in the Charter.

“Class T Common Shares” shall have the meaning set forth in the Charter.

“Class T NAV Per Share” shall have the meaning set forth in the Charter.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company” shall have the meaning set forth in the preamble of this Agreement.

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“Company Management Fee” shall have the meaning set forth in Section 10(a).

“Director” shall mean a member of the Board.

“Distributions” shall have the meaning set forth in the Charter.

“Effective Date” shall have the meaning set forth in the preamble of this Agreement.

“Excess Amount” shall have the meaning set forth in Section 13.

“Exchange Act” shall have the meaning set forth in the Charter.

“Expense Year” shall have the meaning set forth in Section 13.

“Former Adviser” shall have the meaning set forth in the preamble of this Agreement.

“Former Advisory Agreement” shall have the meaning set forth in the preamble of this Agreement.

“GAAP” shall mean generally accepted accounting principles as in effect in the United States of America from time to time.

“Gross Proceeds” shall mean the aggregate purchase price of all Shares sold for the account of the Company through a public Offering, without deduction for Selling Commissions. The purchase price of any Share shall be deemed to be the full, non-discounted offering price at the time of purchase of each such Share.

“Independent Appraiser” shall have the meaning set forth in the Charter.

“Independent Director” shall have the meaning set forth in the Charter.

“Investment Company Act” shall mean the Investment Company Act of 1940, as amended.

“Investment Guidelines” shall mean the investment guidelines and borrowing policies adopted by the Board, as amended from time to time, pursuant to which the Adviser has discretion to acquire and dispose of Investments for the Company without the prior approval of the Board.

“Investments” shall mean any investments by the Company or the Operating Partnership, directly or indirectly, in Real Property, Real Estate-Related Assets or other assets (including derivatives).

“Joint Ventures” shall have the meaning set forth in the Charter.

“Management Fee” shall have the meaning set forth in Section 10(a).

“Mortgages” shall have the meaning set forth in the Charter.

“NASAA REIT Guidelines” shall have the meaning set forth in the Charter.

“NAV” shall mean the Company’s net asset value, calculated pursuant to the Valuation Guidelines.

“Net Income” shall have the meaning set forth in the Charter.

“Offering” shall have the meaning set forth in the Charter.

“OP Management Fee” shall have the meaning set forth in Section 10(a).

“Operating Partnership” shall have the meaning set forth in the preamble of this Agreement.

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“Operating Partnership Agreement” shall mean the Limited Partnership Agreement of the Operating Partnership, as amended from time to time.

“Organization and Offering Expenses” shall have the meaning set forth in the Charter.

“Other Brookfield Accounts” shall mean the other funds and accounts, including proprietary accounts, that Brookfield and its Affiliates currently manage and may in the future manage.

“Performance Participation Interest” shall have the meaning ascribed to such term in the Operating Partnership Agreement.

“Person” shall mean an individual, corporation, business trust, estate, trust, partnership, joint venture, limited liability company or other legal entity.

“Prospectus” shall have the meaning set forth in the Charter.

“Real Estate-Related Assets” shall mean any investments (other than investments in Real Property), directly or indirectly, by the Company and the Operating Partnership in interests related to real property of whatever nature, including, but not limited to (i) real estate-related debt, including agency securities, collateralized mortgage backed securities, residential mortgage backed securities, mezzanine loans, commercial first mortgages, residential mortgages, and subordinated secured debt, and (ii) equity securities or interests in corporations (to the extent consistent with the requirements to be a REIT), limited liability companies, partnerships and other joint ventures having an equity interest in real property, REITs, ground leases, tenant-in-common interests, participating mortgages, convertible mortgages or other debt instruments convertible into equity interests in real property by the terms thereof, options to purchase real estate, real property purchase-and-leaseback transactions and other transactions and investments with respect to real estate.

“Real Estate-Related Securities” shall have the meaning set forth in the Charter.

“Real Property” shall mean real property owned from time to time by the Operating Partnership or a Subsidiary thereof, either directly or through Joint Ventures, which consists of (i) land only, (ii) land, including the buildings located thereon, (iii) buildings only or (iv) such investments the REIT and the Adviser mutually designate as Real Property to the extent such investments could be classified as Real Property.

“Registration Statement” shall mean a registration statement on Form S-11, as may be amended from time to time, of the Company filed with the SEC related to the registration of the Shares for a public Offering.

“REIT” shall have the meaning set forth in the Charter.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall have the meaning set forth in the Charter.

“Selling Commissions” shall have the meaning set forth in the Charter.

“Shares” shall have the meaning set forth in the Charter.

“Stockholder Servicing Fee” shall have the meaning set forth in the Charter.

“Stockholders” shall have the meaning set forth in the Charter.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

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“Termination Date” shall mean the date of termination of this Agreement or expiration of this Agreement in the event this Agreement is not renewed for an additional term.

“Total Operating Expenses” shall have the meaning set forth in the Charter.

“Transaction Price” shall have the meaning set forth in the Prospectus.

“2%/25% Guidelines” shall have the meaning set forth in Section 13.

“Valuation Guidelines” shall mean the valuation guidelines of the Company as have been adopted by the Board, as amended from time to time.

2. APPOINTMENT. The Company and the Operating Partnership hereby appoint the Adviser to serve as their investment adviser on the terms and conditions set forth in this Agreement, and the Adviser hereby accepts such appointment. By accepting such appointment, the Adviser acknowledges that it has a contractual and fiduciary responsibility to the Company and the Stockholders. Except as otherwise provided in this Agreement, the Adviser hereby agrees to use its commercially reasonable efforts to perform the duties set forth herein, provided that the Company reimburses the Adviser for costs and expenses in accordance with Section 13 hereof.

3. DUTIES OF THE ADVISER. Subject to the oversight of the Board and the terms and conditions of this Agreement and consistent with the provisions of the Company’s most recent Prospectus, the Investment Guidelines, the Charter, the Bylaws, and the Operating Partnership Agreement, the Adviser will have plenary authority with respect to the management of the business and affairs of the Company and the Operating Partnership and will be responsible for managing and conducting the operations of the Company and the Operating Partnership, including implementing the investment strategy and providing employees to act as officers of the Company. The Adviser will perform (or cause to be performed through one or more of its Affiliates or third parties) such services and activities relating to the selection of investments and rendering investment advice to the Company and the Operating Partnership as may be appropriate or otherwise mutually agreed from time to time, which may include, without limitation:

(a) serving as an advisor to the Company and the Operating Partnership with respect to the establishment and periodic review of the Investment Guidelines for the Company’s and the Operating Partnership’s investments, financing activities and operations;

(b) purchasing, selling, exchanging, converting, trading, financing, refinancing, mortgaging, encumbering, conveying, assigning, pledging, constructing, lending or otherwise effecting transactions for the Company’s portfolio with respect to investment opportunities and the Company’s Investments;

(c) investigating, analyzing, evaluating, structuring and negotiating, on the Company’s and the Operating Partnership’s behalf, potential acquisitions, purchases, sales, exchanges or other dispositions of Investments with sellers, purchasers, and other counterparties and, if applicable, their respective agents, advisors and representatives;

(d) providing the Company with portfolio management and other related services, including managing, operating, improving, developing, redeveloping, renovating and monitoring the Investments;

(e) negotiating, arranging and executing any borrowings or financings;

(f) evaluating and engaging in hedging activities on the Company’s and the Operating Partnership’s behalf, consistent with the Company’s qualification as a REIT;

(g) engaging and supervising, on the Company’s and the Operating Partnership’s behalf and at the Company’s and the Operating Partnership’s expense, independent contractors, advisors, consultants, attorneys, accountants, administrators, auditors, appraisers, independent valuation agents, escrow agents, transfer agents and other service providers (which may include Affiliates of the Adviser) that provide various services with respect to the Company and the Operating Partnership, including, without limitation, on-site managers, building and

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maintenance personnel, investment banking, securities brokerage, mortgage brokerage, credit analysis, risk management services, asset management services, loan servicing, other financial, legal or accounting services, due diligence services, underwriting review services, and all other services (including custody and transfer agent and registrar services) as may be required relating to the Company’s and the Operating Partnership’s activities or Investments (or potential Investments);

(h) coordinating and managing operations of any Joint Venture or co-investment interests held by the Company or the Operating Partnership and conducting matters with the Joint Venture or co-investment partners;

(i) communicating on the Company’s and the Operating Partnership’s behalf with the holders of any of the Company’s or the Operating Partnership’s equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(j) advising the Company in connection with policy decisions to be made by the Board;

(k) advising the Company regarding the maintenance of the Company’s status as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Code and the regulations promulgated thereunder;

(l) advising the Company regarding the maintenance of the Company’s exemption from the Investment Company Act and monitoring compliance with the requirements for maintaining an exemption from such Act;

(m) engaging one or more sub-advisors with respect to the management of the Company and the Operating Partnership, including, where appropriate, Affiliates of the Adviser;

(n) advising the Company as to the Company’s and the Operating Partnership’s capital structure and capital raising activities;

(o) determining valuations for the Company’s Real Property and Real Estate-Related Assets and calculating or overseeing the calculation, as of the last Business Day of each month (or such other date or dates approved by the Board), of the Class C NAV Per Share, Class T NAV Per Share, Class S NAV Per Share, Class D NAV Per Share, Class I NAV Per Share and Class E NAV Per Share in accordance with the Valuation Guidelines, and in connection therewith, obtaining appraisals performed by an Independent Appraiser and other independent third-party appraisal firms concerning the value of the Real Properties and obtaining market quotations or conduct fair valuation determinations concerning the value of Real Estate-Related Assets;

(p) providing input in connection with the appraisals performed by the Independent Appraisers;

(q) monitoring the Company’s Real Property and Real Estate-Related Assets for events that may be expected to have a material impact on the most recent estimated values;

(r) monitoring each Independent Appraiser’s valuation process to ensure that it complies with the Valuation Guidelines;

(s) maintaining on behalf of the Company copies of appraisals obtained in connection with the investments in any Real Property;

(t) providing the Company with all necessary cash management services (including with respect to short-term investments);

(u) placing, or arranging for the placement of, orders of Real Estate-Related Assets pursuant to the Adviser’s investment determinations for the Company and the Operating Partnership either directly with the issuer or with a broker or dealer (including any Affiliated broker or dealer);

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(v) performing such other services from time to time in connection with the management of the Company’s investment activities as the Board shall reasonably request or the Adviser shall deem appropriate under the particular circumstances;

(w) performing (or overseeing, or arranging for, the performance of) the administrative services necessary for the operation of the Company;

(x) providing the Company with clerical, bookkeeping and record-keeping services;

(y) causing the Company to qualify to do business in all applicable jurisdictions and obtaining and maintaining all appropriate licenses;

(z) assisting the Company in publishing the Company’s NAV;

(aa) assisting in the administration of the Company’s distribution reinvestment plan, Share transfers, Share repurchases and all exception requests;

(bb) assisting the Company in maintaining (i) registration of the Shares under federal and state securities laws with respect to any public Offering and complying with all with all federal, state and local regulatory requirements applicable to the Company with respect to such Offering and the Company’s business activities (including the Sarbanes-Oxley Act of 2002, as amended), including, with respect to any public Offering, preparing or causing to be prepared all supplements to the Prospectus, post-effective amendments to the Registration Statement and financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Securities Act and the Exchange Act, (ii) applicable exemptions from registration under federal and state securities laws with respect to any private Offering of Shares and (iii) compliance with applicable securities regulations associated with any private Offering of Shares outside of the United States;

(cc) assisting in permissible public relations activities relating to the Company, including but not limited to (i) development and administration of press releases, (ii) media relations, (iii) media coverage and by-lined articles and (iv) subject to regulatory approvals, if required, the development and maintenance of a Company website to provide access for investors to general information relating to the Company, such as NAV, filings with the SEC and sales material related to an Offering;

(dd) preparing reports to the Stockholders and reports and other materials filed with the SEC and overseeing the printing and dissemination of reports to the Stockholders;

(ee) overseeing the preparation and filing of the Company’s tax returns, including soliciting Stockholders for required information to the extent provided by the REIT provisions of the Code;

(ff) maintaining the financial and other records that the Company is required to maintain;

(gg) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company may be involved or to which the Company may be subject, arising out of the Company’s day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by the Board;

(hh) overseeing the payment of the Company’s expenses; and

(ii) reporting to the Board about the Adviser’s performance of its obligations hereunder and furnishing advice and recommendations with respect to such other aspects of the business and affairs of the Company as the Adviser shall determine to be desirable.

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4. AUTHORITY OF ADVISER.

(a) Pursuant to the terms of this Agreement (including the restrictions included in this Section 4 and in Section 7), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board (by virtue of its approval of this Agreement and authorization of the execution hereof by the officers of the Company) hereby delegates to the Adviser the authority to take, or cause to be taken, any and all actions and to execute and deliver any and all agreements, certificates, assignments, instruments or other documents and to do any and all things that, in the judgment of the Adviser, may be necessary or advisable in connection with the Adviser’s duties described in Section 3, including the making of any Investment or the entry into any financing that is consistent with the Investment Guidelines, policies and limitations and within the discretionary limits and authority as granted to the Adviser from time to time by the Board.

(b) Notwithstanding the foregoing, any Investment or financing that does not fit within the Investment Guidelines will require the prior approval of the Board or any duly authorized committee of the Board, as the case may be. If a transaction requires Board approval, the Adviser will deliver to the Directors all documents and other information required by them to properly evaluate the proposed transaction. Except as otherwise set forth herein, in the Investment Guidelines or in the Charter, any Investment or financing that is consistent with the Investment Guidelines may be made by the Adviser on the Company’s or the Operating Partnership’s behalf without the prior approval of the Board or any duly authorized committee of the Board.

(c) The prior approval of a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction will be required for each transaction to which the Adviser or its Affiliate is a party.

(d) The Board will review the Investment Guidelines with sufficient frequency and at least annually and may, at any time upon the giving of notice to the Adviser, amend the Investment Guidelines; provided, however, that such modification or revocation shall be effective upon receipt by the Adviser or such later date as is specified by the Board and included in the notice provided to the Adviser and such modification or revocation shall not be applicable to investment transactions to which the Adviser has committed the Company or the Operating Partnership prior to the date of receipt by the Adviser of such notification, or if later, the effective date of such modification or revocation specified by the Board.

(e) The Adviser may obtain, for and on behalf, and at the sole cost and expense, of the Company, such services as the Adviser deems necessary or advisable in connection with the management and operations of the Company, which may include Affiliates of the Adviser; provided, that any such services may only be provided by Affiliates to the extent such services are approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions as being fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from non-Affiliated third parties.

(f) The Adviser is not permitted to consummate on the Company’s or any Subsidiary’s behalf any transaction that involves the sale of any Investment to or the acquisition of any investment from Brookfield, any Other Brookfield Account or any of their Affiliates unless such transaction is approved by a majority of the Directors, including a majority of the Independent Directors, not otherwise interested in such transaction as being fair and reasonable to the Company. In addition, for any such acquisition by the Company or any Subsidiary, the Company’s or such Subsidiary’s purchase price will be limited to the cost of the property to the Affiliate, including acquisition-related expenses, or if substantial justification exists, the current appraised value of the property as determined by an Independent Appraiser. In addition, the Company and its Subsidiaries may enter into Joint Ventures with Other Brookfield Accounts, or with Brookfield, the Adviser, one or more Directors, or any of their respective Affiliates, only if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction approve the transaction as being fair and reasonable to the Company and on substantially the same, or no less favorable, terms and conditions as those received by other Affiliate joint venture partners.

(g) In performing its duties under Section 3, the Adviser shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Adviser at the Company’s sole cost and expense.

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5. BANK ACCOUNTS; CUSTODY ACCOUNTS.

(a) The Adviser may establish and maintain one or more bank accounts in the name of the Company, the Operating Partnership and any Subsidiary thereof and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company or the Operating Partnership, consistent with the Adviser’s authority under this Agreement, provided that no funds shall be commingled with the funds of the Adviser.

(b) The Adviser may establish and maintain one or more custody accounts in the name of the Company, the Operating Partnership and any Subsidiary thereof and may deposit and hold assets into any such account or accounts, consistent with the Adviser’s authority under this Agreement, provided that no assets shall be commingled with the assets of the Adviser.

6. RECORDS; ACCESS.

(a) The Adviser shall maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Adviser hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours.

(b) The Adviser shall at all reasonable times have access to the books and records of the Company and the Operating Partnership.

7. LIMITATIONS ON ACTIVITIES. The Adviser shall refrain from any action that, in its sole judgment made in good faith, (i) is not in compliance with the Investment Guidelines, (ii) would adversely and materially affect the qualification of the Company as a REIT under the Code or the status of either the Company or the Operating Partnership as an entity excluded from investment company status under the Investment Company Act, or (iii) would materially violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company and the Operating Partnership or of any exchange on which the securities of the Company may be listed or that would otherwise not be permitted by the Charter, the Bylaws or the Operating Partnership Agreement. If the Adviser is ordered to take any action by the Board, the Adviser shall seek to notify the Board if it is the Adviser’s reasonable judgment that such action would adversely and materially affect such status or violate any such law, rule or regulation or the Charter, the Bylaws, or the Operating Partnership Agreement. Notwithstanding the foregoing, neither the Adviser nor any of its Affiliates shall be liable to the Company, the Operating Partnership, the Board or the Stockholders for any act or omission by the Adviser or any of its Affiliates, except as provided in Section 20 of this Agreement.

8. OTHER ACTIVITIES OF THE ADVISER.

(a) Nothing in this Agreement shall (i) prevent the Adviser or any of its Affiliates, officers, directors or employees from engaging in or earning fees from other businesses or from rendering services of any kind to any other Person (including other REITs), whether or not the investment objectives or policies of any such other Person are similar to those of the Company, including, without limitation, the sponsoring, closing or managing of Other Brookfield Accounts, (ii) in any way bind or restrict the Adviser or any of its Affiliates, officers, directors or employees from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Adviser or any of its Affiliates, officers, directors or employees may be acting, or (iii) prevent the Adviser or any of its Affiliates, officers, directors or employees from receiving fees or other compensation or profits from such activities described in this Section 8(a), which shall be for the sole benefit of the Adviser (or its Affiliates, officers, directors or employees). While information and advice supplied to the Company shall, in the Adviser’s reasonable and good faith judgment, be appropriate under the circumstances and in light of the investment objectives and policies of the Company, such information and advice may differ in certain material respects from the information and advice supplied by the Adviser or any Affiliate of the Adviser to others.

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(b) The Adviser shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company such time as shall be reasonably necessary to conduct the business and affairs of the Company in an appropriate manner consistent with the terms of this Agreement. The Company acknowledges that the Adviser and its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Company and may provide services to Persons other than the Company and the Operating Partnership.

(c) The Company and the Operating Partnership acknowledge that the Adviser may face various conflicts of interest, including but not limited to those conflicts disclosed in the Prospectus from time-to-time.

(d) The Adviser shall use its commercially reasonable efforts to conduct the allocation of investment opportunities among the Company and Other Brookfield Accounts in a manner that is consistent with the allocation policy described in the Prospectus, but neither the Adviser nor any Affiliate of the Adviser shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of a character that, if presented to the Company, could be taken by the Company. The Company acknowledges that the Adviser and its Affiliates have no obligation to allocate specific investment opportunities to the Company except to the extent described in the Prospectus.

(e) For the avoidance of doubt, it is understood that neither the Company nor the Board has the authority to determine the salary, bonus or any other compensation paid by the Adviser to any director, officer, member, partner, employee, or stockholder of the Adviser or its Affiliates, including any person who is also a Director or officer of the Company.

9. DIRECTORS AND OFFICERS. Subject to Section 7 of this Agreement and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, managers, officers and employees of the Adviser or an Affiliate of the Adviser or any corporate parent of an Affiliate, may serve as a Director or officer of the Company, except that no director, manager, officer or employee of the Adviser or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than (a) reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board or (b) as otherwise approved by the Board, including a majority of the Independent Directors, and no such Director shall be deemed an Independent Director for purposes of satisfying the Director independence requirements set forth in the Charter. For so long as this Agreement is in effect, the Adviser shall have the right to nominate, subject to the ultimate approval of such nomination by the Board, up to four Director nominees who are Affiliated with the Adviser to the slate of Directors to be voted on by the Stockholders at the Company’s annual meeting of Stockholders; provided, however, that such number of Director nominees shall be reduced as necessary by a number that will result in a majority of the Directors being Independent Directors. Furthermore, the Board shall consult with the Adviser in connection with (i) its selection of each Independent Director for nomination to the slate of Directors to be voted on at the annual meeting of Stockholders, and (ii) filling any vacancies created by the removal, resignation, retirement or death of any Director.

10. MANAGEMENT FEE.

(a) The Company will pay or cause its Subsidiaries to pay the Adviser a management fee (the “Company Management Fee”) equal to 1.25% of NAV for the Class C Common Shares, Class D Common Shares, Class I Common Shares, Class S Common Shares and Class T Common Shares per annum payable monthly, before giving effect to any accruals for the Management Fee, the Performance Participation Interest, the Stockholder Servicing Fee or any Distributions. The Operating Partnership will pay or cause its Subsidiaries to pay the Adviser a management fee (the “OP Management Fee” and, together with the Company Management Fee, the “Management Fee”) equal to 1.25% of the net asset value of the Operating Partnership attributable to Operating Partnership units held by unitholders other than the Company. Notwithstanding the foregoing, no Management Fee shall be paid on Class E Common Shares or Class E units of the Operating Partnership. The Adviser shall receive the Management Fees as compensation for services rendered hereunder.

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(b) The Company Management Fee may be paid, at the Adviser’s election, in cash or in a number of Class I Common Shares or Class E Common Shares with an equal aggregate value, with each share valued at its Transaction Price as of the last day of the period for which such Company Management Fee was earned, or in any combination of cash and shares valued on the same basis. The OP Management Fee may be paid, at the Adviser’s election, in cash or in a number of Class I or Class E units of the Operating Partnership with an equal aggregate value, with each unit valued at its net asset value per unit as of the last day of the period for which such OP Management Fee was earned, or in any combination of cash and units valued on the same basis. If the Adviser elects to receive any portion of the Company Management Fee in Class I Common Shares or Class E Common Shares, the Adviser may elect at a later date to have the Company repurchase from the Adviser such Class I Common Shares or Class E Common Shares at a per share price equal to the then-current Transaction Price for a Class I Common Share or Class E Common Share, as the case may be. Class I Common Shares and or Class E Common Shares obtained by the Adviser will not be subject to the repurchase limits of the Company’s share repurchase plan or any reduction or penalty for an early repurchase. If the Adviser elects to receive any portion of the OP Management Fee in Class I or Class E units of the Operating Partnership, the Adviser may elect at a later date to have the Operating Partnership repurchase such units for cash unless the Board determines that any such repurchase for cash would be prohibited by applicable law or the Charter, in which case such Operating Partnership units will be repurchased for the Company’s Class I Common Shares or Class E Common Shares, as they relate to the class of Operating Partnership units being repurchased, with an equivalent aggregate NAV. The Adviser will have the option of exchanging Class I Common Shares or Class E Common Shares for an equivalent aggregate NAV amount of Class T Shares, Class S Common Shares or Class D Common Shares and will have registration rights with respect to shares of the Company’s common stock.

(c) In the event this Agreement is terminated or its term expires without renewal, the Adviser will be entitled to receive its prorated Management Fee through the date of termination. Such pro ration shall take into account the number of days of any partial calendar month or calendar year for which this Agreement was in effect.

(d) In the event the Company or the Operating Partnership commences a liquidation of its Investments during any calendar year, the Company will pay the Adviser the Management Fee from the proceeds of the liquidation.

11. EXPENSES.

(a) As required by the NASAA REIT Guidelines, the cumulative Selling Commissions, Stockholder Servicing Fees and Organization and Offering Expenses paid by the Company in connection with a public Offering will not exceed 15.0% of Gross Proceeds from the sale of Shares in such public Offering.

(b) Subject to Sections 4(e) and 11(c), the Adviser shall be responsible for the expenses related to any and all personnel of the Adviser and its Affiliates who provide investment advisory services to the Company pursuant to this Agreement or who serve as Directors or executive officers of the Company as designated by the Board), including, without limitation, the costs, expenses, fees and liabilities incurred by the Adviser in providing for its normal operating overhead, salaries, bonus and other wages, payroll taxes and the cost of employee benefit plans of such personnel, and costs of insurance with respect to such personnel (collectively, the “Adviser Expenses”).

(c) In addition to the compensation paid to the Adviser pursuant to Section 10 hereof, the Company shall pay all of its costs and expenses directly or reimburse the Adviser or its Affiliates for costs and expenses of the Adviser and its Affiliates incurred on behalf of the Company, the Operating Partnership or their Subsidiaries, other than Adviser Expenses, and subject to limitations set forth in the Charter and in Section 13 hereof. Without limiting the generality of the foregoing, it is specifically agreed that the following costs and expenses of the Company are not Adviser Expenses and shall be the responsibility of and paid by the Company and shall not be paid by the Adviser or Affiliates of the Adviser:

(i) Organization and Offering Expenses; provided that within 60 days after the end of the month in which a public Offering terminates, the Adviser shall reimburse the Company to the extent the Organization and Offering Expenses, Selling Commissions and Stockholder Servicing Fees borne by the Company exceed 15.0% of the Gross Proceeds raised in the completed public Offering;

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(ii) Acquisition Expenses, subject to the limitations set forth in the Charter;

(iii) expenses in connection with the disposition of any assets, whether or not disposed, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses and title insurance premiums and the costs of cooperating with due diligence;

(iv) fees and expenses relating to consummated Investments and proposed but unconsummated Investments, including costs, expenses, fees and liabilities relating to sourcing, developing, evaluating, negotiating, structuring, acquiring, holding, administering, monitoring, financing, refinancing, managing, improving, operating, restructuring, disposing, trading, settling, hedging or enforcing rights in respect thereof, and monitoring the Company’s financial, regulatory and legal affairs (in each case, including reasonable travel and related expenses associated therewith, which may include business or first class airfare consistent with the Adviser’s travel policies as may be in effect from time to time), including agent, appraiser, retainer, finder, placement, adviser, consultant, custodian, subcustodian, depositary, transfer agent, disbursal, brokerage, registration, legal and other similar costs, fees and expenses, in each case, to the extent that such fees and expenses are not reimbursed by other third parties (to the extent an investment opportunity is being considered for the Company and any Other Brookfield Accounts managed by Brookfield, the Adviser’s out-of-pocket expenses related to the due diligence for such investment will be shared with such Other Brookfield Accounts pro rata based on the anticipated allocation of such investments opportunity between the Company and the Other Brookfield Accounts);

(v) costs, fees and expenses for support services (including data processing, trading, settlement, stockholder relations, administration, custody, transfer agency, accounting, audit, appraisal, capital markets, valuation, NAV calculation, escrow, banking, consulting, prime brokerage, technology, legal and tax support and other services) outsourced to third-party service providers or rendered to the Company by the Adviser or its Affiliates in compliance with Section 4(e);

(vi) appraisal and valuation costs, fees and expenses, including costs, fees and expenses of independent appraisal or valuation services or third-party vendor price quotations;

(vii) costs and expenses of reporting to regulatory authorities in any jurisdiction in which the Company, the Operating Partnership or any of their respective Subsidiaries invests, is organized, is marketed or otherwise directly or indirectly conducts business related to the Company, the Operating Partnership or their Investments (including compliance with sections 1471 through 1474 of the Code), including the SEC, the U.S. Commodities and Futures Trading Commission (“CFTC”), the U.S. National Futures Association, the U.S. Bureau of Economic Analysis, the U.S. Treasury, the U.S. Internal Revenue Service and other national, state, provincial or local regulatory authorities in any country or territory (for example, Form PF, Form CPO-PQR and Form CTA-PR in the United States and filings related to the offering of interests in the Company in particular jurisdictions to the extent applicable);

(viii) sales, leasing and brokerage fees or commissions, finder’s fees, placement fees, asset management, property management, development fees, construction fees, loan servicing fees, custodial expenses and other costs, fees and expenses incurred in connection with the Investments, including managing, operating, maintaining and improving the Company’s Real Property;

(ix) administrative service expenses, including but not limited to personnel and related employment costs incurred by the Adviser or its Affiliates in performing the administrative services described in Section 3 hereof (including, without limitation, legal, accounting, investor relations, tax, capital markets, financial operations services and other administrative services), including but not limited to the Adviser’s reasonable estimates of the allocable portion of salaries, bonuses and wages, benefits and overhead of all individuals performing such services, provided that no reimbursement shall be made for Adviser Expenses;

(x) all out-of-pocket expenses, fees, and liabilities that are incurred by the Company, the Operating Partnership or the Adviser on behalf of the Company or the Operating Partnership or that arise out of the operation and activities of the Company or the Operating Partnership, including expenses related to forming, organizing and maintaining Persons, including Joint Ventures and any Subsidiary, through or in which the Investments may be made or held;

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(xi) expenses connected with the payments of dividends or distributions in cash or any other form authorized or caused to be made by the Board to or on account of holders of the securities of the Company and the Operating Partnership, including, without limitation, in connection with any distribution reinvestment plan;

(xii) the compensation and expenses of the Independent Directors and the cost of liability insurance to indemnify the Directors and the Company’s officers;

(xiii) the Company’s allocable share of costs associated with technology-related expenses, including without limitation, any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors or Affiliates of the Adviser, technology service providers and related software/hardware utilized in connection with the Company’s investment and operational activities;

(xiv) the Company’s allocable share of expenses incurred by managers, officers, personnel and agents of the Adviser for travel on the Company’s behalf and other out-of-pocket expenses incurred by them in connection with the purchase, financing, refinancing, sale or other disposition of an Investment;

(xv) costs, fees and expenses relating to the structuring, incurrence and repayment of indebtedness (together with any interest and other amounts payable thereon and fees and expenses related thereto, including commitment fees, prepayment or redemption fees or premiums, accounting fees, legal fees, closing and other similar costs);

(xvi) license and registration fees;

(xvii) taxes and other governmental charges, fees, duties and penalties;

(xviii) fees and expenses associated with independent audits and outside legal costs, including compliance with applicable federal and state securities laws;

(xix) costs, expenses, fees and liabilities incurred in connection with any merger or consolidation of the Company or the Operating Partnership with, or conversion of the Company or the Operating Partnership to, a different entity;

(xx) costs, fees and expenses of winding up and liquidation;

(xxi) litigation, indemnification and other extraordinary or non-reoccurring expenses, including judgment or settlement of any proceeding against the Company or its Subsidiaries or Directors or officers of the Company in their capacity as such;

(xxii) dues, fees and charges of any trade association of which the Company is a member;

(xxiii) expenses incurred by Directors or officers of the Company or employees of the Adviser or its Affiliates in attending industry or trade conferences on behalf of the Company;

(xxiv) all insurance costs incurred in connection with the operation of the Company’s business except for the costs attributable to the insurance that the Adviser elects to carry for itself and its personnel (other than the Directors and officers of the Company in their capacities as such);

(xxv) Bloomberg fees, research and software expenses, and other expenses incurred in connection with data services providing price feeds, news feeds, securities and company information and company fundamental data, all attributable to actual or potential Investments and “S&P Index Alerts” attributable to actual or potential Investments;

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(xxvi) costs, fees and expenses for other third party research, news, industry information, analytics and expert networks/research resources relating to potential investment opportunities or the Investments;

(xxvii) expenses connected with communications to and meetings of the Directors, including, without limitation, all costs of preparing, printing and hosting on data sites meeting materials, meeting space and costs of food and beverage;

(xxviii) expenses of any lobbying activities on the Company’s behalf; and

(xxix) expenses connected with communications to and meetings of the holders of the securities of the Company or the Operating Partnership or securities of any of their respective Subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs of any transfer agent and registrar, expenses in connection with the listing or trading of the securities on any exchange, the fees payable to any such exchange in connection with a listing, costs of preparing, printing and mailing the Company’s annual report to the Stockholders and proxy materials with respect to any meeting of the Stockholders and any other reports or related statements.

(d) If any Other Brookfield Accounts also hold an Investment giving rise to the fees and expenses above, then such fees and expenses will be allocated pro rata to the Company and such Other Brookfield Accounts based on amounts invested or to be invested in such Investment; provided that Brookfield may, subject to the approval of the Independent Directors not otherwise interested in such transaction, allocate such fees and expenses among the Company and such Other Brookfield Accounts on any other basis if Brookfield determines in good faith that such other basis is clearly more equitable (however, Brookfield shall not be required to make any such adjustment or determination).

(e) The Adviser may, at its option, elect not to seek reimbursement for certain expenses during a given period, which determination shall not be deemed to construe a waiver of reimbursement for similar expenses in future periods.

(f) Any reimbursement payments owed by the Company to the Adviser may be offset by the Adviser against amounts due to the Company from the Adviser. Cost and expense reimbursement to the Adviser shall be subject to adjustment at the end of each calendar year in connection with the annual audit of the Company.

(g) Notwithstanding the foregoing, the Adviser shall pay for all Organization and Offering Expenses (other than Selling Commissions and Stockholder Servicing Fees) incurred prior to July 6, 2022. All Organization and Offering Expenses (other than Selling Commissions and Stockholder Servicing Fees) (i) paid by the Adviser pursuant to this Section 11(g) and (ii) incurred by the Former Adviser pursuant to the Former Advisory Agreement and reimbursable to the Adviser pursuant to the Receivables Purchase Agreement between the Adviser and the Former Adviser entered into as of the Effective Date, shall be reimbursed by the Company to the Adviser in 60 equal monthly installments commencing on July 6, 2022.

(h) The Parties agree that out-of-pocket expenses incurred by the Adviser on behalf of the REIT and the Operating Partnership prior to the Effective Date shall be subject to the reimbursement as set forth in Section 11(g).

12. OTHER SERVICES. Should the Board request that the Adviser or any director, officer or employee thereof render services for the Company or the Operating Partnership other than as set forth in Section 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Adviser and the Independent Directors, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Agreement.

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13. LIMITATION ON TOTAL OPERATING EXPENSES. The Total Operating Expenses of the Company for any four consecutive fiscal quarters (the “Expense Year”) shall not exceed (any such excess, the “Excess Amount”) the greater of 2.0% of Average Invested Assets or 25.0% of Net Income (the “2%/25% Guidelines”) for such four fiscal quarters unless the Independent Directors determine that such Excess Amount was justified, based on unusual and nonrecurring factors that the Independent Directors deem sufficient. If the Independent Directors do not approve such Excess Amount as being so justified, the Adviser shall reimburse the Company the amount by which the Total Operating Expenses exceeded the 2%/25% Guidelines. If the Independent Directors determine such Excess Amount was justified, then, within 60 days after the end of any fiscal quarter of the Company for which Total Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Adviser, at the direction of the Independent Directors, shall cause such fact to be disclosed to the Stockholders in writing (or the Company shall disclose such fact to the Stockholders in the next quarterly report of the Company or by filing a Current Report on Form 8-K with the SEC within 60 days of such quarter end), together with an explanation of the factors the Independent Directors considered in determining that such excess was justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with GAAP applied on a consistent basis.

14. NO JOINT VENTURE. The Company and the Operating Partnership, on the one hand, and the Adviser on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

15. TERM OF AGREEMENT. This Agreement shall continue in force for a period of one year from the Effective Date, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties. It is the duty of the Board to evaluate the performance of the Adviser annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.

16. TERMINATION BY THE PARTIES. This Agreement may be terminated (i) at the option of the Adviser immediately upon a Change of Control of the Company or the Operating Partnership; (ii) immediately by the Company for Cause or upon the bankruptcy of the Adviser; or (iii) by the Company upon 60 days’ written notice without Cause or penalty by a majority vote of the Independent Directors; or (iv) by the Adviser upon 60 days’ written notice to the Company. The provisions of Sections 19 through 23 survive termination of this Agreement.

17. ASSIGNMENT TO AN AFFILIATE. This Agreement may be assigned by the Adviser to an Affiliate of the Adviser with the approval of a majority of the Directors (including a majority of the Independent Directors). The Adviser may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the consent of the Board. This Agreement shall not be assigned by the Company or the Operating Partnership without the approval of the Adviser, except in the case of an assignment by the Company or the Operating Partnership to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company or the Operating Partnership, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company or the Operating Partnership, as applicable, is bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change of Control or sale of all or substantially all the assets of the Company or the Operating Partnership, and shall likewise be binding on any successor to the Adviser.

18. PAYMENTS TO AND DUTIES OF ADVISER UPON TERMINATION.

(a) After the Termination Date, the Adviser shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company and the Operating Partnership within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement, subject to the 2%/25% Guidelines to the extent applicable.

(b) The Adviser shall promptly upon termination:

(i) pay over to the Company and the Operating Partnership all money collected and held for the account of the Company and the Operating Partnership pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

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(iii) deliver to the Board all assets, including all Investments, and documents of the Company and the Operating Partnership then in the custody of the Adviser (if any); and

(iv) cooperate with, and take all reasonable actions requested by, the Company and Board in making an orderly transition of the advisory function.

19. INDEMNIFICATION BY THE COMPANY AND THE OPERATING PARTNERSHIP. The Company and the Operating Partnership shall indemnify and hold harmless the Adviser and its Affiliates, including their respective officers, directors, managers, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, and to the fullest extent possible without such indemnification being inconsistent with the laws of the State of Maryland, the Charter or the provisions of Section II.G of the NASAA REIT Guidelines.

20. INDEMNIFICATION BY THE ADVISER. The Adviser shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including reasonable attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Adviser’s bad faith, fraud, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement; provided, however, that the Adviser shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Adviser.

21. NON-SOLICITATION. For two years following the Termination Date, the Company shall not, without the consent of the Adviser, employ or otherwise retain any employee of the Adviser or any of its Affiliates or any person who has been employed by the Adviser or any of its Affiliates at any time within the two-year period immediately preceding the date on which such person commences employment with or is otherwise retained by the Company. The Company acknowledges and agrees that, in addition to any damages, the Adviser may be entitled to equitable relief for any violation of this Section 21 by the Company, including, without limitation, injunctive relief.

22. MISCELLANEOUS.

(a) Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or overnight carrier, by registered or certified mail or by electronic mail using the contact information set forth herein:

The Company and the Operating Partnership:	Brookfield Real Estate Income Trust Inc. c/o Brookfield Place New York 250 Vesey Street, 15th Floor New York, NY 10281 Attention: Secretary Email: realestatenotices@brookfield.com

with required copies (which shall not constitute notice) to:	Alston & Bird LLP 1201 West Peachtree Street Atlanta, Georgia 30309 Attention: Rosemarie A. Thurston Email: rosemarie.thurston@alston.com

The Adviser:	Brookfield REIT Adviser LLC c/o Brookfield Place New York 250 Vesey Street, 15th Floor New York, NY 10281 Attention: General Counsel Email: realestatenotices@brookfield.com

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with required copies (which shall not constitute notice) to:	Brookfield Asset Management Inc. c/o Brookfield Place New York 250 Vesey Street, 15th Floor New York, NY 10281 Attention: General Counsel Email: justin.beber@brookfield.com

Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 22(a).

(b) Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

(c) Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

(d) Applicable Law; Exclusive Jurisdiction; Jury Trial. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(e) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

(f) Indulgences, Not Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

(g) Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

(h) Headings. The titles and headings of Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

(i) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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23. INVESTMENT BY ADVISER OR ITS AFFILIATES. On or prior to the Effective Date, the Adviser or one of its Affiliates shall have contributed $200,000 in cash or property (the “Adviser Investment”) to the Company in exchange for Class I Common Shares or Class E Common Shares. The Adviser or its Affiliates may not sell any of the Shares purchased with the Adviser Investment while the Adviser acts in an advisory capacity to the Company; provided that the Shares purchased with the Adviser Investment shall be transferrable to other Affiliates of the Adviser. The restrictions included above shall not apply to any Shares acquired by the Adviser or its Affiliates other than the Shares acquired through the Adviser Investment. Neither the Adviser nor its Affiliates shall vote any Shares they now own, or hereafter acquire, or consent that such Shares be voted, on matters submitted to the Stockholders regarding (i) the removal of Brookfield REIT Adviser LLC as the Adviser; (ii) the removal of any member of the Board; or (iii) any transaction by and between the Company and the Adviser, a member of the Board or any of their Affiliates.

[Signatures on next page]

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IN WITNESS WHEREOF, the parties hereto have executed this Advisory Agreement as of the date and year first above written.

Brookfield Real Estate Income Trust Inc.

By:
Name:
Title:

Brookfield REIT Operating Partnership, L.P.

By:
Name:
Title:

Brookfield REIT Adviser LLC

By:
Name:
Title:

Exhibit B

FORM OF NEW DEALER MANAGER AGREEMENT

DEALER MANAGER AGREEMENT

[    ], 2021

Brookfield Oaktree Wealth Solutions LLC

250 Vesey Street, 15th Floor

New York, NY 10281

This Dealer Manager Agreement (this “Agreement”) is entered into by and between Brookfield Real Estate Income Trust Inc. (formerly Oaktree Real Estate Income Trust, Inc.), a Maryland corporation (the “Company”) and Brookfield Oaktree Wealth Solutions LLC, a Delaware limited liability company (the “Dealer Manager”).

The Company has filed one or more registration statements with the U.S. Securities and Exchange Commission (the “SEC”) that are listed on Schedule 1 to this Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1, as such Schedule 1 may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of such registration statement (including at the effective date of any post-effective amendment thereto).

Each Registration Statement shall register an ongoing offering (each, an “Offering”) of shares of one or more classes (the “Shares”) of the Company’s common stock (“Common Stock”). In this Agreement, unless explicitly stated otherwise, “the Offering” means each Offering covered by a Registration Statement and “Shares” means the Shares being offered in the Offering.

The Offering is and shall be comprised of a maximum amount of Shares set forth from time to time in the applicable Prospectus (as defined below) that will be issued and sold to the public at the public offering prices per Share set forth from time to time in the Prospectus pursuant to a primary offering (the “Primary Shares”) and the Company’s distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus (except as otherwise indicated in any letter or memorandum from the Company to the Dealer Manager).

In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Company may from time to time offer one or more classes of Shares. The differences between the classes of Shares and the eligibility requirements for each class will be described in detail in the Prospectus. The Shares are to be offered and sold to the public as described under the caption “Plan of Distribution” in the Prospectus.

Except as otherwise agreed by the Company and the Dealer Manager, Shares sold through the Dealer Manager are to be sold through the Dealer Manager, as the dealer manager, and the broker-dealers (each a “Dealer” and collectively, the “Dealers”) with whom the Dealer Manager has entered into or will enter into a selected dealer agreement related to the distribution of Primary Shares substantially in the form attached to this Agreement as Exhibit A (for use with independent broker-dealers) or Exhibit B (for use with wirehouses) or such other form as approved by the Company (each, a “Selected Dealer Agreement”) at a purchase price equal to the then-current offering price per Share (the “transaction price”) made available to investors on the Company’s website and in the Prospectus, plus any applicable selling commissions and dealer manager fees, subject in certain circumstances to reductions thereof as described in the Prospectus. All of the selling commissions and dealer manager fees will be reallowed by the Dealer Manager to the Dealers who sold the applicable class of Primary Shares giving rise to such selling commissions and dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. For stockholders who participate in the Company’s distribution reinvestment plan, the cash distributions paid on the Shares of each class that each stockholder owns will be automatically invested in additional Shares of the same class. The DRIP Shares are to be issued and sold to stockholders of the Company at the transaction price of the applicable class of Shares on the date that the distribution is payable, without any applicable selling commissions and dealer manager fees.

Terms not defined herein shall have the same meaning as in the Prospectus. Now, therefore, the Company hereby agrees with the Dealer Manager as follows:

1. Representations and Warranties of the Company: The Company represents and warrants to the Dealer Manager and each Dealer participating in an Offering, with respect to such Offering, as applicable, that:

a. A registration statement on Form S-11 with respect to the Shares has been prepared by the Company in accordance with applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “Securities Act”). Copies of such Registration Statement and each amendment thereto have been or will be delivered to the Dealer Manager. The prospectus contained therein, as amended and supplemented from time to time, is hereinafter referred to as the “Prospectus.” As used in this Agreement, the term “Registration Statement” means a registration statement on Form S-11 with respect to the Shares on file with and declared effective by the SEC, as amended or replaced from time to time. “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC. “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC pursuant to Rule 424 under the Securities Act. The terms Registration Statement and Prospectus, in all cases, shall include the documents, if any, incorporated by reference therein.

b. As of the Effective Date or Filing Date, as applicable, the Registration Statement and Prospectus complied or will comply in all material respects with the Securities Act. The Registration Statement, as of the applicable Effective Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus as of the applicable Filing Date, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the foregoing representation does not extend to such statements contained in or omitted from the Registration Statement or Prospectus that relate to the Dealer Manager or any of the Dealers, are primarily within the knowledge of the Dealer Manager or any of the Dealers or are based upon information furnished by the Dealer Manager or any of the Dealers in writing to the Company specifically for inclusion therein.

c. The documents incorporated by reference in the Registration Statement and the Prospectus, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder (collectively, the “Exchange Act”), and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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d. The Company intends to use the funds received from the sale of the Shares as set forth in the Prospectus.

e. The Company has been duly and validly organized and formed as a corporation under the laws of the state of Maryland, with the power and authority to conduct its business as described in the Prospectus.

f. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the issuance and sale by the Company of the Shares, except such as may be required under the Securities Act, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws.

g. Unless otherwise described in the Registration Statement and Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, that would reasonably be expected to have a material adverse effect on the business or property of the Company.

h. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under (i) the Company’s charter or bylaws, (ii) any indenture, mortgage, deed of trust or lease to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties is bound or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

i. The Company has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

j. At the time of the issuance of the Shares, the Shares will have been duly authorized and, when issued and sold as contemplated by the Prospectus and the Company’s charter, and upon payment therefor as provided by the Prospectus and this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus.

k. The Company has filed all material federal, state and foreign income tax returns that have been required to be filed, on or before the due date (taking into account all extensions of time to file) and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Company to the extent that such taxes or assessments have become due, except where the Company is contesting such assessments in good faith.

l. The financial statements of the Company included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

m. The Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its method of operation (as described in the Registration Statement and the Prospectus) will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

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n. The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

o. Each independent accounting firm that has audited and is reporting upon any financial statements included in the Registration Statement or the Prospectus or any amendments or supplements thereto is, to the Company’s knowledge, an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board as is required by the Securities Act.

p. Any and all printed sales literature or other materials that have been approved in advance in writing by the Company and appropriate regulatory agencies for use in the Offering (“Authorized Sales Materials”) prepared by the Company and any of its affiliates (excluding the Dealer Manager) specifically for use with potential investors in connection with the Offering, when used in conjunction with the Prospectus, did not at the time provided for use, and, as to later provided materials, will not at the time provided for use, include any untrue statement of a material fact nor did they at the time provided for use, or, as to later provided materials, will they, at the time provided for use, omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading.

2. Representations and Warranties of the Dealer Manager. The Dealer Manager represents and warrants to the Company, with respect to the Offering, as applicable, that:

a. The Dealer Manager is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

b. No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Dealer Manager of this Agreement.

c. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (i) the Dealer Manager’s charter or bylaws, (ii) any indenture, mortgage, deed of trust or lease to which the Dealer Manager or any of its subsidiaries is a party or by which the Dealer Manager or any of its subsidiaries or any of their properties is bound or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager, except to the extent that the enforceability of the indemnity and contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

d. The Dealer Manager has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby, except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

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e. The Dealer Manager is, and during the term of this Agreement will be (a) duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, (b) a member in good standing of FINRA and (c) a broker-dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Offering as contemplated by this Agreement and the Prospectus. Each of the Dealer Manager’s employees and representatives has all required licenses and registrations to act under this Agreement and to carry out the Offering as contemplated thereby. There is no provision in the Dealer Manager’s FINRA membership agreement that would restrict the ability of the Dealer Manager to carry out the Offering as contemplated by this Agreement and the Prospectus.

f. The Dealer Manager represents and warrants to the Company and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

g. The Dealer Manager has established and implemented an anti-money laundering compliance program (the “AML Program”) in compliance with applicable law, including applicable FINRA Conduct Rules, the Exchange Act and the Bank Secrecy Act of 1970, as amended by the USA PATRIOT Act of 2001 (the “USA PATRIOT Act”) (collectively, the “AML Rules”). The Dealer Manager is currently in compliance with all AML Rules, including, but not limited to, the Customer Identification Program requirements under Title III of the USA PATRIOT Act.

h. The Dealer Manager has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by the Dealer Manager, its subsidiaries and their respective officers, directors, employees and agents with (i) all applicable economic sanctions or trade embargoes (“Sanctions”), including but not limited to those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State, and (ii) applicable anti-corruption or anti-bribery laws and regulations (“Anti-Corruption Laws”), including but not limited to the Foreign Corrupt Practices Act. The Dealer Manager is not subject to or the target of any Sanctions and is in compliance with Sanctions and Anti-Corruption Laws.

3. Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

a. It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (a) the Prospectus in preliminary and final form and every form of supplemental or amended Prospectus; (b) this Agreement; and (c) any Authorized Sales Materials (provided that the use of said Authorized Sales Materials has been first approved for use by all appropriate regulatory agencies).

b. It will furnish such proper information and execute and file such documents as may be necessary for the Company to qualify the Shares for offer and sale under the securities laws of such jurisdictions as the Dealer Manager may reasonably designate and will file and make in each year such statements and reports as may be required. The Company will furnish to the Dealer Manager upon request a copy of such papers filed by the Company in connection with any such qualification.

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c. It will: (a) furnish copies of any proposed amendment or supplement of the Registration Statement or Prospectus to the Dealer Manager; (b) file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC; and (c) if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, it will promptly notify the Dealer Manager and, to the extent the Company determines such action is in the best interests of the Company, use its commercially reasonable efforts to obtain the lifting of such order.

d. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of either the Company or the Dealer Manager, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect the preparation of an amended or supplemental Prospectus that will correct such statement or omission. The Company will then promptly prepare such amended or supplemental Prospectus or Prospectuses as may be necessary to comply with the requirements of Section 10 of the Securities Act.

e. If at any time any event occurs that is known to the Company as a result of which any Authorized Sales Materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify the Dealer Manager thereof.

f. The Company will disclose a per share estimated value of the Shares and related information in accordance with the requirements of FINRA Rule 2310(b)(5).

g. The Company will engage and maintain, at its expense, a registrar and transfer agent for the Shares.

h. Prior to first use, the Company will file and obtain clearance of the Authorized Sales Materials to the extent required by applicable SEC and state securities rules.

4. Obligations and Compensation of Dealer Manager.

a. The Company hereby appoints the Dealer Manager as its agent and principal distributor for the purpose of selling for cash to the public up to the maximum amount of Primary Shares set forth in the Prospectus (subject to the Company’s right of reallocation of Primary Shares to DRIP Shares, and vice versa, as described in the Prospectus) through Dealers, all of whom shall be members of FINRA in good standing. The Dealer Manager hereby accepts such agency and distributorship and agrees to use its best efforts to sell, and cause the Dealers to sell, the Shares on said terms and conditions set forth in the Prospectus with respect to the Offering and any additional terms or conditions specified in Schedule 2 to this Agreement, as it may be amended from time to time. With respect to the Dealer Manager’s participation in the distribution of the Shares in the Offering, the Dealer Manager agrees to comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and all other state or federal laws, rules and regulations applicable to the Offering and the sale of Shares, all applicable state securities or blue sky laws and regulations, and the rules of FINRA applicable to the Offering, from time to time in effect, including, without limitation, FINRA Rules 2040, 2111, 2310, 5110 and 5141.

b. Promptly after the initial Effective Date of the Registration Statement, the Dealer Manager and the Dealers shall commence the offering of the Shares in the Offering for cash to the public in jurisdictions in which the Shares are registered or qualified for sale or in which such offering is otherwise permitted. The Dealer Manager and the Dealers will immediately suspend or terminate offering of the Shares upon request of the Company at any time and will resume offering the Shares upon subsequent request of the Company.

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c. Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended from time to time, the Company will pay to the Dealer Manager selling commissions as described in Schedule 2 to this Agreement. The applicable selling commissions will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of any applicable class of Primary Shares and all of the selling commissions will be reallowed by the Dealer Manager to the Dealers who sold the applicable class of Primary Shares giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Dealer.

d. Subject to volume discounts and other special circumstances described in or otherwise provided in this Agreement and under the caption “Plan of Distribution” in the Prospectus, which may be amended from time to time, the Company will pay to the Dealer Manager dealer manager fees as described in Schedule 2 to this Agreement. The applicable dealer manager fees payable to the Dealer Manager will be paid substantially concurrently with the execution by the Company of orders submitted by purchasers of any applicable class of Primary Shares and all of the dealer manager fees will be reallowed by the Dealer Manager to the Dealers who sold the applicable class of Primary Shares giving rise to such dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer.

e. Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended from time to time, and subject to the limitations set forth in Section 4.f. below, the Company will pay to the Dealer Manager a stockholder servicing fee with respect to sales of any applicable class of Shares as described in Schedule 2 to this Agreement (the “Servicing Fee”). The Company will pay the Servicing Fee to the Dealer Manager monthly in arrears. The Dealer Manager will reallow all of the Servicing Fee to the Dealers who sold the Shares giving rise to a portion of such Servicing Fee to the extent the Selected Dealer Agreement with such Dealer provides for such a reallowance and such Dealer is in compliance with the terms of such Selected Dealer Agreement related to such reallowance; provided, however, that upon the date when the Dealer Manager is notified that the Dealer who sold the Shares giving rise to a portion of the Servicing Fee is no longer the broker-dealer of record with respect to such Shares or that the Dealer no longer satisfies any or all of the conditions in its Selected Dealer Agreement for the receipt of the Servicing Fee, then Dealer’s entitlement to the Servicing Fees related to such Shares shall cease, and Dealer shall not receive the Servicing Fee for any portion of the month in which Dealer is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to Shares giving rise to a portion of such Servicing Fee made in connection with a change in the registration of record for such Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Dealer shall be entitled to a pro rata portion of the Servicing Fees related to such Shares for the portion of the month for which the Dealer was the broker-dealer of record.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the applicable Shares if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”), such Servicing Agreement with the Servicing Dealer provides for such reallowance and the Servicing Dealer is in compliance with the terms of such agreement related to such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer Manager may also reallow some or all of any applicable Servicing Fee to other broker-dealers who provide services with respect to the applicable Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

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In addition to the foregoing, the Company shall pay the Dealer Manager Servicing Fees earned on Shares sold in connection with the Company’s initial public offering pursuant to the Company’s registration statement on Form S-11 (File No. 333-223022) (the “Initial Public Offering”) and the Dealer Manager shall reallow such Servicing Fees to any Dealers with a Selected Dealer Agreement and any Servicing Dealers with a Servicing Dealer Agreement with the Dealer Manager.

f. The Dealer Manager shall cease receiving the Servicing Fees with respect to any Class T Share, Class S Share or Class D Share held in a stockholder’s account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and Servicing Fees paid with respect to the Shares held by such stockholder within such account would exceed, in the aggregate, 8.75% (or a lower limit as set forth in the Selected Dealer Agreement between the Dealer Manager and the applicable Dealer) of the gross proceeds from the sale of such Shares (including the gross proceeds of any Shares issued under the DRIP with respect thereto). At the end of such month, such Shares (and any Shares issued under the DRIP with respect thereto) will convert into a number of Class I Shares (including any fractional Shares) with an equivalent aggregate NAV as such Shares. In addition, the Dealer Manager will cease receiving the Servicing Fee with respect to any Shares issued in the Offering upon the earlier to occur of the following: (i) a listing of Class I Shares, (ii) the merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or the sale or other disposition of all or substantially all of the Company’s assets, in each case in a transaction in which the Company’s stockholders receive cash, securities listed on a national exchange or a combination thereof, or (iii) the date following the completion of such Offering on which, in the aggregate, underwriting compensation from all sources in connection with such Offering, including selling commissions, dealer manager fees, the Servicing Fee and other underwriting compensation, is equal to 10% of the gross proceeds from Primary Shares sold in such Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Agreement, the portion of the Servicing Fee accruing with respect to any applicable class of Shares of the Company’s common stock issued by the Company pursuant to a particular Offering shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

g. The terms of any reallowance of selling commissions, dealer manager fees and the Servicing Fee shall be set forth in the Selected Dealer Agreement or Servicing Agreement entered into with the Dealers or Servicing Dealers, as applicable. The Company will not be liable or responsible to any Dealer or Servicing Dealer for direct payment of commissions, or any reallowance of dealer manager fees or the Servicing Fee to such Dealer or Servicing Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions or any reallowance of dealer manager fees or the Servicing Fee to Dealers and Servicing Dealers. Notwithstanding the foregoing, at the discretion of the Company, the Company may act as agent of the Dealer Manager by making direct payment of commissions, dealer manager fees or Servicing Fees to Dealers on behalf of the Dealer Manager without incurring any liability.

h. In addition to the other items of underwriting compensation set forth in this Section 4, the Company or Brookfield REIT Adviser LLC (the “Adviser”) shall reimburse the Dealer Manager for all items of underwriting compensation referenced in the Prospectus, to the extent the Prospectus indicates that they will be paid by the Company or the Adviser, as applicable, and to the extent permitted pursuant to prevailing rules and regulations of FINRA.

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i. Subject to prevailing rules and regulations of FINRA, the Company shall also pay directly or reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Dealer as described in the Prospectus. The Dealer Manager shall obtain from any Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses.

j. The Dealer Manager shall pay its own costs and expenses incident to the performance of this Agreement.

k. Notwithstanding anything contained herein to the contrary, no payments or reimbursements made by the Company with respect to a particular Offering hereunder shall cause total organization and offering expenses, as defined under the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”) and FINRA rules, to exceed 15% of gross proceeds from such Offering.

l. The Dealer Manager and all Dealers will offer and sell the Shares at the public offering prices per Share described in the Prospectus.

m. The Dealer Manager shall (a) abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”), (ii) the privacy standards and requirements of any other applicable federal or state law, and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; (b) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (c) determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Soliciting Dealers (the “List”) to identify customers that have exercised their opt-out rights. Prior to using or disclosing nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, each party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

n. The Dealer Manager shall remain in compliance with all AML Rules and shall, upon request by the Company, provide a certification to the Company that, as of the date of such certification, the Dealer Manager is in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Title III of the USA PATRIOT Act.

o. The Dealer Manger will maintain in effect and enforce policies and procedures designed to ensure compliance by the Dealer Manager, its subsidiaries and their respective directors, officers, employees and agents with Sanctions and Anti-Corruption Laws. The Dealer Manager will not act in any manner that would result in the violation of any Sanctions or Anti-Corruption Laws by any party to this Agreement. The Dealer Manager will deliver in a timely manner all documents reasonably requested by the Company in connection with Sanctions.

5. Indemnification.

a. To the extent permitted by the Company’s charter and the provisions of Article II.G of the NASAA Guidelines, and subject to the limitations below, the Company will indemnify and hold harmless the Dealers and the Dealer Manager, their officers and directors and each person, if any, who controls such Dealer or Dealer Manager within the meaning of Section 15 of the Securities Act (the “Indemnified Persons”) from and against any losses, claims, damages or liabilities (“Losses”), joint or several, to which such Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a)

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any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, (ii) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (iii) in any Authorized Sales Materials, or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, or in any Blue Sky Application or Authorized Sales Materials a material fact necessary to make the statements therein, in light of the circumstances under which they were made and when read in conjunction with the Prospectus, not misleading. The Company will reimburse the Dealer Manager and each Indemnified Person of the Dealer Manager for any legal or other expenses reasonably incurred by the Dealer Manager or such Indemnified Person in connection with investigating or defending such Loss.

Notwithstanding the foregoing provisions of this Section 5.a, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates in any manner that would be inconsistent with the provisions to Article II.G of the NASAA Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless the Dealer Manager, any Dealer or any of their affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

(i) There has been a successful adjudication on the merits of each count involving alleged securities law violations;

(ii) Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

(iii) A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Further, notwithstanding the foregoing provisions of this Section 5.a, the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished (x) to the Company by the Dealer Manager or (y) to the Company or the Dealer Manager by or on behalf of any Dealer specifically for use in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable for the portion of any Loss in any such case if it is determined that such Dealer or the Dealer Manager was at fault in connection with such portion of the Loss, expense or action.

The foregoing indemnity agreement of this Section 5.a is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of an Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer Manager or the Dealer prior to such acceptance.

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b. The Dealer Manager will indemnify and hold harmless the Company, its officers and directors (including any person named in the Registration Statement, with his or her consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act (the “Company Indemnified Persons”), from and against any Losses to which any of the Company Indemnified Persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, or in any Blue Sky Application or Authorized Sales Materials a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by the Dealer Manager in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement; or (f) any failure to comply with applicable laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act; or (g) any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. The Dealer Manager will reimburse the Company Indemnified Persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending such Loss, expense or action. This indemnity agreement will be in addition to any liability that the Dealer Manager may otherwise have.

c. Each Dealer severally will indemnify and hold harmless the Company, the Dealer Manager, each of their officers and directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement and each person, if any, who controls the Company or the Dealer Manager within the meaning of Section 15 of the Securities Act (the “Dealer Indemnified Persons”) from and against any Losses to which a Dealer Indemnified Person may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions in respect thereof) arise out of or are based upon (a) any untrue statement of a material fact contained (i) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, (ii) in any Blue Sky Application or (iii) in any Authorized Sales Materials; or (b) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clauses (a) and (b) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of the Dealer specifically for use with reference to the Dealer in the preparation of the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, or in preparation of any Blue Sky Application or Authorized Sales Materials; or (c) any use of sales literature not authorized or approved by the Company or any use of “broker-dealer use only” materials with members of the public by

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the Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction; or (d) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; or (e) any material violation of this Agreement or the Selected Dealer Agreement entered into between the Dealer Manager and the Dealer; or (f) any failure or alleged failure to comply with all applicable laws, including, without limitation, laws governing privacy issues, money laundering abatement and anti-terrorist financing efforts, including applicable rules of the SEC, FINRA and the USA PATRIOT Act; or (g) any other failure or alleged failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder. Each such Dealer will reimburse each Dealer Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss, expense or action. This indemnity agreement will be in addition to any liability that such Dealer may otherwise have.

d. Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party of the commencement thereof. The failure of an indemnified party to so notify the indemnifying party will relieve the indemnifying party from any liability under this Section 5 as to the particular item for which indemnification is then being sought, but not from any other liability that it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to the next paragraph) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party. Any indemnified party shall not be bound to perform or refrain from performing any act pursuant to the terms of any settlement of any claim or action effected without the consent of such indemnified party.

e. The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties are unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

f. The indemnity agreements contained in this Section shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of any Dealer, or any person controlling any Dealer or by or on behalf of the Company, the Dealer Manager or any officer or director thereof, or by or on behalf of any person controlling the Company or the Dealer Manager, (b) delivery of any Shares and payment therefor, and (c) any termination of this Agreement. A successor of any Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section.

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g. By virtue of entering into the Selected Dealer Agreement, each Dealer severally will agree to indemnify, defend and hold harmless the Company, the Dealer Manager, each of their respective Indemnified Persons, and each person who signs any Registration Statement, from and against any losses, claims, damages or liabilities to which the Company, the Dealer Manager, or any of their respective Indemnified Persons, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Selected Dealer Agreement. The Dealer Manager shall not amend or delete any such Dealer indemnity in the Selected Dealer Agreement without the Company’s written consent.

6. Survival of Provisions.

a. The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (b) the acceptance of any payment for the Shares.

b. The respective agreements of the Company and the Dealer Manager set forth in Sections 4.c. through 4.m. and Sections 5 through 16 of this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement.

7. Applicable Law. The validity, interpretation and construction of this Agreement shall be governed by, the laws of the State of New York; provided however, that causes of action for violations of federal or state securities laws shall not be governed by this Section. Venue for any action brought hereunder shall lie exclusively in New York, New York.

8. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

9. Successors and Amendment.

a. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Company and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein. This Agreement shall inure to the benefit of the Dealers to the extent set forth in Sections 1 and 5 hereof.

b. This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

10. Term and Termination. This Agreement shall expire at the end of the Offering. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision hereof. Upon expiration or termination of this Agreement, (a) the Company shall pay to the Dealer Manager all earned but unpaid compensation and reimbursement for all incurred, accountable compensation to which the Dealer Manager is or becomes entitled under Section 4 pursuant to the requirements of that

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Section 4 at such times as such amounts become payable pursuant to the terms of such Section 4, offset by any losses suffered by the Company or any officer or director of the Company arising from the Dealer Manager’s breach of this Agreement or an action that would otherwise give rise to an indemnification claim against the Dealer Manager under Section 5 herein, and (b) the Dealer Manager shall promptly deliver to the Company all records and documents in its possession that relate to the Offering other than as required by law to be retained by the Dealer Manager. Upon the expiration or termination of this Agreement, the Dealer Manager shall use its commercially reasonable efforts to cooperate with the Company to accomplish an orderly transfer of management of the Offering to a party designated by the Company.

11. Confirmation. The Company hereby agrees and assumes the duty to confirm on its behalf and on behalf of Dealers who sell the Shares all orders for purchase of Shares accepted by the Company. Such confirmations will comply with the rules of the SEC and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Company is advised of such laws in writing by the Dealer Manager.

12. Prospectus and Authorized Sales Materials. The Dealer Manager agrees that it is not authorized or permitted to give and will not give any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager further agrees (a) not to deliver any Authorized Sales Materials to any investor or prospective investor, to any broker-dealer that has not entered into a Selected Dealer Agreement or Servicing Agreement, or to any representatives or other associated persons of such a broker-dealer, unless it is accompanied or preceded by the Prospectus as amended and supplemented, (b) not to show or give to any investor or prospective investor or reproduce any material or writing that is supplied to it by the Company and marked “dealer use only,” “financial advisor use only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public and (c) not to show or give to any investor or prospective investor in a particular jurisdiction (and will similarly require Dealers pursuant to the Selected Dealer Agreement) any material or writing that is supplied to it by the Company if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer Manager, in its agreements with Dealers, will include requirements and obligations of the Dealers similar to those imposed upon the Dealer Manager pursuant to this Section.

13. Suitability of Investors. The Dealer Manager, in its agreements with Dealers, will require that the Dealers offer Shares only to persons who meet the financial qualifications set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company and will only make offers to persons in the jurisdictions in which it is advised in writing that the Shares are qualified for sale or that such qualification is not required. In offering Shares, the Dealer Manager, in its agreements with Dealers, will require that the Dealer comply with the provisions of all applicable rules and regulations relating to suitability of investors, including, without limitation, the provisions of Article III.C. of the NASAA Guidelines and any enhanced standard of care applicable under Regulation Best Interest promulgated under the Exchange Act. The Dealer Manager, in its agreements with Dealers, will require that the Dealers shall sell Shares of any class only to those persons who are eligible to purchase Shares of such class as described in the Prospectus and only through those Dealers who are authorized to sell such Shares. The Dealer Manager, in its agreements with the Dealers, shall require the Dealers to maintain, for at least six years, a record of the information obtained to determine that an investor meets the financial qualification and suitability standards imposed on the offer and sale of the Shares.

14. Submission of Orders. The Dealer Manager will require in its agreements with each Dealer that each Dealer comply with the submission of orders procedures set forth in the form of Selected Dealer Agreement attached as Exhibit A or Exhibit B to this Agreement, as applicable. To the extent the Dealer Manager is involved in the distribution process other than through a Dealer, the Dealer Manager will comply with such submission of orders procedures, and will require each person desiring to purchase Shares in the

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Offering to complete and execute a subscription agreement in the form filed as an appendix to the Prospectus (a “Subscription Agreement”) in the form provided by the Company to the Dealer Manager for use in connection with the Offering and to deliver to the Dealer Manager or as otherwise directed by the Dealer Manager such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus for the applicable class of Shares. Subscription Agreements and instruments of payment will be transmitted by the Dealer Manager to the escrow agent described in the Prospectus and Subscription Agreement for any Offering in which there is a minimum offering requirement described in the Prospectus (a “Minimum Offering Requirement”) that has not yet been satisfied or, after any such Minimum Offering Requirement is satisfied or if no such Minimum Offering is applicable to an Offering, to the Company, as soon as practicable, but in any event by the end of the second business day following receipt by the Dealer Manager. If the Dealer Manager receives a Subscription Agreement or instrument of payment not conforming to the instructions set forth in the form of Selected Dealer Agreement, the Dealer Manager shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Instruments of payment of rejected subscribers will be promptly returned to such subscribers.

15. Notice. Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Dealer Manager:	Brookfield Oaktree Wealth Solutions LLC
250 Vesey Street, 15th Floor
New York, NY 10281
Attention: General Counsel
Email: BOWS.LR@brookfieldoaktree.com

If to the Company:	Brookfield Real Estate Income Trust Inc.
c/o Brookfield Place New York 250 Vesey Street, 15th Floor
New York, NY 10281
Attention: Secretary
Email: realestatenotices@brookfield.com

With copies (which shall not constitute notice) to:

Brookfield REIT Adviser LLC c/o Brookfield Place New York
250 Vesey Street, 15th Floor
New York, NY 10281
Attention: General Counsel
Email: realestatenotices@brookfield.com

16. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement or understanding between them with respect to such subject matter.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,
BROOKFIELD REAL ESTATE INCOME TRUST INC.

By:
Name:
Title:

By:
Name:
Title:

Accepted and agreed to as of the date first above written:

BROOKFIELD OAKTREE WEALTH SOLUTIONS LLC

By:
Name:
Title:

Schedule 1

Registration Statement(s)

1.	Registration Statement on Form S-11, Registration No. 333-255557.

Schedule 2

Compensation

I.	Selling Commissions

The Company will pay to the Dealer Manager selling commissions in the amount of (a) up to 3.0% of the transaction price per Share of each sale of Class T Primary Shares, (b) up to 3.5% of the transaction price per Share of each sale of Class S Primary Shares and (c) up to 1.5% of the transaction price per Share of each sale of Class D Primary Shares. All of the selling commissions paid by the Company to the Dealer Manager will be reallowed by the Dealer Manager to the Dealers who sell the Primary Shares giving rise to such selling commissions, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. For avoidance of doubt, the Dealer Manager will not retain any selling commissions.

II.	Dealer Manager Fees

The Company will pay to the Dealer Manager dealer manager fees in the amount of up to 0.5% of the transaction price per Share of each sale of Class T Primary Shares. The Company will not pay to the Dealer Manager any dealer manager fees in respect of the purchase of any Class S Shares, Class D Shares, Class I Shares or DRIP Shares. All of the Dealer Manager Fees paid by the Company to the Dealer Manager will be reallowed by the Dealer Manager to the Dealers who sell the Primary Shares giving rise to such dealer manager fees, as described more fully in the Selected Dealer Agreement entered into with each such Dealer. For avoidance of doubt, the Dealer Manager will not retain any dealer manager fees.

III.	Servicing Fee

The Company will pay to the Dealer Manager a Servicing Fee with respect to outstanding Class T Shares, payable monthly in an amount equal to 0.85% per annum of the aggregate NAV of such Shares, consisting of an advisor stockholder servicing fee of 0.65% per annum, and a dealer stockholder servicing fee of 0.20% per annum, of the aggregate NAV of such Shares; provided, however, with respect to Class T Shares sold through certain Dealers, the advisor stockholder servicing fee and the dealer stockholder servicing fee may be other amounts, provided that the sum of such fees will always equal 0.85% per annum of the NAV of such Shares. The Company will pay to the Dealer Manager a Servicing Fee with respect to outstanding Class S Shares or Class D Shares, payable monthly in an amount equal to 0.85% per annum of the aggregate NAV of such Class S Shares and in an amount equal to 0.25% per annum of the aggregate NAV of such Class D Shares. The Company will not pay the Dealer Manager a Servicing Fee with respect to Class I Shares. All of the Servicing Fees paid by the Company to the Dealer Manager will be reallowed by the Dealer Manager to the Dealers who sell the Shares giving rise to such Servicing Fees (either in the Initial Public Offering or any other Offering), as described more fully in the Selected Dealer Agreement or Servicing Agreement entered into with each such Dealer or Servicing Dealer. For avoidance of doubt, the Dealer Manager will not retain any Servicing Fees.

EXHIBIT A

FORM OF SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

Brookfield Oaktree Wealth Solutions LLC, as the dealer manager (“Dealer Manager”) for Brookfield Real Estate Income Trust Inc. (formerly, Oaktree Real Estate Income Trust, Inc.), a Maryland corporation (the “Company”), invites you (the “Dealer”) to participate in the distribution of shares of common stock, $0.01 par value per share, of the Company (“Common Stock”) subject to the terms of this Selected Dealer Agreement (the “Agreement”).

I.	Dealer Manager Agreement

The Dealer Manager has entered into a Dealer Manager Agreement (the “Dealer Manager Agreement”), dated [         ], 2021, with the Company attached hereto as Exhibit A. Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement.

As described in the Dealer Manager Agreement, the Company has filed one or more registration statements with the SEC that are listed on Schedule 1 to the Dealer Manager Agreement (each, a “Registration Statement”), which Schedule 1 may be amended from time to time with the written consent of the Company and the Dealer Manager. Any new Registration Statement will be added to Schedule 1 upon its initial effectiveness with the SEC. Each Registration Statement shall register an ongoing offering (each, an “Offering”) of shares of one or more classes of the Company’s Common Stock (the “Shares”).

Notwithstanding the foregoing, if any new Registration Statement is added to Schedule 1 to the Dealer Manager Agreement, the Dealer Manager will give Dealer written notice of such addition. Schedule 1 to the Dealer Manager Agreement may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule 1 to the Dealer Manager Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Dealer Manager and Dealer prior to such amendments to Schedule 1 to the Dealer Manager Agreement. It is possible that more than one Registration Statement may be listed on Schedule 1 during times of transition from one Registration Statement to another, during which time offers or sales may be made pursuant to either Registration Statement. In such event, the Dealer Manager shall (a) communicate to Dealer details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide Dealer with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.

In this Agreement, unless explicitly stated otherwise, “the Registration Statement” means, at any given time, each of the registration statements listed on Schedule 1 to the Dealer Manager Agreement, as such Schedule 1 to the Dealer Manager Agreement may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, “the Offering” means, at any given time, an offering covered by a Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

The Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus.

Nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and the Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Prospectus and in the Authorized Sales Materials.

By your acceptance of this Agreement, you will become one of the Dealers referred to in the Dealer Manager Agreement between the Company and the Dealer Manager and will be entitled and subject to the indemnification provisions contained in the Dealer Manager Agreement, including the provisions of Section 5 of the Dealer Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company or the Dealer Manager within the meaning of the Securities Act.

II.	Submission of Orders

Each person desiring to purchase Shares in the Offering will be required to complete and execute a Subscription Agreement and to deliver to the Dealer such completed and executed Subscription Agreement together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Prospectus. Those persons who purchase Shares will be instructed by the Dealer to make their instruments of payment payable to or for the benefit of “Brookfield Real Estate Income Trust Inc.” Purchase orders that include a completed and executed Subscription Agreement in good order and instruments of payment received by the Company at least five business days prior to the first calendar day of any month (unless waived by the Dealer Manager) will be executed as of the first business day of such month (based on the prior month’s transaction price). Subscribers may not submit an initial purchase order until at least five (5) business days after the date on which the subscriber receives a copy of the Prospectus.

If the Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, the Dealer shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Subscription Agreements and instruments of payment received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. Transmittal of received investor funds will be made in accordance with one of the following procedures, as applicable:

(i) Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

(ii) Where, pursuant to the Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

III.	Pricing

Except as otherwise provided in the Prospectus, which may be amended or supplemented from time to time, the Primary Shares shall be offered to the public at a purchase price payable in cash equal to the then-applicable transaction price (which will generally be (i) the Company’s prior month’s net asset value (“NAV”) per Share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or (ii) a different offering price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month), plus any applicable selling commissions and dealer manager fees. For stockholders who participate in the Company’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to the class of Shares that each stockholder owns will be automatically re-invested in additional Shares of the same class. The DRIP Shares will be issued and sold to stockholders of the Company at the transaction price of the applicable class of Shares on the date the distribution is payable. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or the Dealer Manager, a minimum initial purchase of $2,500 in Shares is required (or a higher amount as set forth in the Prospectus), and additional investments may be made in cash in minimal increments of at least $500 in Shares. The Shares are nonassessable.

IV.	Dealers’ Compensation

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing stockholder services rendered by the Dealer hereunder, the Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I hereto.

V.	Representations, Warranties and Covenants of the Dealer

In addition to the representations and warranties found elsewhere in this Agreement, the Dealer represents, warrants and agrees that:

(i) The Dealer is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which it is organized.

(ii) The Dealer is empowered under applicable laws and by the Dealer’s organizational documents to enter into this Agreement and perform all activities and services of the Dealer provided for herein and that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting the Dealer’s ability to perform under this Agreement.

(iii) The execution, delivery, and performance of this Agreement; the incurrence of the obligations set forth herein; and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which the Dealer is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it.

(iv) All requisite actions have been taken to authorize the Dealer to enter into and perform this Agreement.

(v) The Dealer shall notify the Dealer Manager, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against the Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls the Dealer, within the meaning of Section 15 of the Securities Act.

(vi) The Dealer will not sell or distribute Shares or otherwise make any such Shares available in any jurisdiction outside of the United States unless the Dealer receives prior written consent from the Dealer Manager.

(vii) The Dealer acknowledges that the Dealer Manager will enter into similar agreements with other broker-dealers, which does not require the consent of the Dealer.

VI.	Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order for any reason or no reason including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Shares. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice.

In the event that the Dealer Manager has reallowed any selling commission or dealer manager fee to the Dealer for the sale of one or more Shares and the subscription is rejected, canceled or rescinded for any reason as to one or more of the Shares covered by such subscription, the Dealer shall pay the amount specified to the Dealer Manager within (x) 10 days following mailing of notice or (y) five days following e-mailing of notice, in each case, to the Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. Further, if the Dealer has retained selling commissions in connection with an order that is subsequently rejected, canceled or rescinded for any reason, the Dealer agrees to return to the subscriber any selling commission theretofore retained by the Dealer with respect to such order within three business days following mailing of notice to the Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. If the Dealer fails to pay any such amounts, the Dealer Manager shall have the right to offset such amounts owed against future compensation due and otherwise payable to the Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

VII.	Prospectus and Authorized Sales Materials; Compliance with Laws

The Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Prospectus and any Authorized Sales Materials. The Dealer Manager will supply the Dealer with reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors.

The Dealer agrees that it:

(i) shall have delivered to each investor to whom an offer to sell the Shares is made, as of the time of such offer, a copy of the Prospectus and all supplements thereto and any amended Prospectus that have then been supplied to the Dealer by the Dealer Manager; and to each investor that subscribes for an order to purchase Shares, as of the time the Company accepts such investor’s order to purchase the Shares within the timeframes described in the Prospectus, a copy of the Prospectus and all supplements thereto and any amended Prospectus that have then been supplied to the Dealer by the Dealer Manager;

(ii) will not send or give any supplement to the Prospectus or any Authorized Sales Materials to an investor unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Authorized Sales Materials;

(iii) will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Shares to members of the public;

(iv) will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction;

(v) will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates; and

(vi) will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Dealer Manager or the Company in writing.

The Dealer further agrees, if the Dealer Manager so requests, to furnish a copy of any revised Prospectus to each person to whom it has furnished a copy of any previous Prospectus, and further agrees that it will itself mail or otherwise deliver all Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act. Regardless of the termination of this Agreement, the Dealer will deliver a Prospectus in transactions in the Shares for a period of 90 days from the effective date of the Registration Statement or such longer period as may be required by the Exchange Act.

On becoming a Dealer, and in offering and selling Shares, the Dealer agrees to comply with all the applicable requirements imposed upon it under (a) the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated under both such acts, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer pursuant to this Agreement, including without limitation applicable FINRA rules, the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999 (“GLB Act”), the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and FINRA, and the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the laws and regulations regarding economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and (d) this Agreement and the Prospectus as amended and supplemented. With respect to Dealer’s use of electronic delivery of offering documents or subscription agreements and electronic signatures, Dealer agrees to comply with the applicable requirements of the Statement of Policy Regarding Use of Electronic Offering Documents and Electronic Signatures of the North American Securities Administrators Association, Inc. (“NASAA”), as adopted by the NASAA membership on May 8, 2017, as well as the Electronic Signatures in Global and National Commerce Act and the Uniform Electronic Transactions Act referred to therein, each as may be amended from time to time. Notwithstanding the termination of this Agreement or the payment of any amount to the Dealer, the Dealer agrees to pay the Dealer’s proportionate share of any claim, demand or liability asserted against the Dealer and the other Dealers on the basis that such Dealers or any of them constitute an association, unincorporated business or other separate entity, including in each case such Dealer’s proportionate share of any expenses incurred in defending against any such claim, demand or liability.

VIII.	License and Association Membership

The Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that (i) the Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations, and foreign laws, if applicable, and in all states or jurisdictions where it offers or sells Shares, (ii) the Dealer is a member in good standing of FINRA and (iii) there is no provision in the Dealer’s FINRA membership agreement that would restrict the ability of the Dealer to carry out the Offering as contemplated by this Agreement and the Prospectus. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of FINRA. The Dealer agrees to notify the Dealer Manager immediately if the Dealer ceases to be a member in good standing of FINRA. The Dealer also hereby agrees to abide by the Rules of FINRA, including FINRA Rules 2040, 2111, 2121, 2310, 5110 and 5141.

IX.	Limitation of Offer; Suitability

The Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRIP) only to persons who meet the financial qualifications and suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Dealer Manager that the Shares are qualified for sale or that such qualification is not required and in which the Dealer has all required licenses and registrations to offer Shares in such jurisdictions. In offering Shares, the Dealer will comply with the provisions of the Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C and Article III.E.1 of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”). Nothing contained in this section shall be construed to relieve Dealer of its suitability obligations under FINRA Rule 2111 or FINRA Rule 2310.

The Dealer will sell Class T Shares, Class S Shares, Class D Shares and Class I Shares only to the extent approved by the Dealer Manager as set forth on Schedule I to this Agreement, and to the extent approved to sell Class T Shares, Class S Shares, Class D Shares and Class I Shares pursuant to this Agreement, sell such Shares only to those persons who are eligible to purchase Class T Shares, Class S Shares, Class D Shares and Class I Shares as described in the Prospectus. Shares are suitable only as a long-term investment for persons of adequate financial means who do not need near-term liquidity from their investment, and the Dealer will only sell Shares to investors that the Dealer reasonably determines are able to hold such Shares as a long-term investment and do not need liquidity from such investment in the near future.

Nothing contained in this Agreement shall be construed to impose upon the Company or the Dealer Manager the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Prospectus. The Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of the Dealer’s customer and such customer’s completed and executed Subscription Agreement. The Dealer agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder, (b) the applicable rules of FINRA and (c) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in

Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. The Dealer further agrees to make the Suitability Records available to the Dealer Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Dealer’s receipt of a subpoena or other appropriate document request from such agency.

X.	Disclosure Review; Confidentiality of Information

The Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Prospectus or other materials, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Shares. In making this determination, the Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, the Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager or a sponsor or an affiliate of the Dealer Manager or sponsor of the Company.

It is anticipated that (i) the Dealer and the Dealer’s officers, directors, managers, employees, owners, members, partners, home office diligence personnel or other agents of the Dealer that are conducting a due diligence inquiry on behalf of the Dealer and (ii) persons or committees, as the case may be, responsible for determining whether the Dealer will participate in the Offering ((i) and (ii) are collectively, the “Diligence Representatives”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Dealer Manager, Brookfield REIT Adviser LLC (the “Adviser”) or their respective affiliates. The Dealer agrees to keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with the Dealer’s due diligence inquiry. The Dealer agrees to not disclose, and to cause its Diligence Representatives not to disclose, such Confidential Information to the public, or to the Dealer’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. The Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of the Dealer’s due diligence inquiry and (b) informing each recipient of such Confidential Information of the Dealer’s confidentiality obligation. The Dealer acknowledges that the Dealer or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Dealer acknowledges that the Dealer or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. The Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Dealer Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Dealer shall notify the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c). For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Dealer Manager or their respective affiliates; (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, investment strategies, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Dealer Manager or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Dealer Manager, the Adviser or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, market studies and personal information, however documented); (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing; provided, however, that “Confidential Information” shall not include information that is or becomes available to the public other than as a result of disclosure by the Dealer or its Diligence Representatives in breach of this Agreement.

XI.	Dealer’s Compliance with Anti-Money Laundering Rules and Regulations

The Dealer hereby represents that it has complied and will comply with Section 326 of the USA PATRIOT Act and the implementing rules and regulations promulgated thereunder in connection with broker/dealers’ anti-money laundering obligations. The Dealer hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification in compliance with applicable laws and regulations, including federal and state securities laws, applicable rules of FINRA, and the USA PATRIOT Act and the implementing rules and regulations promulgated thereunder. In accordance with these applicable laws and regulations and its AML Program, the Dealer agrees to verify the identity of its new customers; to maintain customer records; and to check the names of customers against government watch lists, including all such lists maintained by OFAC, as they may be updated from time to time. Additionally, the Dealer will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” for purposes of the USA PATRIOT Act as potential signals of money laundering or terrorist financing. The Dealer will file with the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. The Dealer will block or restrict access to such customer funds as is required by law and OFAC regulations. Upon request by the Dealer Manager at any time, the Dealer hereby agrees to furnish (a) a copy of its AML Program to the Dealer Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with the Dealer’s most recent independent testing of its AML Program. The Dealer agrees to notify the Dealer Manager immediately if the Dealer is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

XII.	Privacy.

The Dealer agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the GLB Act and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

The parties hereto acknowledge that from time to time, the Dealer may share with the Company and the Company may share with the Dealer nonpublic personal information (as defined under the GLB Act) of customers of the Dealer. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. The Dealer shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which the Dealer served as the broker dealer of record for such customer’s account. The Dealer, the Dealer Manager and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLB Act), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLB Act) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section XII. Except as expressly permitted under the FCRA, the Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

The Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event the Dealer, the Dealer Manager or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section XII, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section XII, shall be prohibited.

The Dealer shall implement and maintain commercially reasonable measures in compliance with industry best practices designed (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLB Act), and any other applicable legal or regulatory requirements. The Dealer further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom the Dealer provides access to or discloses nonpublic personal information of customers to implement and maintain appropriate measures designed to meet the objectives set forth in this Section XII.

XIII.	Dealer’s Undertaking to Not Facilitate a Secondary Market in the Shares

The Dealer acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and repurchase of the Shares, which significantly limit the liquidity of an investment in the Shares. The Dealer also acknowledges that the Company’s Share Repurchase Plan (the “Plan”) provides only a limited opportunity for investors to have their Shares purchased by the Company and that the Company’s board of directors may, in its sole discretion, amend, suspend, or terminate the Plan at any time in accordance with the terms of the Plan. The Dealer hereby agrees that so long as the Company has not listed the Shares on a national securities exchange, the Dealer will not engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Dealer Manager and the Company.

XIV.	Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current commercial arbitration rules of FINRA in accordance with the terms of this Agreement (including the governing law provisions of this Agreement and pursuant to the Federal Arbitration Act (9 U.S.C. §§ 1–16). The parties will request that the arbitrator or arbitration panel (the “Arbitrator”) issue written findings of fact and conclusions of law. The Arbitrator shall not be empowered to make any award or render any judgment for punitive damages, and the Arbitrator shall be required to follow applicable law in construing this Agreement, making awards, and rendering judgments. The decision of the Arbitrator shall be final and binding, and judgment upon any arbitration award may be entered by any court having jurisdiction. All arbitration hearings will be held at the New York City FINRA District Office or at another mutually agreed upon site. The parties may agree on a single arbitrator, or, if the parties cannot so agree, each party will have the right to choose one arbitrator, and the selected arbitrators will choose a third arbitrator. Each arbitrator must have experience and education that qualify him or her to competently address the specific issues to be designated for arbitration. Notwithstanding the preceding, no party will be prevented from immediately seeking provisional remedies in courts of competent jurisdiction, including but not limited to, temporary restraining orders and preliminary injunctions, but such remedies will not be sought as a means to avoid or stay arbitration.

XV.	Termination

The Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing or other transmission of such notice by the methods provided in Section XVII below. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager or the Company by written notice to the Dealer, and any such amendment shall be deemed accepted by the Dealer upon placement of an order for sale of Shares by such Dealer’s customer after the Dealer has received such notice.

The respective agreements and obligations of the Dealer Manager and the Dealer set forth in Sections IV, VI, VII, and XIII through XVII of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

XVI.	Use of Company and Brookfield Names

Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by the Dealer Manager or the Company of any consent that would otherwise be required under this Agreement or applicable law prior to the use of the Dealer of the name or identifying marks of the Company, the Dealer Manager, “Brookfield” or “Brookfield Asset Management” (or any combination or derivation thereof). The Dealer Manager and the Company reserve the right to withdraw its consent to the use of the Company’s name at any time and to request to review any materials generated by the Dealer that use the Company’s or Brookfield’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

XVII.	Notice

Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Company:	Brookfield Real Estate Income Trust Inc.
c/o Brookfield Place New York
250 Vesey Street, 15th Floor
New York, NY 10281
Attention: Secretary
Email: realestatenotices@brookfield.com

With copies (which shall not constitute notice) to:

Brookfield REIT Adviser LLC
c/o Brookfield Place New York
250 Vesey Street, 15th Floor
New York, NY 10281
Attention: General Counsel
Email: realestatenotices@brookfield.com

If to the Dealer Manager:	Brookfield Oaktree Wealth Solutions LLC
250 Vesey Street, 15th Floor
New York, NY 10281
Attention: General Counsel
Email: BOWS.LR@brookfieldoaktree.com

If to the Dealer:	To the address specified by the Dealer herein.

XVIII.	Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York and shall take effect when signed by the Dealer and countersigned by the Dealer Manager. Venue for any action (including arbitration) shall lie exclusively in New York, New York.

XIX.	No Partnership

Nothing in this Agreement shall be construed or interpreted to constitute the Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company or the other Dealers; instead, this Agreement shall only constitute the Dealer as a dealer authorized by the Dealer Manager to sell the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

XX.	ERISA Matters

The parties agree as follows:

(a) Dealer is a broker-dealer registered under the Securities Exchange Act of 1934.

(b) To the extent Dealer (or its registered representatives) uses or relies on any of the information, tools and materials that the Dealer Manager, the Company, the Adviser, the sponsor of the Company or each of their respective affiliates and related parties (collectively, the “DM/Company Parties”) provides directly to Dealer (or its registered representatives), without direct charge, for use in connection with Dealer’s “Retirement Customers” (which include a plan, plan fiduciary, plan participant or beneficiary, individual retirement account (“IRA”) or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)), Dealer will act as a “fiduciary” under ERISA or the Code (as applicable), and will be responsible for exercising independent judgment in evaluating the retirement account transaction.

(c) Certain of the DM/Company Parties have financial interests associated with the purchase of Shares of the Company, including the fees, expense reimbursements and other payments they anticipate receiving in connection with the purchase of Shares of the Company, as described in the Prospectus.

(d) To the extent that Dealer provides investment advice to its Retirement Customers, Dealer will do so in a fiduciary capacity under ERISA or the Code, or both, and Dealer is responsible for exercising independent judgment with respect to any investment advice it provides to its Retirement Customers.

(e) Dealer is independent of the DM/Company Parties and none of the DM/Company Parties is undertaking to provide impartial investment advice to Dealer or its Retirement Customers.

XXI.	Electronic Signatures and Electronic Delivery of Documents

If Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Dealer is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC, FINRA and NASAA including, as applicable, the NASAA Statement of Policy Regarding Use of Electronic Offering Documents And Electronic Signatures, adopted May 8, 2017, as amended (collectively, “Electronic Signature Law”)), to the extent the Company allows the use of Electronic Signature, in whole or in part, Dealer represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; (iii) Dealer will comply with all applicable terms of the Electronic Signature Law; and (iv) Dealer agrees to the Electronic Signature Use Indemnity Agreement attached hereto as Exhibit B.

If Dealer intends to use electronic delivery to distribute the Prospectus or other documents related to the Company to any person, Dealer will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA, NASAA and individual state securities administrators and any other applicable laws or regulations related to the electronic delivery of offering documents including, as appropriate, Electronic Signature Law. In particular, and without limitation, Dealer shall comply with the requirement under certain Statements of Policy adopted by NASAA that a sale of Shares shall not be completed until at least five business days after the Prospectus has been delivered to the investor. Dealer shall obtain and document its receipt of the informed consent to receive documents electronically of persons, which documentation shall be maintained by Dealer and made available to the Company and/or the Dealer Manager upon request.

THE DEALER MANAGER:

BROOKFIELD OAKTREE WEALTH SOLUTIONS LLC

Date:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1. Identity of Dealer
Company name:
Type of entity:
(Corporation, Partnership or Proprietorship)
Organized in the State of:
Licensed as broker-dealer in all States: Yes No
If no, list all States licensed as broker-dealer:

Tax ID #:

2. Person to receive notices delivered pursuant to the Selected Dealer Agreement

Name:

Company:

Address:

City, State and Zip:

Telephone:

Email:

AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)

By:

(Signature)

Name:

Title:

Date:

SCHEDULE I

ADDENDUM

TO

SELECTED DEALER AGREEMENT WITH

BROOKFIELD OAKTREE WEALTH SOLUTIONS LLC

Name of Dealer:

The following reflects the selling commissions, dealer manager fees and Servicing Fees as agreed upon between Brookfield Oaktree Wealth Solutions LLC (the “Dealer Manager”) and the Dealer, effective as of the effective date of the Selected Dealer Agreement (the “Agreement”) between the Dealer Manager and the Dealer in connection with the continuous public offering of Shares of Brookfield Real Estate Income Trust Inc. (the “Company”).

Upfront Selling Commissions

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by the Dealer of Primary Shares that the Dealer is authorized to sell and for services rendered by the Dealer hereunder, the Dealer Manager shall reallow to the Dealer an upfront selling commission in an amount equal to the percentage set forth below of the transaction price per Share on such completed sales of Class T Primary Shares, Class S Primary Shares and Class D Primary Shares, as applicable, by the Dealer. The Dealer shall not receive selling commissions for sales of any DRIP Shares or for sales of any Class I Shares, whether in the Primary Offering or pursuant to the DRIP. For purposes of this Schedule I, a “completed sale” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section II of the Agreement, the Company has accepted the subscription agreement of such subscriber and the Company has thereafter distributed the selling commission to the Dealer Manager in connection with such transaction.

The Dealer may withhold the selling commissions to which it is entitled pursuant to the Agreement, this Schedule I and the Prospectus from the purchase price for the Shares in the Offering and forward the balance to the Company or its agent if it represents to the Dealer Manager that: (i) the Dealer is legally permitted to do so; and (ii) (A) the Dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) the Dealer has forwarded the Subscription Agreement to the Company or its agent within the time required under Section II, and received the Company’s written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the selling commissions to which the Dealer is entitled, to the Company or its agent; and (C) the Dealer has verified that there are sufficient funds in the investor’s account with the Dealer to cover the entire cost of the subscription. The Dealer shall wire such subscription funds to the Company or its agent as set forth in the Subscription Agreement by the end of the second business day following receipt of the Company’s written acceptance of the subscription.

Dealer Manager Fees

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales by the Dealer of Class T Primary Shares that the Dealer is authorized to sell and for services rendered by the Dealer hereunder, the Dealer

Manager shall reallow to the Dealer a dealer manager fee in an amount equal to the percentage set forth below of the transaction price per Share on such completed sales of Class T Primary Shares by the Dealer. The Dealer shall not receive dealer manager fees for sales of any DRIP Shares, or for sales of any Class S, Class D or Class I Shares, whether in the Primary Offering or pursuant to the DRIP.

Volume Discounts

The Dealer shall be responsible for implementing the volume discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus. Requests to combine purchase orders of Class T Shares, Class S Shares or Class D Shares as a part of a combined order for the purpose of qualifying for discounts as described in the “Plan of Distribution” section of the Prospectus must be made in writing by the Dealer, and any resulting reduction in selling commissions and/or dealer manager fees will be prorated among the separate subscribers.

Terms and Conditions of the Servicing Fees

The payment of the Servicing Fees to the Dealer is subject to terms and conditions set forth herein and the Prospectus as may be amended or supplemented from time to time. If Dealer elects to sell Shares that are Class T Shares, Class S Shares and/or Class D Shares, eligibility to receive the Servicing Fees with respect to such Shares, as applicable, sold by the Dealer is conditioned upon the Dealer acting as broker-dealer of record with respect to such Shares and complying with the requirements set forth below, including providing stockholder and account maintenance services with respect to such Shares:

(i)	the existence of an effective Selected Dealer Agreement or ongoing Servicing Agreement between the Dealer Manager and the Dealer, and

(ii)	the provision of the following services with respect to such Shares, as applicable, by the Dealer:

1.	assistance with recordkeeping, including maintaining records for and on behalf of the Dealer’s customers reflecting transactions and balances of Shares owned,

2.	transmitting stockholder communications to its customers from the Company or the Dealer Manager, including the Prospectus, annual and periodic reports, and proxy statements,

3.	establishing an account and providing ongoing account maintenance,

4.	assistance with and answering investor inquiries regarding the Company, including distribution payments and reinvestment decisions,

5.	helping investors understand their investments,

6.	Share repurchase requests,

7.	assistance with Share conversion processing, or

8.	providing such other similar services as the stockholder may reasonably require in connection with its investment in the Shares.

For the avoidance of doubt, such services are non-distribution services, other than those primarily intended to result in the sale of Shares.

With respect to Class T Shares, the financial advisor of the Dealer responsible for the sale of such Class T Shares is expected to provide one or more of the services listed in items (ii)3 through 8 above. In connection with this provision, the Dealer agrees to reasonably cooperate to provide certification to the Company, the Dealer Manager and their agents (including its auditors) confirming the provision of services to each particular class of stockholders upon reasonable request.

The Dealer hereby represents by its acceptance of each payment of the Servicing Fees that it complies with each of the above requirements and is providing the above-described services. The Dealer agrees to promptly notify the Dealer Manager if it is no longer the broker-dealer of record with respect to some or all of the Class T, Class S or Class D Shares giving rise to such Servicing Fees and/or if it no longer satisfies any or all of the conditions set forth above.

Subject to the conditions described herein, the Dealer Manager will reallow to the Dealer the Servicing Fees in an amount described below, on Class T Shares, Class S Shares or Class D Shares, as applicable, sold by the Dealer. To the extent payable, the Servicing Fees will be payable monthly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the Servicing Fees, the Dealer’s compliance with the listed conditions, and/or the portion retained by the Dealer Manager will be made by the Dealer Manager in its sole discretion.

Notwithstanding the foregoing, subject to the terms of the Prospectus, upon the date when the Dealer Manager is notified that the Dealer is no longer the broker-dealer of record with respect to such Class T, Class S or Class D Shares or that the Dealer no longer satisfies any or all of the conditions set forth above, then Dealer’s entitlement to the Servicing Fees related to such Class T, Class S and/or Class D Shares, as applicable, shall cease, and the Dealer shall not receive the Servicing Fees for any portion of the month in which Dealer is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to the Class T, Class S or Class D Shares, as applicable, made in connection with a change in the registration of record for the Class T, Class S or Class D Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Dealer shall be entitled to a pro rata portion of the Servicing Fees related to the Class T, Class S and/or Class D Shares, as applicable, for the portion of the month for which the Dealer was the broker-dealer of record.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class T, Class S and/or Class D Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer is not entitled to any Servicing Fees with respect to Class I Shares. The Dealer Manager may also reallow some or all of the Servicing Fees to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

The Company and the Dealer Manager shall cease paying the Servicing Fees with respect to any Class T Share, Class S Share or Class D Share held in a stockholder’s account within such account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and Servicing Fees paid with respect to the Shares held by such stockholder would exceed, in the aggregate, 8.75% (or a lower limit as set forth in this Schedule I to the Selected Dealer Agreement between the Dealer Manager and the Dealer) of the gross proceeds from the sale of such Shares (including the gross proceeds of any Shares issued under the DRIP with respect thereto). At the end of such month, such Class T Share, Class S Share or Class D Share (and any Shares issued under the DRIP with respect thereto) will convert into a number of Class I Shares (including any fractional Shares) with an equivalent aggregate NAV as such Share. In addition, the Company and the Dealer Manager will cease paying the Servicing Fees on Class T Shares, Class S Shares and Class D Shares in connection with this Offering upon the earlier to occur of the following: (i) a listing of Class I Shares, (ii) the merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or the sale or other disposition of all or substantially all of the Company’s assets, in each case in a transaction in which the Company’s stockholders receive cash, securities listed on a national exchange or a combination thereof, or (iii) the date following the completion of this Offering on which, in the aggregate, underwriting compensation from all sources in connection with this Offering, including selling commissions, dealer manager fees, the Servicing Fees and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in this Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Schedule I, the portion of the Servicing Fees accruing with respect to Class T, Class S and Class D Shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

General

Selling commissions, dealer manager fees and Servicing Fees due to the Dealer pursuant to the Agreement will be paid to the Dealer within 30 days after receipt by the Dealer Manager. The Dealer, in its sole discretion, may authorize the Dealer Manager to deposit selling commissions, dealer manager fees, Servicing Fees or other payments due to it pursuant to the Agreement directly to its bank account. If the Dealer so elects, the Dealer shall provide such deposit authorization and instructions in Schedule II to the Agreement.

The parties hereby agree that the foregoing selling commissions and reallowed dealer manager fees and Servicing Fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that the Dealer’s interest in the offering is limited to such selling commissions and reallowed dealer manager fees and Servicing Fees from the Dealer Manager and the Dealer’s indemnity referred to in Section 4 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such selling commissions and reallowed dealer manager fees and Servicing Fees to the Dealer.

Except as otherwise described under “Upfront Selling Commissions” above, the Dealer waives any and all rights to receive compensation, including the dealer manager fees and Servicing Fees, until it is paid to and received by the Dealer Manager. The Dealer acknowledges and agrees that, if the Company pays selling commissions, dealer manager fees or Servicing Fees, as applicable, to the Dealer Manager, the Company is relieved of any obligation for selling commissions, dealer manager fees or Servicing Fees, as applicable, to the Dealer. The Company may rely on and use the preceding acknowledgement as a defense against any claim by the Dealer for selling commissions, dealer manager fees or Servicing Fees, as applicable, the Company pays to the Dealer Manager but that the Dealer Manager fails to remit to the Dealer. The Dealer affirms that the Dealer Manager’s liability for selling commissions and dealer manager fees payable and the Servicing Fees are limited solely to the proceeds of selling commissions, dealer manager fees and the Servicing Fees, as applicable, receivable from the Company and the Dealer hereby waives any and all rights to receive payment of selling commissions or any reallowance of dealer manager fees or the Servicing Fees, as applicable, due until such time as the Dealer Manager is in receipt of the selling commission, dealer manager fee or Servicing Fees, as applicable, from the Company. Notwithstanding the above, the Dealer affirms that, to the extent the Dealer retains selling commissions as described above under “Upfront Selling

Commissions,” neither the Company nor the Dealer Manager shall have liability for selling commissions payable to the Dealer, and that the Dealer is solely responsible for retaining the selling commissions due to the Dealer from the subscription funds received by the Dealer from its customers for the purchase of Shares in accordance with the terms of the Agreement.

Notwithstanding anything herein to the contrary, the Dealer will not be entitled to receive any selling commissions, dealer manager fees or Servicing Fees which would cause the aggregate amount of selling commissions, dealer manager fees, Servicing Fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid from any source in connection with this Offering to exceed ten percent (10.0%) of the gross proceeds raised from the sale of Shares in the Primary Offering.

Due Diligence

In addition, the Dealer Manager or the Company will pay or reimburse the Dealer for reasonable and documented bona fide due diligence expenses incurred by the Dealer in connection with the Offering. Such due diligence expenses may include travel, lodging, meals and other reasonable and documented out-of-pocket expenses incurred by the Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. The Dealer shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Dealer Manager for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice. Notwithstanding the foregoing, no such payment will be made if such payment would cause the aggregate of such reimbursements to the Dealer and other broker-dealers, together with all other organization and offering expenses, to exceed 15% of the Company’s gross proceeds from the Offering. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Prospectus, FINRA rules and other applicable laws and regulations.

Share Class Election

CHECK EACH APPLICABLE BOX BELOW IF THE DEALER ELECTS TO PARTICIPATE IN THE DISTRIBUTION OF THE LISTED SHARE CLASS

☐	Class T Shares	☐	Class S Shares	☐	Class D Shares	☐	Class I Shares

The following reflects the selling commission and/or the Servicing Fees as agreed upon between the Dealer Manager and the Dealer for the applicable Share Class.

	Upfront Selling Commission of up to 3.0% of the transaction price per Class T Share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T Shares.
(Initials)
	Dealer Manager Fee of up to 0.5% of the transaction price per Class T Share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T Shares.
(Initials)
Servicing Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class T Shares, consisting of an advisor stockholder servicing fee of 0.65% (Annualized Rate), and a dealer stockholder servicing fee of 0.20% (Annualized Rate), of the aggregate NAV of outstanding Class T Shares.

By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

(Initials)
	Upfront Selling Commission of up to 3.5% of the transaction price per Class S Share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class S Shares.
(Initials)
Servicing Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class S Shares

By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

(Initials)
	Upfront Selling Commission of up to 1.5% of the transaction price per Class D Share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class D Shares.
(Initials)
	Servicing Fee of 0.25% (Annualized Rate) of aggregate NAV of outstanding Class D Shares	By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.
(Initials)

* Subject to discounts described in the “Plan of Distribution” section of the Prospectus.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

“DEALER MANAGER”

BROOKFIELD OAKTREE WEALTH SOLUTIONS LLC

By:
Name:
Title:

“DEALER”

(Print Name of Dealer)

By:
Name:
Title:

SCHEDULE II

TO

SELECTED DEALER AGREEMENT WITH

BROOKFIELD OAKTREE WEALTH SOLUTIONS LLC

NAME OF ISSUER:	BROOKFIELD REAL ESTATE INCOME TRUST INC.

NAME OF DEALER:

SCHEDULE TO AGREEMENT DATED:

The Dealer hereby authorizes the Dealer Manager or its agent to deposit selling commissions, Servicing Fees, and other payments due to it pursuant to the Selected Dealer Agreement to its bank account specified below. This authority will remain in force until Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into the Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to the Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

DEALER

(Print Name of Dealer)

By:
Name:
Title:

Exhibit A

Dealer Manager Agreement

Exhibit B

Electronic Signature Use Indemnity Agreement

Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section XXI hereof). In consideration of the Company allowing Dealer and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Dealer’s representations or covenants set forth in Section XXI hereof or the representations described below.

The Dealer represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section XXI of this Agreement. Dealer represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Dealer’s client given with such client’s prior authorization and consent. Dealer represents that the Company may act in accordance the instructions authorized by Electronic Signature without any responsibility to verify that Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Dealer’s client received all disclosures required by applicable Electronic Signature Law. Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Company.

EXHIBIT B

FORM OF SELECTED DEALER AGREEMENT

This Agreement (the “Agreement”) is made as of [                ], 20[    ] by and among Brookfield Oaktree Wealth Solutions LLC (the “Dealer Manager”), the dealer manager for the continuous public offering of shares of common stock, $0.01 par value per share (“Common Stock”), of Brookfield Real Estate Income Trust Inc. (formerly, Oaktree Real Estate Income Trust, Inc.), a Maryland corporation (the “Company”), the Company, Brookfield REIT Adviser LLC (the “Adviser”) and [                ] (“Dealer”). The parties hereby agree that Dealer will participate in the distribution of the Shares (defined below), subject to the terms of this Agreement. In consideration of the mutual covenants hereinafter contained, the parties agree as follows:

1.	DEALER MANAGER AGREEMENT

a. The Company has entered into a dealer manager agreement (the “Dealer Manager Agreement”) with the Dealer Manager, whereby the Dealer Manager acts as the dealer manager in connection with the Offering of the Shares (each as defined below) to the public and may retain broker-dealers to act as its agents in connection with such Offering.

b. As described in the Dealer Manager Agreement, the Company has filed one or more registration statements with the Securities and Exchange Commission (the “SEC”) that are listed on Schedule III to this Agreement (each, a “Registration Statement”), which Schedule III may be amended from time to time with the written consent of the Company and the Dealer Manager. Any new Registration Statement will be added to Schedule III upon its initial effectiveness with the SEC. Each Registration Statement shall register an ongoing public offering (each, an “Offering”) of Common Stock, which may consist of Class T, Class S, Class D and/or Class I Shares of Common Stock (the “Shares”).

c. The Offering is and shall be comprised of a maximum amount of Shares set forth in the Prospectus (as defined below) that will be issued and sold to the public at the public offering prices per Share set forth in the Prospectus pursuant to a primary offering (the “Primary Shares”) and the Company’s distribution reinvestment plan (the “DRIP Shares”). In connection with the Offering, the minimum purchase by any one person shall be as set forth in the Prospectus. In this Agreement, unless explicitly stated otherwise, the “Prospectus” means, at any given time, each Prospectus contained in a Registration Statement, except that if the prospectus or prospectus supplement filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), shall differ from the Prospectus on file with respect to such Registration Statement at its effective date, the term “Prospectus” shall include such prospectus or prospectus supplement filed pursuant to Rule 424(b).

d. Notwithstanding the foregoing, if any new Registration Statement is added to Schedule III to this Agreement, the Dealer Manager will promptly give Dealer written notice of such addition. Schedule III to the Dealer Manager Agreement may be amended from time to time with the written consent of the Company and the Dealer Manager. However, the addition or removal of Registration Statements from Schedule III to this Agreement shall only apply prospectively and shall not affect the respective agreements, representations and warranties of the Company, the Adviser, the Dealer Manager and Dealer prior to receipt by Dealer of copies of such amendments to Schedule III to this Agreement. It is possible that more than one Registration Statement may be listed on Schedule III during times of transition from one Registration Statement to another, during which time offers or sales may be made pursuant to either Registration Statement. In such event, the Dealer Manager shall (a) communicate to Dealer details about the transition from one Registration Statement to the next, including when sales may be made pursuant to the most recent Registration Statement and when sales will cease pursuant to the older Registration Statement and (b) provide Dealer with sufficient copies of the appropriate Prospectus and other offering materials in order to continue to make offers and sales throughout such transition period.

e. In this Agreement, unless explicitly stated otherwise, the “Registration Statement” means, at any given time, each of the registration statements listed on Schedule III to this Agreement, as such Schedule III may be amended from time to time, as each such registration statement is finally amended and revised at the effective date of the registration statement (including at the effective date of any post-effective amendment thereto). In this Agreement, unless explicitly stated otherwise, the “Offering” means, at any given time, an offering covered by a Registration Statement and “Shares” means the Shares being offered in an Offering. In this Agreement, unless explicitly stated otherwise, any references to the Registration Statement, the Offering, the Shares or the Prospectus with respect to each other shall mean only those that are all related to the same Registration Statement.

2.	AUTHORIZATION

a. In accordance with the authority granted under the Dealer Manager Agreement and with the consent of the Company, the Dealer Manager hereby appoints Dealer to solicit investors to make investments in the Shares and to perform such other services in accordance with the provisions set forth herein. Dealer hereby accepts such appointment and agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Prospectus and render such services and to assume the obligations set forth herein, on the terms and conditions set forth herein, for the compensation provided for on Schedule I attached hereto. By Dealer’s acceptance of this Agreement, Dealer will become one of the Dealers referred to in the Dealer Manager Agreement, but Dealer shall only have the obligations explicitly set forth in this Agreement. Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement. The Dealer Manager and Dealer each further agree, and hereby make the representations as set forth below, which shall govern all offers and sales of the Shares made by Dealer.

b. Dealer confirms that it is not authorized to act as agent for Dealer Manager or the Company, except as expressly provided in this Agreement.

3.	PRICING

Except as otherwise provided in the Prospectus, which may be amended or supplemented from time to time, the Primary Shares shall be offered to the public at a purchase price payable in cash equal to the then-applicable “transaction price” (which will be equal to (i) the Company’s prior month’s net asset value (“NAV”) per Share applicable to the class of Shares being purchased (as calculated in accordance with the procedures described in the Prospectus), or (ii) a different offering price in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month) plus any applicable selling commissions and dealer manager fees. Except as otherwise provided in the Prospectus, for stockholders who participate in the Company’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to the class of Shares that each stockholder owns will be automatically re-invested in additional Shares of the same class. The DRIP Shares will be issued and sold to stockholders of the Company at the transaction price of the applicable class of Shares on the date the distribution is payable. Except as otherwise indicated in the Prospectus or in any letter or memorandum sent to the Dealer by the Company or the Dealer Manager, a minimum initial purchase of $2,500 in Class T Shares, Class S Shares and Class D Shares is required, a minimum initial purchase of $1,000,000 in Class I Shares is required and additional investments may be made in cash in minimal increments of at least $500 in Shares. The Shares are non-assessable.

4.	SUBMISSION OF ORDERS

a. In order to purchase Shares in the Offering, a subscriber must complete and execute a subscription agreement substantially in the form filed as an appendix to the Prospectus (a “Subscription Agreement”) and deliver to Dealer such completed and executed Subscription Agreement together with a wire transfer or authorization for Dealer to debit such subscriber’s account held at Dealer and to send a wire transfer (“instruments of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount described in Section 3 herein. Dealer shall deliver to the Company or its agent such completed and executed Subscription Agreement together with the instrument of payment in the amount of such person’s purchase. The Dealer Manager acknowledges that subscribers will be instructed to send the Subscription Agreement directly to Dealer, and Dealer will arrange delivery of such documents to the Company or its agent.

b. Those persons who purchase Shares will be instructed by Dealer to make their instruments of payment payable to or for the benefit of “Brookfield Real Estate Income Trust Inc.” Purchase orders which include a completed and executed Subscription Agreement in good order received by the Company at least five (5) business days prior to the first calendar day of the month and instruments of payment received by the Company at least two (2) business days prior to the first calendar day of the month (unless waived by the Dealer Manager) will be effective as of the first calendar day of such month (based on the prior month’s transaction price).

c. If Dealer receives a Subscription Agreement or instrument of payment not conforming to the foregoing instructions, Dealer shall promptly return such Subscription Agreement and instrument of payment directly to such subscriber. Subscription Agreements and instruments of payment received by Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 4. Transmittal of received investor funds will be made in accordance with one of the following procedures, as applicable:

i. Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

ii. Where, pursuant to the Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location, Subscription Agreements and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Company or its agent as set forth in the Subscription Agreement or as otherwise directed by the Company.

d. Subscription Agreements received during each month before five (5) business days prior to the first calendar day of the next month will be transmitted at least five (5) business days prior to the first calendar day of the next month and instruments of payment with respect to such transmitted Subscription Agreements will be transmitted at least two (2) business days prior to the first calendar day of the next month as set forth in the Subscription Agreement or as otherwise directed by the Company. Subscription Agreements received from subscribers during the five (5) business day period prior to the first calendar day of a month will be transmitted at least five (5) business days prior to the first calendar day of the month after the next month (the “following month”) and instruments of payment with respect to such transmitted Subscription Agreements will be transmitted at least two (2) business days prior to the first calendar day of the following month.

e. Subscription funds may be transmitted to the Company net of selling commissions and dealer manager fees, as applicable, subject to the terms and conditions set forth in Schedule I attached hereto. Dealer confirms that such transmittal procedures described in this Section 4 comply with applicable laws governing transmittal of funds, including Rule 15c2-4 and 10b-9 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

f. The Dealer Manager acknowledges that in connection with the Offering, Dealer will utilize with its customers making purchases of Shares (“Clients”) a subscription agreement (in a form approved in advance by the Dealer Manager) which will provide that the total purchase price paid by a Client for the Shares shall be comprised of (i) the transaction price for the number of Shares the Client intends to purchase, plus (ii) the applicable upfront selling commissions and dealer manager fees payable to Dealer for such Shares. Such commissions and fees will be collected by Dealer prior to the Client’s funds being transferred to the Company.

5.	RIGHT TO REJECT ORDERS OR CANCEL SALES

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order in its sole discretion, including, without limitation, orders not accompanied by an executed Subscription Agreement in good order or without the required instrument of payment in full payment for the Shares. Dealer agrees that no selling commission or dealer manager fee will be paid to Dealer with respect to the portion of any subscription that is rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale without notice. If the Company is not in actual receipt of clearinghouse funds or cash, or the equivalent in payment for the Shares, the Company reserves the right to cancel the sale. Dealer agrees that no selling commission or dealer manager fee will be paid to Dealer with respect to the portion of any subscription that is rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor.

In the event that the Dealer Manager has reallowed any selling commission or dealer manager fee to Dealer for the sale of one or more Shares and the subscription is rejected, canceled or rescinded for any reason as to one or more of the Shares covered by such subscription, Dealer shall pay the amount specified to the Dealer Manager within five (5) business days following mailing of notice to Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. Further, if the Dealer has retained selling commissions in connection with an order that is subsequently rejected, canceled or rescinded for any reason, the Dealer agrees to return to the subscriber any selling commission and dealer manager fee theretofore retained by the Dealer, together with any other related subscription funds then in Dealer’s control, if any, with respect to such order within three (3) business days following mailing of notice to the Dealer by the Dealer Manager stating the amount owed as a result of rescinded or rejected subscriptions. If Dealer fails to pay any such amounts, the Dealer Manager shall have the right to offset such amounts owed against future compensation due and otherwise payable to Dealer (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).

6.	DEALER COMPENSATION

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales and ongoing stockholder services rendered by Dealer hereunder, Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule I attached hereto

7.	PROSPECTUS AND SALES LITERATURE

Dealer agrees that neither it nor any of its principals, directors, officers or employees, is authorized to give any information to investors or prospective investors concerning the Shares, the Company or the Dealer Manager except as set forth in this Section 7.

a. Dealer is not authorized or permitted to give and will not give, any information or make any representation (written or oral) concerning the Shares, including to any Client or prospective Client, except as set forth in the Prospectus and any additional sales literature which has been approved for Client use in advance in writing by the Dealer Manager or the Company (collectively, “Authorized Sales Materials”). All Authorized Sales Materials have, or will have prior to the date such materials are provided to Dealer, received all required regulatory approvals, which may include but are not limited to, the approval of the SEC and state securities agencies, as applicable, and have been, or will be prior to the date such materials are provided to Dealer, filed with and approved by the Financial Industry Regulatory Authority, Inc. (“FINRA”), regardless of whether or not such filing is required by the applicable FINRA rules; provided, however, that no such Authorized Sales Materials will be required to be filed if they are excluded from filing requirements pursuant to FINRA Rule 2210(c)(7). The Dealer Manager will supply to Dealer reasonable quantities of the Prospectus, any supplements thereto and any amended Prospectus, as well as any Authorized Sales Materials, for delivery to investors.

b. Dealer agrees that it will provide to each person to whom an offer to sell the Shares is made: (i) a copy of the Prospectus, (ii) all supplements thereto, and (iii) any amended Prospectus, that has then been supplied to Dealer by the Dealer Manager as of the time of such offer. The Dealer Manager agrees to furnish or cause to be furnished to each Client by electronic mail (or where the Client has not agreed to receipt of such information by electronic mail, then by physical delivery), no later than five (5) business days prior to the completion of the sale of Shares to such Client, a copy of any supplement to the Prospectus or amended Prospectus filed with the SEC prior to the Company’s acceptance of such Subscription Agreement. Dealer agrees that it will not send or give any supplement to the Prospectus or any Authorized Sales Materials to an investor unless it has previously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus to that investor or has simultaneously sent or given a Prospectus and all previous supplements thereto and any amended Prospectus with such supplement to the Prospectus or Authorized Sales Materials. Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and prominently marked “dealer only” or otherwise bearing a prominent legend denoting that it is not to be used in connection with the sale of Shares to members of the public. Dealer agrees that it will not show or give to any investor or prospective investor in a particular jurisdiction any material or writing that is supplied to it by the Dealer Manager if such material bears a prominent legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction. Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a prominent legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates.

c. Dealer agrees to take reasonable steps to comply with the written request of any Client or prospective Client for a copy of the Prospectus (as amended and supplemented) required for compliance with the provisions of Rule 15c2-8 under the Exchange Act for a period of 90 days from the effective date of the Registration Statement or such other period as may be required by the Exchange Act or the rules and regulations thereunder. This obligation shall survive regardless of the termination of this Agreement.

d. Notwithstanding anything herein to the contrary, in the event that the Company files with the SEC any supplements to the Prospectus after the date on which the Company receives a Subscription Agreement from any Client, but prior to the acceptance thereof by the Company, the Dealer Manager agrees to furnish or cause to be furnished to any such Client, immediately following the filing with the SEC, via electronic mail (or where electronic mail is not permitted due to state regulations or Client request, via overnight mail or courier service), a copy of any such supplement to the Prospectus.

8.	DUTIES OF DEALER

a. Dealer agrees to deliver to each of its Clients making purchases of Shares, prior to the time of offer, a copy of the Company’s then-current Prospectus, including a Subscription Agreement, and may deliver Authorized Sales Materials subject to the terms herein, all as amended from time to time (together with the Prospectus and the form of Subscription Agreement collectively, the “Offering Materials”).

b. Dealer agrees to maintain records of all purchases and sales of Shares made through Dealer for at least the period required under applicable law and upon request from a regulatory authority or as required under applicable law to furnish such regulatory authority with copies of such records.

c. Except as set forth in Schedule I hereto or as otherwise agreed by Dealer and the Dealer Manager, the parties agree that all out-of-pocket expenses incurred by such party in connection with its activities under this Agreement will be borne by such party.

d. If the Dealer Manager believes that the contact information of a Dealer Shareholder (as defined below) has changed, the Dealer Manager may request such information from Dealer. For purposes of this Agreement, a “Dealer Shareholder” shall include any person or entity that invests in the Company through Dealer during the term of this Agreement.

e. Dealer will provide the Dealer Manager such information relating to the offer and sale of the Shares by it as the Dealer Manager may from time to time reasonably request to enable the Dealer Manager or the Company, as the case may be, to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws and the rules and regulations thereunder.

9.	LIMITATION OF OFFER; SUITABILITY

a. Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and participations in the DRIP) only to persons who meet the financial qualifications and suitability standards set forth in the Prospectus and will only make offers to persons in the jurisdictions in which it is advised in writing by the Dealer Manager that the Shares are qualified for sale or that such qualification is not required and in which Dealer has all required licenses and registrations to offer Shares in such jurisdictions. In offering Shares, Dealer will comply with the provisions of the Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Article III.C and Article III.E.1 of the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administrators Association, Inc. (the “NASAA Guidelines”). Nothing contained in this Section 9 shall be construed to relieve Dealer of its suitability obligations under FINRA Rule 2111 or FINRA Rule 2310.

Dealer will sell Class T Shares, Class S Shares, Class D Shares and/or Class I Shares only to the extent approved by the Dealer Manager as set forth on Schedule I to this Agreement and to the extent approved to sell Class T Shares, Class S Shares, Class D Shares and Class I Shares pursuant to this Agreement, Dealer will sell such Shares only to those persons who are eligible to purchase Class T Shares, Class S Shares, Class D Shares and Class I Shares as described in the Prospectus. Nothing contained in this Agreement shall be construed to impose upon the Company, the Adviser or the Dealer Manager the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Prospectus. Dealer shall not purchase any Shares for a discretionary account without obtaining the prior written approval of Dealer’s customer and such customer’s completed and executed Subscription Agreement.

b. Dealer agrees to comply with, if applicable, the record-keeping requirements imposed by (i) federal and state securities laws and the rules and regulations thereunder, (ii) the applicable rules of FINRA and (iii) the NASAA Guidelines, including the requirement to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six (6) years from the date of the sale of the Shares. Dealer further agrees to make the Suitability Records available to representatives of the SEC, FINRA, applicable state securities administrators or other regulatory agencies upon receipt by the Dealer Manager, the Company, the Adviser or the Dealer of a subpoena, inquiry or other appropriate request from such agency. Dealer further agrees to use commercially reasonable efforts to cooperate with reasonable requests by the Company, the Adviser and the Dealer Manager for information required to respond to questions or inquiries from such agencies regarding the Suitability Records.

10.	DISCLOSURE REVIEW

The Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Prospectus or other materials, that all material facts are adequately and accurately disclosed in the Prospectus and provide a basis for evaluating the Shares. In making this determination, the Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, the Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager or a sponsor or an affiliate of the Dealer Manager or sponsor of the Company.

Each of the Company, the Adviser and the Dealer Manager agree that it will timely provide to Dealer all information and documentation necessary for Dealer to conduct the reasonable investigation described in the preceding paragraph on an ongoing basis during the term of this Agreement, as well as any other information and documentation reasonably requested by Dealer.

11.	REPRESENTATIONS AND WARRANTIES

I. Dealer Manager and Dealer Representations, Warranties and Covenants. In addition to the representations and warranties found elsewhere in this Agreement, each of the Dealer Manager and Dealer represent, warrant and agree that:

a. it is duly organized and existing and in good standing under the laws of the state, commonwealth or other jurisdiction in which it is organized;

b. it is a member of FINRA in good standing and a properly registered or licensed broker-dealer, has obtained all necessary approvals, licenses and permits required by applicable law for it to enter into this Agreement and engage in the public offer and sale of securities of the type represented by the Offering of Shares and shall maintain such approvals, licenses and permits for so long as this Agreement is in effect, and it further represents and warrants that it will notify the other party immediately at such time, if any, as it ceases to hold any such necessary approval, license or permit;

c. it has full power and authority under applicable laws, and has taken all action necessary, including obtaining all necessary approvals, to enter into and perform its obligations under this Agreement, that there are no impediments, prior or existing, or regulatory, self-regulatory, administrative, civil or criminal matters affecting Dealer’s ability to perform under this Agreement and that the person executing this Agreement on its behalf is duly authorized and empowered to execute and deliver this Agreement;

d. execution, delivery, and performance of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein, including the issuance and sale of the Shares, will not constitute a breach of, or default under, any agreement or instrument by which it is bound, or to which any of its assets are subject, or any order, rule, or regulation applicable to it of any court, governmental body, or administrative agency having jurisdiction over it;

e. it has developed and will continue to maintain policies and procedures reasonably designed to ensure material compliance with all applicable laws;

f. it has, and will maintain, security policies, procedures and measures in place reasonably designed to minimize the threat of unauthorized access to computing systems or networks including, but not limited to, information technology policies requiring multi-factor authentication for remote login, closed desktop environments and web traffic monitoring; and

g. it agrees to be bound by, and to comply with, applicable federal and state laws and all rules and regulations promulgated thereunder generally affecting the sale or distribution of Shares, including anti-money laundering laws, anti-corruption and anti-bribery statutes and regulations and applicable guidance issued by the Department of the Treasury, the SEC and FINRA.

II.	Additional Representations, Warranties and Covenants.

a. Board Approval of Agreement. The Company and the Adviser represent and warrant that a substantially similar form of this Agreement has been approved by the board of directors of the Company and no additional approval of the board of directors or manager of the Company, the Dealer Manager or the Adviser is required for the execution, delivery and performance of this Agreement by either party.

b. Compliance with the Securities Act. The Company represents and warrants that, at the time the Registration Statement becomes effective (the “Effective Date”) and at the time that any post-effective amendments thereto or any additional registration statement filed under
Rule 462(b) of the Securities Act becomes effective, the Registration Statement or any amendment thereto (1) complied, or will comply, as to form in all material respects with the requirements of the Securities Act and the regulations thereunder (the “Regulations”) and (2) did not or will not (as of such Effective Date) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Prospectus or any amendment or supplement thereto is filed with the SEC pursuant to Rule 424(b) or 424(c) of the Regulations and at all times subsequent through the last day of the term of this Agreement, the Prospectus will comply in all material respects with the requirements of the Securities Act and the Regulations, and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation with respect to any statement or omission made by Dealer specifically for inclusion in the Registration Statement or any amendment thereto or in the Prospectus or any amendment or supplement thereto. Any Prospectus delivered to Dealer will be identical to the electronically transmitted copies thereof filed with the SEC, except to the extent permitted by Regulation S-T.

c.	Regulatory Approvals and Prospectus Supplements.

i. SEC Orders. The Company will use its commercially reasonable efforts to cause any amendments to the Registration Statement to become effective as promptly as possible and to maintain the effectiveness of the Registration Statement, and will promptly notify Dealer (a) when any post-effective amendment to the Registration Statement becomes effective, other than ordinary course post-effective amendments, (b) of the issuance by the SEC or any state securities authority of any jurisdiction of any stop order or of the initiation, or any threat for which it has knowledge, of any proceedings for that purpose or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the institution, or any threat for which it has knowledge, of any proceedings for any of such purposes, and (c) if the Registration Statement becomes unavailable for use in connection with the Offering of the Shares for any reason.

ii. FINRA Approval and “Blue Sky” Qualifications. The Company and the Dealer Manager will endeavor in good faith to seek and maintain the approval of the Offering by FINRA, and to qualify the Shares for offering and sale under the securities laws of all 50 states, the District of Columbia, Guam, Puerto Rico and the Virgin Islands, and to maintain such qualifications; provided, however, the Company shall not be obligated to subject itself to taxation as a party doing business in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company shall file and make such statements or reports as are or may reasonably be required by the laws of such jurisdictions, unless the Dealer Manager agrees that such action is not at the time necessary or advisable.

iii. “Blue Sky” Memorandum. The Company will furnish to Dealer, and Dealer may be allowed to rely upon, a “Blue Sky” Memorandum (the “Blue Sky Memorandum”), prepared by counsel reasonably acceptable to Dealer (with the understanding that Alston & Bird LLP shall so qualify), in customary form naming the jurisdictions in which the Shares have been qualified for sale under the respective securities laws of such jurisdiction. The Blue Sky Memorandum shall be promptly updated by counsel and provided to Dealer from time to time to reflect any changes and updates to the jurisdictions in which the Shares have been qualified for sale. In each jurisdiction where the Shares have been qualified, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction.

iv. Amendments and Supplements. If during the time when a Prospectus is required to be delivered under the Securities Act, any event relating to the Company shall occur as a result of which it is necessary, in the opinion of the Company’s counsel, to amend the Registration Statement or to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to an investor, or if it shall be necessary, in the opinion of the Company’s counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or Regulations, the Company shall prepare and furnish without expense to Dealer, a reasonable number of copies of an amendment or amendments of the Registration Statement or the Prospectus, or a supplement or supplements to the Prospectus that will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the Registration Statement or the Prospectus comply with such requirements. During the time when a Prospectus is required to be delivered under the Securities Act, the Company shall comply in all material respects with all requirements imposed upon the Company by the Securities Act, as from time to time in force, including the undertaking contained in the Company’s Registration Statement pursuant to Item 20.D of the SEC’s Industry Guide 5 (as interpreted by applicable SEC guidance), so far as necessary to permit the continuance of sales of the Shares in accordance with the provisions hereof and the Prospectus.

d. Notification of Litigation. The Company agrees that it will promptly notify Dealer of any litigation or proceedings which could reasonably be expected to have a material adverse effect on the Company or the Offering.

III. Additional Dealer Representation, Warranties and Covenants. In addition to the representations and warranties found elsewhere in this Agreement, Dealer represents, warrants and agrees that:

a. Dealer shall notify the Dealer Manager, promptly in writing, of any written claim or complaint or any enforcement action or other proceeding with respect to Shares offered hereunder against Dealer or its principals, affiliates, officers, directors, employees or agents, or any person who controls Dealer, within the meaning of Section 15 of the Securities Act.

b. Dealer has policies and procedures reasonably designed to provide for its compliance with the U.S. Foreign Account Tax Compliance Act.

c. Dealer will not sell or distribute Shares or otherwise make any such Shares available in any jurisdiction outside of the United States unless Dealer receives prior consent from the Dealer Manager.

d. Dealer acknowledges that the Dealer Manager will enter into similar agreements with other broker-dealers, which does not require the consent of the Dealer.

e. Dealer agrees to be bound by the terms of any escrow agreement applicable to the Offering, if any, and the Dealer agrees that it will not represent or imply that the escrow agent identified in the Prospectus, has investigated the desirability or advisability of any investment in the Company or has approved, endorsed or passed upon the merits of the Shares or of the Company, nor will the Dealer use the name of said escrow agent in any manner whatsoever in connection with the offer or sale of the Shares other than by acknowledgement that it has agreed to serve as escrow agent.

f. Each of Dealer’s principals, directors, officers, employees, and agents who will participate or otherwise be involved in the offer or sale of the Shares or the performance of its duties and activities hereunder is either appropriately licensed or exempt from such licensing requirements by the appropriate regulatory agency of each state or other jurisdiction in which it will offer and sell Shares.

g. Dealer will be responsible for confirming that the distribution of Shares to, and subscription by, any Client identified by Dealer complies with all law applicable to Dealer (including, but not limited to, with respect to anti-money laundering and sanctions laws compliance) prior to such Client’s subscription for Shares. Dealer will review all Subscription Agreements and assist the Dealer Manager and the Company in ensuring that the Subscription Agreements are fully completed. Dealer will take all reasonable steps to ensure that the Client has provided the necessary information to the Dealer Manager and will promptly inform the Dealer Manager of any basis to believe that such requirements have not been satisfied by the Client.

h. Dealer agrees that it will not engage a sub-selling agent to assist it in the offer or sale of Shares without the prior written consent of the Dealer Manager which consent will not be unreasonably withheld. Any approved sub-selling agent shall be required to enter into an agreement with Dealer which agreement shall be subject to the Dealer Manager’s approval. The foregoing shall not prohibit or limit Dealer’s ability to utilize the assistance of its affiliates to assist Dealer in performing its obligations under this Agreement.

12.	INDEMNIFICATION

a. Subject to the limitations below, Dealer shall indemnify, defend and hold harmless the Dealer Manager, the Company, the Adviser and the Company’s transfer agent, administrator and custodian and their respective officers, directors (including any person named in the Registration Statement, with his consent, as about to become a director), each other person who has signed the Registration Statement, trustees, employees and agents and any person who may be deemed to be a controlling person of any of the Dealer Manager, the Company or the Adviser (collectively, the “Brookfield Indemnified Parties”), from and against any and all losses, costs, claims, damages, liabilities and expenses (including the reasonable costs of investigating or defending against such losses, costs, claims, demands or liabilities and any court costs and reasonable attorney’s fees in connection therewith) (collectively, “Losses”), whether joint or several, to which any such Brookfield Indemnified Party may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any material breach of any agreement, representation, warranty or covenant made by Dealer herein or (ii) Dealer’s gross negligence, willful misconduct or material violation of any applicable law in the performance of, or failure to perform, its obligations under this Agreement, (iii) any untrue statement of a material fact contained (a) in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or (b) in any blue sky application or other document executed by the Company or on its behalf specifically for the purpose of qualifying any or all of the Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Company under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”) or (c) in any Authorized Sales Materials; or (iv) the omission to state in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, or in any Blue Sky Application or Authorized Sales Materials a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that clauses (iii) and (iv) apply, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Dealer Manager by or on behalf of Dealer specifically for use with reference to Dealer in the preparation of the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials, (v) any use of sales literature not authorized or approved by the Company and the Dealer Manager or any use of “broker-dealer use only” materials with members of the public by Dealer in the offer and sale of the Shares or any use of sales literature in a particular jurisdiction if such material bears a legend denoting that it is not to be used in connection with the sale of Shares to members of the public in such jurisdiction or (vi) any untrue statement made by the Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Shares; provided that in the case of any of (i) through (vi), Dealer will not be liable to and will not have any indemnification obligation to any Brookfield Indemnified Party for the portion of any Losses that is the result of any Brookfield Indemnified Party’s material breach of this Agreement, gross negligence, willful misconduct or violation of any applicable law (the “Brookfield Disabling Conduct”); provided further that any amounts for reimbursement of expenses advanced to an Brookfield Indemnified Party under this subparagraph will be repaid by Dealer Manager to Dealer in the event that such expenses resulted from Brookfield Disabling Conduct.

b. Subject to the limitations below, the Company, to the extent permitted by the Company’s charter, shall indemnify, defend and hold harmless Dealer and its respective officers, directors, trustees and any person who may be deemed to be a controlling person of Dealer (collectively, the “Dealer Indemnified Parties”), from and against any and all Losses, whether joint or several, to which any such Dealer Indemnified Party may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any material breach of any agreement, representation, warranty or covenant made by the Company in this Agreement; (ii) the Company’s gross negligence, willful misconduct or material violation of any applicable law in the performance of, or failure to perform, its obligations under this Agreement; or (iii) any untrue statement of a material fact or any omission of a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, in any Blue Sky Application, or any Authorized Sales Materials or other written information approved or supplied by the Company or its affiliates to Dealer; provided that in the case of any of (i) through (iii), the Company will not be liable to and will have no indemnification obligation to any Dealer Indemnified Party for the portion of any Losses that is the result of any Dealer Indemnified Party’s material breach of this Agreement, gross negligence, willful misconduct or material violation of any applicable law (the “Dealer Disabling Conduct”); provided further that any amounts for reimbursement of expenses advanced to a Dealer Indemnified Party under this subparagraph will be repaid by Dealer to the Company in the event that such expenses resulted from Dealer Disabling Conduct. Notwithstanding the foregoing provisions of this Section 12 (b), the Company may not indemnify or hold harmless Dealer or any of its affiliates in any manner that would be inconsistent with the provisions to Article II.G of the NASAA Guidelines. In particular, but without limitation, the Company may not indemnify or hold harmless Dealer or any of its affiliates for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

i. There has been a successful adjudication on the merits of each count involving alleged securities law violations;

ii. Such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

iii. A court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Further notwithstanding the foregoing provisions of this Section, the Company will not be liable in any such case to the extent that any such Loss or expense arises out of or is based upon an untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Dealer specifically for use in the Registration Statement, the Prospectus or any post-effective amendment or supplement to any of them, any Blue Sky Application or any Authorized Sales Materials, and, further, the Company will not be liable for the portion of any Loss in any such case if it is determined that Dealer was at fault in connection with such portion of the Loss, expense or action.

The foregoing indemnity agreement of this Section is subject to the further condition that, insofar as it relates to any untrue statement or omission made in the Prospectus (or amendment or supplement thereto) that was eliminated or remedied in any subsequent amendment or supplement thereto, such indemnity agreement shall not inure to the benefit of a Dealer Indemnified Party from whom the person asserting any Losses purchased the Shares that are the subject thereof, if a copy of the Prospectus as so amended or supplemented was not sent or given to such person at or prior to the time the subscription of such person was accepted by the Company, but only if a copy of the Prospectus as so amended or supplemented had been supplied to the Dealer prior to such acceptance.

c. Subject to the limitations below, the Adviser shall indemnify, defend and hold harmless the Dealer Indemnified Parties, from and against any and all Losses, whether joint or several, to which any such Dealer Indemnified Party may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any material breach of any agreement, representation, warranty or covenant made by the Adviser in this Agreement; or (ii) the Adviser’s gross negligence, willful misconduct or material violation of any applicable law in the performance of, or failure to perform, its obligations under this Agreement; provided that in the case of any of (i) and (ii), the Adviser will not be liable to and will have no indemnification obligation to any Dealer Indemnified Party for the portion of any Losses that is the result of any Dealer Disabling Conduct; provided further that any amounts for reimbursement of expenses advanced to a Dealer Indemnified Party under this subparagraph will be repaid by Dealer to the Adviser in the event that such expenses resulted from Dealer Disabling Conduct.

d. Subject to the limitations below, Dealer Manager shall defend and hold Dealer Indemnified Parties free and harmless from and against any and all Losses, whether joint or several, to which any such person may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any material breach of any agreement, representation, warranty or covenant made by Dealer Manager herein or (ii) Dealer Manager’s gross negligence, willful misconduct or material violation of any applicable law in the performance of, or failure to perform, its obligations under this Agreement or the Dealer Manager Agreement; or (iii) any untrue statement of a material fact set forth in the Prospectus, in any Blue Sky Application or any Authorized Sales Materials provided by the Company or the Dealer Manager to Dealer or any omission to state a fact required to be stated therein to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Prospectus, in any Blue Sky Application or any Authorized Sales Materials or any post-effective amendment or supplement to any of them or in preparation of any Blue Sky Application or Authorized Sales Materials; provided that in the case of any of (i) through (iii), Dealer Manager will not be liable to and will not have any indemnification obligation to any Dealer Indemnified Party for the portion of any Losses that is the result of Dealer Disabling Conduct; provided further that any amounts for reimbursement of expenses advanced to a Dealer Indemnified Party under this subparagraph will be repaid by Dealer to Dealer Manager in the event that such expenses resulted from Dealer Disabling Conduct.

e. Promptly after receipt by a party entitled to indemnity under this Section 12 (an “Indemnified Party”) of notice of the commencement of an investigation, action, claim or proceeding, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 12, notify the indemnifying party of the commencement therefore, but the omission to notify the indemnifying party will not relieve it from any liability which it may have to any Indemnified Party otherwise under this Agreement. In case any such action is brought against any Indemnified Party, and it notified the indemnifying party thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party. After notice from the indemnifying party of its intention to assume the defense of an action, the Indemnified Party shall bear the expense of any additional counsel obtained by it and the indemnifying party shall not be liable to such Indemnified Party under this Section 12 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In the event that (a) the indemnifying party elects to assume the defense of such an action or proceeding and the Indemnified Party reasonably determines in its judgment that having common counsel would present such counsel with a conflict of interest or (b) the indemnifying party chooses not to assume the defense of the action or proceeding, then the Indemnified Party may engage separate counsel reasonably satisfactory to the indemnifying party to represent or defend such Indemnified Party in any such action or proceeding and the indemnifying party will pay the fees and disbursements of such counsel; provided, however, that the indemnifying party will not be required to pay the fees and disbursements of more than one separate counsel for all Indemnified Parties in each jurisdiction in any single action or proceeding, unless the interests of the Indemnified Parties are divergent enough to reasonably require separate counsel.

f. Neither the indemnifying party nor the Indemnified Party will, without the prior written consent of the other party (which consent will not be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (a “Judgment”), whether or not the indemnifying party or the Indemnified Party is an actual or potential party to such claim, action, suit or proceeding; provided, however, each indemnifying party shall have the right to settle or compromise or consent to the entry of any Judgment if such settlement, compromise or consent (i) shall include an unconditional release of the Indemnified Party and each other Indemnified Party hereunder from all liability arising out of such claim, action, suit or proceeding, (ii) shall not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party or any other Indemnified Party, and (iii) shall not impose any continuing obligations or restrictions on the Indemnified Party or any other Indemnified Party. The indemnifying party shall not be liable for any settlement of any action effected without its prior written consent (which consent will not be unreasonably withheld or delayed).

g. The foregoing indemnity will be in addition to any rights that the parties may have at common law or otherwise.

h. The indemnity agreements contained in this Section 12 shall remain operative and in full force and effect regardless of (a) any investigation made by or on behalf of Dealer or any person controlling Dealer, (b) delivery of any Shares and payment therefor, and (c) termination of this Agreement. A successor of the Indemnified Party shall be entitled to the benefits of the indemnity agreements contained in this Section 12.

i. Solely with respect to the relationship among the parties pursuant to this Agreement, the provisions of this Section 12 supersede and replace the provisions set forth in Section 5 of the Dealer Manager Agreement; provided that, as between the Company and the Dealer Manager, the original provisions of Section 5 of the Dealer Manager Agreement shall continue to govern. For the avoidance of doubt, neither this Section 12, nor any other provision of this Agreement, amends or modifies in any way the terms of the Dealer Manager Agreement applicable to (i) the relationship between the Company and the Dealer Manager pursuant to the Dealer Manager Agreement or (ii) the relationship between the Dealer Manager and any other dealer pursuant to a selected dealer agreement.

13.	ANTI-MONEY LAUNDERING

a. Dealer hereby represents and warrants that it has adopted an anti-money laundering program (“AML Program”) that complies with the Bank Secrecy Act, as amended by the USA PATRIOT Act of 2001, as amended (the USA PATRIOT ACT of 2001 and any future amendments thereto being referred to herein as the “PATRIOT Act,” and together with the Bank Secrecy Act, as amended, the “Act”); the rules and regulations under the Act; the rules, regulations and regulatory guidance of the SEC and FINRA or any other applicable self-regulatory organization or other governmental agency with jurisdiction over Dealer (collectively, “AML Rules and Regulations”). Dealer further represents that its AML Program, at a minimum, (1) designates a compliance officer to administer and oversee the AML Program, (2) provides ongoing employee training, (3) includes an independent audit function to test the effectiveness of the AML Program, (4) establishes internal policies, procedures, and controls that are consistent with Dealer’s obligations under this Agreement and AML Rules and Regulations, (5) includes a customer identification program consistent with the rules (including beneficial ownership requirements) under section 326 of the Act, (6) provides for the filing of all necessary anti-money laundering reports including, but not limited to, currency transaction reports and suspicious activity reports, (7) provides for compliance with applicable programs administered by the Office of Foreign Asset Control (“OFAC”) including, without limitation, screening all new and existing Clients against the list of specially designated nationals and blocked persons, and any other government list that is or becomes required under the Act, and (8) prescribes that appropriate regulators be permitted to examine Dealer’s AML books and records and that Dealer will promptly respond to requests by such regulators for information about Dealer’s AML Program. Dealer acknowledges and agrees that it (and not the Dealer Manager, Company or its transfer agent(s)) is responsible for monitoring and complying with AML Rules and Regulations and customer identification program requirements applicable to all Clients in respect of their investment in the Company.

b. Dealer hereby acknowledges and agrees that it (and not the Dealer Manager, the Company or its transfer agent or other service providers) is responsible for reviewing and monitoring Clients and complying with AML Rules and Regulations, including customer identification program requirements, with respect to Clients in connection with this Agreement

c. Dealer shall attest to anti-money laundering activities in a form reasonably acceptable to the Company.

Throughout the term of this Agreement, the representations and warranties of each of Dealer, the Dealer Manager, the Company and the Adviser, as applicable, in this Agreement shall be true and correct in all material respects. For as long as this Agreement is in effect, Dealer, the Dealer Manager, the Company and the Adviser, as applicable, agree to promptly provide notice to the other parties in the event that any of the representations and warranties set forth herein becomes materially inaccurate, or in the event that any covenant or condition on their part to be performed or satisfied has been breached or not satisfied in any material respect.

14.	CONFIDENTIALITY, COMMUNICATIONS, NON-SOLICITATION

a. Each of the parties acknowledges that it is or may become aware of Confidential Information or Customer Information (each as defined below) each in connection with the performance of this Agreement. For purposes of this Section 14, DM/Brookfield Representatives and Dealer Representatives (each as defined in this Section) may be referred to herein individually and collectively as “Representatives.”

b. The Dealer Manager, the Company and the Adviser hereby acknowledge that they have received or will receive written and/or oral information, including the names of Clients (such information being referred to in this Section 14 as “Customer Information”) from Dealer regarding those Clients that subscribe for Shares, as well as any and all technical or business information, including without limitation financial information, business or marketing strategies or plans or product development, but excluding Customer Information (the “Proprietary Information”), which constitutes the valuable property of the disclosing party, and that all such Customer Information or Proprietary Information has been or will be furnished to it subject to the provisions of this Section 14. The Dealer Manager, the Company and the Adviser agree that they will use, and that they will ensure that all of their employees, officers, directors, representatives, affiliates and agents providing services with respect to the Company (“DM/Brookfield Representatives”) use, the Customer Information or Proprietary Information solely in connection with the subscription for Shares by each Client, the booking of such Shares, communicating with such Clients, the administration of the Company and the performance of their respective roles with respect to the Company and the Shares pursuant to this Agreement and for no other purpose whatsoever. Furthermore, the Dealer Manager, the Company and the Adviser agree that they will not disclose or make available, and will ensure that none of the DM/Brookfield Representatives disclose or makes available, any Customer Information or Proprietary Information to any person or entity that does not have a need to know such Customer Information in connection with the foregoing.

c. Dealer acknowledges and agrees that the DM/Brookfield Representatives may disclose Customer Information or Proprietary Information or portions thereof (i) as may be consented to by Dealer or its Representatives, (ii) to each other; (iii) at the request of or as required by a government, regulatory or tax agency (including any self-regulatory agency) or in connection with an examination of the Dealer Manager, the Company and the Adviser or their Representatives by regulatory examiners; (iv) to their internal or external attorneys or auditors; and (v) as required by law, regulation or court order. In any of the circumstances mentioned in clauses (iii) or (v), the Dealer Manager, the Company and the Adviser shall (to the extent permitted by law and to the extent practicable) give Dealer reasonable prior notice of any such disclosure and, in any event, advise Dealer (to the extent not prohibited by law or regulation) of any such disclosure after it is made. The Dealer Manager, the Company and the Adviser shall be responsible for any breach of this Agreement by its Representatives

d. Dealer hereby acknowledges that it has received or will receive written and/or oral information from the Dealer Manager, the Company and the Adviser considered confidential and/or proprietary in connection with the performance of this Agreement, Dealer’s due diligence review of the Company or otherwise. For purposes of this Agreement, “Confidential Information” means any information relating to the Dealer Manager, the Company, the Adviser or their respective affiliates, disclosed to Dealer or Dealer Representatives (as defined below) in the course of performing this Agreement, which is or should reasonably be understood to be, confidential and/or proprietary to the Company, the Adviser and/or the Dealer Manager including, but not limited to, information about the Company’s actual or potential portfolio holdings and investments, investment and/or risk management techniques, information concerning the business, financial condition, operations, prospects, assets and liabilities of the Company, the Dealer Manager, the Adviser or their respective affiliates, whether prepared by the Company, its advisors or otherwise (including information or reports prepared by due diligence providers and information received by the Company, the Dealer Manager, the Adviser or their respective affiliates from third parties under confidential conditions). Dealer agrees that it will use any Confidential Information solely in connection with its obligations, duties and undertakings pursuant to this Agreement and for no other purpose whatsoever.

e. Notwithstanding the foregoing, Confidential Information does not include information that (i) is independently developed by Dealer or its Representatives; (ii) is or becomes publicly known without a breach of this Agreement by Dealer or its Representatives; (iii) is disclosed to Dealer or its Representatives by a third party not under an obligation of confidentiality to the disclosing party of which Dealer or its Representatives should reasonably be aware; or (iv) is in Dealer’s or its Representatives’ possession prior to the date of this Agreement unless already provided by the Dealer Manager.

f. Dealer agrees to hold, and to cause its employees, officers, directors or agents (collectively, “Dealer Representatives”) to hold, the Confidential Information in strict confidence.

g. The Confidential Information shall be kept confidential in accordance with the terms hereof by Dealer and its Representatives and shall not be disclosed by Dealer or its Representatives except (i) as may be consented to by the Dealer Manager, the Company and the Adviser or their Representatives; (ii) to each other; (iii) at the request of a government, regulatory or tax agency (including any self-regulatory agency) or in connection with an examination of Dealer or its Representatives by regulatory examiners; (iv) to their internal or external attorneys or auditors; or (v) as required by law, regulation or legal or judicial process. In any of the circumstances mentioned in clauses (iii) or (v), Dealer shall (to the extent permitted by law and to the extent practicable) give the Dealer Manager, the Company and the Adviser reasonable prior notice of any such disclosure and, in any event, advise the Dealer Manager, the Company and the Adviser (to the extent not prohibited by law or regulation) of any such disclosure after it is made. Dealer shall be responsible for any breach of this Agreement by its Representatives.

h. Notwithstanding the foregoing, it is anticipated that (i) Dealer, Dealer Representatives and Dealer’s managers, owners, members, partners, home office diligence personnel or other agents of Dealer that are conducting a due diligence inquiry on behalf of Dealer, and (ii) persons or committees, as the case may be, responsible for determining whether Dealer will continue to participate in the Offering ((i) and (ii) are collectively, “Diligence Representatives”), either have previously or will in the future have access to Confidential Information in connection with their diligence review. Such Diligence Representatives will be considered Dealer Representatives bound by the terms of this Section 14. In addition to the other obligations contained in this Section 14, Dealer agrees to use all reasonable precautions necessary to: (1) keep, and to cause its Diligence Representatives to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with Dealer’s due diligence inquiry; (2) not disclose, and to cause its Diligence Representatives to not disclose, such Confidential Information to the public, or to Dealer’s sales staff, financial advisors, Clients or any person involved in selling efforts related to the Offering, or to any other third party, and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares; and (3) preserve the confidentiality of such Confidential Information provided to Diligence Representatives, including but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of Dealer’s due diligence inquiry, and (b) informing each recipient of such Confidential Information of Dealer’s confidentiality obligation. Dealer acknowledges that Dealer or its Diligence Representatives may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. Dealer acknowledges that Dealer or its Diligence Representatives may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, and agrees that the foregoing restrictions shall apply to any Confidential Information received in the future through any source or medium. Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith.

i. Notwithstanding the foregoing, neither Dealer nor its Representatives will be in breach of this Section 14 by distributing to Clients copies of the Offering Materials and any other documents or information approved in advance by the Dealer Manager or the Company in writing.

j. Upon the Dealer Manager’s written request, Dealer shall return Confidential Information in its possession; provided, however, that Dealer may maintain copies of Confidential Information as required by law or regulation, or Dealer internal recordkeeping policies, and the confidentiality obligations hereunder shall continue to apply to any such copies.

k. Each party agrees to comply with the requirements of applicable law relating to the protection of data and information.

l. The Dealer Manager will not solicit a known client of Dealer or Dealer’s affiliates to invest in the Company or in any other investment vehicle for which the Dealer Manager acts as a sponsor, adviser, dealer manager or other service provider (a “Dealer Manager Company”) where the sole and only source of the relationship with such investor originated from an introduction by Dealer or Dealer’s affiliates in connection with the Offering contemplated by this Agreement. This provision shall not apply if the client approached the Dealer Manager, the Company or their respective affiliates.

15.	PRIVACY

a. The Company, the Dealer Manager and the Adviser acknowledge that, as a result of this Agreement, they may receive PII about Clients and Dealer employees. For the purposes of this Agreement, “PII” includes “Nonpublic Personal Information” as that term is defined in Title V of the Gramm-Leach-Bliley Act of 1999 or any successor federal statute, and the rules and regulations thereunder, all as may be amended or supplemented from time to time (“GLBA”) and personally identifiable information and other data protected under any other applicable laws, rule or regulation of any jurisdiction relating to disclosure or use of personal information (“Privacy Laws”), including, without limitation, the name and account number of – and any other personally identifiable information. The Adviser, the Company and the Dealer Manager each agree that it shall not do or omit to do anything which would cause the Dealer or any of its affiliates to be in breach of any Privacy Laws. The Adviser, the Company and the Dealer Manager shall, and shall cause its representatives to, (i) keep PII confidential, use and disclose PII only as necessary for the purchase of Shares in the Company for which the PII was disclosed to the Adviser, the Company or the Dealer Manager and in accordance with this Agreement, GLBA and Privacy Laws, (ii) implement and maintain an appropriate written information security program, the terms of which shall meet or exceed the requirements for financial institutions under 17 CFR 248.30, to (A) ensure the security and confidentiality of PII, (B) protect against any threats or hazards to the security or integrity of PII, and (C) prevent unauthorized access to, use of or disclosure of PII. The Dealer reserves the right to review the Adviser’s, the Company’s and the Dealer Manager’s policies and procedures used to maintain the security and confidentiality of PII and the Adviser, the Company or the Dealer Manager shall, and cause its Representatives to, comply with all reasonable requests or directions from the Dealer to enable the Dealer to verify and/or procure that the Adviser, the Company and the Dealer Manager is in full compliance with its obligations under this Agreement in relation to PII.

b. The Adviser, the Company and the Dealer Manager shall immediately notify the Dealer of any disclosure or use of any PII by the Adviser, the Company or the Dealer Manager or any of their representatives in breach of this Agreement. In the event that any of the Adviser, the Company or the Dealer Manager learns or has reason to believe that there (i) has been a breach of its security standards, or (ii) is a weakness in the Adviser, the Company or the Dealer Manager’s security practices or systems, in each instance irrespective of cause, to the extent such breach or weakness could reasonably be expected to (y) allow unauthorized access to PII or the Company’s facilities associated with such PII or (z) adversely impact the facilities the Company will promptly give notice of such event to the Dealer.

c. Furthermore, the Adviser, the Company and the Dealer Manager acknowledge that upon unauthorized access to or acquisition of PII within the Adviser’s, the Company’s or the Dealer Manager’s custody or control (a “Security Event”), the law may require that the Adviser, the Company or the Dealer Manager, as applicable, notify the individuals whose information was accessed or disclosed that a Security Event has occurred. The Adviser, the Company and the Dealer Manager must notify the Dealer immediately if the Adviser, the Company or the Dealer Manager learns or has reason to believe a Security Event has occurred. Except to the extent prohibited by mandatory applicable law, the Adviser, the Company and the Dealer Manager agree that they will not notify any Client or Dealer employee until the Adviser, the Company and the Dealer Manager first consult with the Dealer and the Dealer has had an opportunity to review the notification the Adviser, the Company and the Dealer Manager propose to issue to the affected individuals and given its express consent to the same.

d. Dealer agrees to abide by and comply with the applicable privacy standards and requirements of the GLBA, the privacy standards and requirements of any other applicable Privacy Laws and its own internal privacy policies and procedures, each as may be amended from time to time.

16.	TERMINATION; AMENDMENT

a. This Agreement shall become effective as of the date first written above and shall remain in force unless terminated as described in this Agreement.

b. Each party to this Agreement may unilaterally cancel its participation in this Agreement by giving thirty (30) days prior written notice to the other party. In addition, each party to this Agreement may, in the event of a material breach of this Agreement by the other party, terminate this Agreement immediately by giving written notice to the other party, which notice sets forth in reasonable detail the nature of the breach. Further, the Dealer Manager shall have the right to terminate this Agreement immediately by giving written notice to Dealer if Dealer is subject to an investigation under the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act of 2010, as each may be amended, or similar law of any relevant jurisdiction, or the rules and regulations thereunder; and Dealer agrees to notify the Dealer Manager immediately if Dealer becomes subject to any such investigation. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other party or any officer or member thereof, or was sent in accordance with Section 23.

c. Additionally, Dealer shall have the right to immediately terminate this Agreement at any time without liability of any party to any other party if: (i) a banking moratorium shall have been declared by a state or federal authority; (ii) the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not said loss shall have been insured, will in Dealer’s good faith opinion make it inadvisable to proceed with the offering and sale of the Shares; or (iii) there shall have been, subsequent to the dates information is given in the Registration Statement and the Prospectus, such change in the business, properties, affairs, condition (financial or otherwise) or prospects of the Company whether or not in the ordinary course of business or in the condition of securities markets generally as in Dealer’s good faith judgment would make it inadvisable to proceed with the offering and sale of the Shares, or which would materially adversely affect the operations of the Company.

d. Dealer will immediately suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Upon the sale of all of the Shares or the termination of the Dealer Manager Agreement, this Agreement shall terminate without obligation on the part of Dealer or the Dealer Manager, except as set forth in this Agreement.

e. This Agreement is not assignable or transferable without the prior written consent of the other party.

f. This Agreement may be amended by Dealer and the Dealer Manager upon mutual written agreement.

17.	USE OF COMPANY AND BROOKFIELD NAMES

Except as expressly provided herein, nothing herein shall be deemed to constitute a waiver by the Dealer Manager, the Adviser or the Company of any consent that would otherwise be required under this Agreement or applicable law prior to the use by Dealer of the name or identifying marks of the Company, the Adviser, the Dealer Manager or “Brookfield” (or any combination or derivation thereof). The Dealer

Manager, the Adviser and the Company each reserve the right to withdraw its consent to the use of the Company’s or Brookfield’s name at any time and to request to review any materials generated by Dealer that use the Company’s or Brookfield’s name or mark. Any such consent is expressly subject to the continuation of this Agreement and shall terminate with the termination of this Agreement as provided herein.

18.	GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL

This Agreement shall be governed and construed in accordance with the laws of New York, without regard to conflicts of law principles.

The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in Borough of Manhattan, New York for purposes of any suit, action or other proceeding arising from this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each of the parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of any such dispute. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

19.	INVESTIGATIONS AND PROCEEDINGS

The parties to this Agreement agree to cooperate fully in any securities regulatory investigation or proceeding or any judicial proceeding with respect to each party’s activities under this Agreement and promptly to notify the other party of any such investigation or proceeding.

20.	CAPTIONS

All captions used in this Agreement are for convenience only and are not to be used in construing or interpreting any aspect hereof.

21.	SEVERABILITY

Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If, however, any provision of this Agreement is held, under applicable law, to be invalid, illegal, or unenforceable in any respect, such provision shall be ineffective only to the extent of such invalidity, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way.

22.	SURVIVAL

Except as expressly provided therein, the following sections of this Agreement shall survive any termination of this Agreement: Sections 4, 6, 7,
8(b), 8(d), 8(e), 8(f), 9(b), 11 through 13, 14(m), 15 through 28, and Schedule I hereto. The confidentiality obligations contained in Sections 14(a) through 14(l) hereof shall survive for three (3) years following the termination of the last Offering in which Dealer participates.

23.	NOTICES

Notices and other writings contemplated by this Agreement shall be delivered via (i) hand, (ii) first class registered or certified mail, postage prepaid, return receipt requested, (iii) a nationally recognized overnight courier or (iv) electronic mail. All such notices shall be addressed, as follows:

If to the Company: Brookfield Real Estate Income Trust Inc.

c/o Brookfield Place New York

250 Vesey Street, 15th Floor

New York, NY 10281

Attention: Secretary

Email: realestatenotices@brookfield.com

With copies (which shall not constitute notice) to:

Brookfield REIT Adviser LLC

c/o Brookfield Place New York

250 Vesey Street, 15th Floor

New York, NY 10281

Attention: General Counsel

Email: realestatenotices@brookfield.com

If to the Dealer Manager: Brookfield Oaktree Wealth Solutions LLC

250 Vesey Street, 15th Floor

New York, NY 10281

Attention: General Counsel

Email: BOWS.LR@brookfieldoaktree.com

If to the Dealer: To the address specified by the Dealer herein.

24.	NON-EXCLUSIVITY

Each of the parties acknowledges and agrees that this Agreement and the arrangements described herein are intended to be non-exclusive and that each of the parties is free to enter into similar agreements and arrangements with other entities, which does not require the consent of the other party.

25.	ENTIRE AGREEMENT

a. This Agreement, including the Schedules hereto, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all previous agreements and/or understandings of the parties. This Agreement shall be binding upon the parties hereto when signed by the parties.

b. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. Facsimiles (including facsimiles of the signature pages of this Agreement) will have the same legal effect hereunder as originals.

26.	COUNTERPARTS

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same agreement.

27.	NO PARTNERSHIP

Nothing in this Agreement shall be construed or interpreted to constitute Dealer as an employee, agent or representative of, or in association with or in partnership with, the Dealer Manager, the Company, the Adviser or the other Dealers; instead, this Agreement shall only constitute Dealer as a dealer authorized by the Dealer Manager to sell the Shares according to the terms set forth in the Registration Statement and the Prospectus as amended and supplemented and in this Agreement.

28.	ERISA MATTERS

The parties agree as follows:

a. Dealer is a broker-dealer registered under the Exchange Act.

b. To the extent Dealer (or its registered representatives) uses or relies on any of the information, tools and materials that the Dealer Manager, the Company, the Adviser, the sponsor of the Company or each of their respective affiliates and related parties (collectively, the “DM/Company Parties”) provides directly to Dealer (or its registered representatives), without direct charge, for use in connection with Dealer’s “Retirement Clients” (which include a plan, plan fiduciary, plan participant or beneficiary, individual retirement account (“IRA”) or IRA owner subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)), Dealer will act as a “fiduciary” under ERISA or the Code (as applicable), and will be responsible for exercising independent judgment in evaluating the retirement account transaction.

c. Certain of the DM/Company Parties have financial interests associated with the purchase of Shares of the Company, including the fees, expense reimbursements and other payments they anticipate receiving in connection with the purchase of Shares of the Company, as described in the Prospectus.

d. To the extent that Dealer provides investment advice to its Retirement Clients, Dealer will do so in a fiduciary capacity under ERISA or the Code, or both, and Dealer is responsible for exercising independent judgment with respect to any investment advice it provides to its Retirement Clients.

e. Dealer is independent of the DM/Company Parties and none of the DM/Company Parties is undertaking to provide impartial investment advice to Dealer or its Retirement Clients.

29.	ELECTRONIC SIGNATURES AND ELECTRONIC DELIVERY OF DOCUMENTS

If Dealer has adopted or adopts a process by which persons may authorize certain account-related transactions and/or requests, in whole or in part, by “Electronic Signature” (as such term is defined by the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. 7001 et seq., the Uniform Electronic Transactions Act, as promulgated by the Uniform Conference of Commissioners on Uniform State Law in July 1999 and as adopted by the relevant jurisdiction(s) where Dealer is licensed, and applicable rules, regulations and/or guidance relating to the use of electronic signatures issued by the SEC, FINRA and NASAA including, as applicable, the NASAA Statement of Policy Regarding Use of Electronic Offering Documents And Electronic Signatures, adopted May 8, 2017, as amended (collectively,

“Electronic Signature Law”)), to the extent the Company allows the use of Electronic Signature, in whole or in part, Dealer represents that: (i) each Electronic Signature will be genuine; (ii) each Electronic Signature will represent the signature of the person required to sign the Subscription Agreement or other form to which such Electronic Signature is affixed; (iii) Dealer will comply with all applicable terms of the Electronic Signature Law; and (iv) Dealer agrees to the Electronic Signature Use Indemnity Agreement attached hereto as Exhibit B.

If Dealer intends to use electronic delivery to distribute the Prospectus or other documents related to the Company to any person, Dealer will comply with all applicable rules, regulations and/or guidance relating to the electronic delivery of documents issued by the SEC, FINRA, NASAA and individual state securities administrators and any other applicable laws or regulations related to the electronic delivery of offering documents including, as appropriate, Electronic Signature Law. In particular, and without limitation, Dealer shall comply with the requirement under certain Statements of Policy adopted by NASAA that a sale of Shares shall not be completed until at least five business days after the Prospectus has been delivered to the investor. Dealer shall obtain and document its receipt of the informed consent to receive documents electronically of persons, which documentation shall be maintained by Dealer and made available to the Company and/or the Dealer Manager upon request.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth above.

BROOKFIELD OAKTREE WEALTH SOLUTIONS LLC, AS THE DEALER MANAGER

By:
Name:
Title:

BROOKFIELD REAL ESTATE INCOME TRUST INC., AS THE COMPANY

By:
Name:
Title:

BROOKFIELD REIT ADVISER LLC, AS THE ADVISER

By:
Name:
Title:

[_______________________], AS DEALER

By:
Name:
Title:

SCHEDULE I

Addendum to Selected Dealer Agreement with

Brookfield Oaktree Wealth Solutions LLC, Brookfield Real Estate Income Trust Inc.

and Brookfield REIT Adviser LLC

Name of Dealer:

The following reflects the selling commissions, dealer manager fees and Servicing Fees as agreed upon by and between Brookfield Oaktree Wealth Solutions LLC (the “Dealer Manager”) and the Dealer, effective as of the effective date of the Selected Dealer Agreement (the “Agreement”) by and among the Dealer Manager, Brookfield Real Estate Income Trust Inc. (the “Company”), Brookfield REIT Adviser LLC (the “Adviser”) and Dealer in connection with the Offering of Shares of the Company. Except as otherwise specifically stated herein, all terms used in this Addendum to Selected Dealer Agreement (the “Addendum”) have the meanings provided in the Agreement and Dealer Manager Agreement (as defined in the Agreement).

Upfront Selling Commissions and Dealer Manager Fees

Except as may be provided in the “Plan of Distribution” section of the Prospectus, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by the Dealer of Primary Shares that the Dealer is authorized to sell and for services rendered by the Dealer hereunder, the Dealer Manager shall reallow to the Dealer an upfront selling commission in an amount equal to the percentage set forth below of the transaction price per Share on such completed sales of Class T Primary Shares, Class S Primary Shares and Class D Primary Shares, as applicable, by the Dealer. The Dealer shall not receive selling commissions for sales of any DRIP Shares or for sales of any Class I Shares, whether in the Primary Offering or pursuant to the DRIP. For purposes of this Schedule I, a “completed sale” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section 4 of the Agreement, the Company has accepted the subscription agreement of such subscriber and the Company has thereafter distributed the selling commission to the Dealer Manager in connection with such transaction.

The Dealer may withhold the selling commissions and dealer manager fees, if applicable, to which it is entitled pursuant to the Agreement, this Schedule I and the Prospectus from the purchase price for the Shares in the Offering and forward the balance to the Company or its agent if it represents to the Dealer Manager that: (i) the Dealer is legally permitted to do so; and (ii) (A) the Dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) the Dealer has forwarded the Subscription Agreement to the Company or its agent in good order within the time required under Section 4, and received the Company’s written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the selling commissions and dealer manager fees, if applicable, to which the Dealer is entitled, to the Company or its agent; and (C) the Dealer has verified that there are sufficient funds in the investor’s account with the Dealer to cover the entire cost of the subscription. The Dealer shall wire such subscription funds to the Company or its agent as set forth in the Subscription Agreement by the end of the second business day following receipt of the Company’s written acceptance of the subscription.

Volume Discounts

The Dealer shall be responsible for implementing the volume discounts described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus. Requests to combine purchase orders of Class T Shares, Class S Shares or Class D Shares as a part of a combined order for the purpose of qualifying for discounts as described in the “Plan of Distribution” section of the Prospectus must be made in writing by the Dealer, and any resulting reduction in selling commissions and/or dealer manager fees will be prorated among the separate subscribers.

Terms and Conditions of the Servicing Fees

The payment of the Servicing Fees to the Dealer is subject to terms and conditions set forth herein and the Prospectus as may be amended or supplemented from time to time. If Dealer elects to sell Shares that are Class T Shares, Class S Shares and/or Class D Shares, eligibility to receive the Servicing Fees with respect to such Shares, as applicable, sold by the Dealer is conditioned upon the Dealer acting as broker-dealer of record with respect to such Shares and complying with the requirements set forth below, including providing stockholder and account maintenance services with respect to such Shares:

(i)	the existence of an effective Selected Dealer Agreement or ongoing Servicing Agreement between the Dealer Manager, the Company, the Adviser and Dealer, and

(ii)	the provision of the following services with respect to such Shares, as applicable, by the Dealer:

1.	assistance with recordkeeping, including maintaining records for and on behalf of the Dealer’s customers reflecting transactions and balances of Shares owned,

2.	transmitting stockholder communications to its customers from the Company or the Dealer Manager, including the Prospectus, annual and periodic reports, and proxy statements,

3.	establishing an account and providing ongoing account maintenance,

4.	assistance with and answering investor inquiries regarding the Company, including distribution payments and reinvestment decisions,

5.	helping investors understand their investments,

6.	Share repurchase requests,

7.	assistance with Share conversion processing, or

8.	providing such other similar services as the stockholder may reasonably require in connection with its investment in the Shares.

For the avoidance of doubt, such services are non-distribution services, other than those primarily intended to result in the sale of Shares.

With respect to Class T Shares, the financial advisor of the Dealer responsible for the sale of such Class T Shares is expected to provide one or more of the services listed in items (ii)3 through 8 above. In connection with this provision, the Dealer agrees to reasonably cooperate to provide certification to the Company, the Dealer Manager and their agents (including its auditors) confirming the provision of services to each particular class of stockholders upon reasonable request.

The Dealer hereby represents by its acceptance of each payment of the Servicing Fees that it complies with each of the above requirements and is providing the above-described services. The Dealer agrees to promptly notify the Dealer Manager if it is no longer the broker-dealer of record with respect to some or all of the Class T, Class S or Class D Shares giving rise to such Servicing Fees and/or if it no longer satisfies any or all of the conditions set forth above.

Subject to the conditions described herein, the Dealer Manager will reallow to the Dealer the Servicing Fees in an amount described below, on Class T Shares, Class S Shares or Class D Shares, as applicable, sold by the Dealer. To the extent payable, the Servicing Fees will be payable monthly in arrears as provided in the Prospectus. All determinations regarding the total amount and rate of reallowance of the Servicing Fees, the Dealer’s compliance with the listed conditions, and/or the portion retained by the Dealer Manager will be made by the Dealer Manager in its sole discretion.

Notwithstanding the foregoing, subject to the terms of the Prospectus, upon the date when the Dealer Manager is notified that the Dealer is no longer the broker-dealer of record with respect to such Class T, Class S or Class D Shares or that the Dealer no longer satisfies any or all of the conditions set forth above, then Dealer’s entitlement to the Servicing Fees related to such Class T, Class S and/or Class D Shares, as applicable, shall cease, and the Dealer shall not receive the Servicing Fees for any portion of the month in which Dealer is not eligible on the last day of the month; provided, however, if there is a change in the broker-dealer of record with respect to the Class T, Class S or Class D Shares, as applicable, made in connection with a change in the registration of record for the Class T, Class S or Class D Shares on the Company’s books and records (including, but not limited to, a reregistration due to a sale or a transfer or a change in the form of ownership of the account), then the Dealer shall be entitled to a pro rata portion of the Servicing Fees related to the Class T, Class S and/or Class D Shares, as applicable, for the portion of the month for which the Dealer was the broker-dealer of record.

Thereafter, such Servicing Fees may be reallowed to the then-current broker-dealer of record of the Class T, Class S and/or Class D Shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer is not entitled to any Servicing Fees with respect to Class I Shares. The Dealer Manager may also reallow some or all of the Servicing Fees to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

The Company and the Dealer Manager shall cease paying the Servicing Fees with respect to any Class T Share, Class S Share or Class D Share held in a stockholder’s account within such account at the end of the month in which the Dealer Manager, in conjunction with the transfer agent, determines that total selling commissions, dealer manager fees and Servicing Fees paid with respect to the Shares held by such stockholder would exceed, in the aggregate, 8.75% (or a lower limit as set forth in this Schedule I to the Selected Dealer Agreement between the Dealer Manager and the Dealer) of the gross proceeds from the sale of such Shares (including the gross proceeds of any Shares issued under the DRIP with respect thereto). At the end of such month, such Class T Share, Class S Share or Class D Share (and any Shares issued under the DRIP with respect thereto) will convert into a number of Class I Shares (including any fractional Shares)

with an equivalent aggregate NAV as such Share. In addition, the Company and the Dealer Manager will cease paying the Servicing Fees on Class T Shares, Class S Shares and Class D Shares in connection with this Offering upon the earlier to occur of the following: (i) a listing of Class I Shares, (ii) the merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or the sale or other disposition of all or substantially all of the Company’s assets, in each case in a transaction in which the Company’s stockholders receive cash, securities listed on a national exchange or a combination thereof, or (iii) the date following the completion of this Offering on which, in the aggregate, underwriting compensation from all sources in connection with this Offering, including selling commissions, dealer manager fees, the Servicing Fees and other underwriting compensation, is equal to ten percent (10%) of the gross proceeds from Primary Shares sold in this Offering, as determined in good faith by the Dealer Manager in its sole discretion. For purposes of this Schedule I, the portion of the Servicing Fees accruing with respect to Class T, Class S and Class D Shares of the Company’s common stock issued (publicly or privately) by the Company during the term of a particular Offering, and not issued pursuant to a prior Offering, shall be underwriting compensation with respect to such particular Offering and not with respect to any other Offering.

General

Selling commissions, dealer manager fees and Servicing Fees due to the Dealer pursuant to the Agreement will be paid to the Dealer within 30 days after receipt by the Dealer Manager. The Dealer, in its sole discretion, may authorize the Dealer Manager to deposit selling commissions, dealer manager fees, Servicing Fees or other payments due to it pursuant to the Agreement directly to its bank account. If the Dealer so elects, the Dealer shall provide such deposit authorization and instructions in Schedule II to the Agreement.

The parties hereby agree that the foregoing selling commissions and reallowed dealer manager fees and Servicing Fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Primary Shares, that the Dealer’s interest in the offering is limited to such selling commissions and reallowed dealer manager fees and Servicing Fees from the Dealer Manager and the Dealer’s indemnity referred to in Section 5 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such selling commissions and reallowed dealer manager fees and Servicing Fees to the Dealer.

Except as otherwise described under “Upfront Selling Commissions” above, the Dealer waives any and all rights to receive compensation, including the dealer manager fees and Servicing Fees, until it is paid to and received by the Dealer Manager. The Dealer acknowledges and agrees that, if the Company pays selling commissions, dealer manager fees or Servicing Fees, as applicable, to the Dealer Manager, the Company is relieved of any obligation for selling commissions, dealer manager fees or Servicing Fees, as applicable, to the Dealer. The Company may rely on and use the preceding acknowledgement as a defense against any claim by the Dealer for selling commissions, dealer manager fees or Servicing Fees, as applicable, the Company pays to the Dealer Manager but that the Dealer Manager fails to remit to the Dealer. The Dealer affirms that the Dealer Manager’s liability for selling commissions and dealer manager fees payable and the Servicing Fees are limited solely to the proceeds of selling commissions, dealer manager fees and the Servicing Fees, as applicable, receivable from the Company and the Dealer hereby waives any and all rights to receive payment of selling commissions or any reallowance of dealer manager fees or the Servicing Fees, as applicable, due until such time as the Dealer Manager is in receipt of the selling commission, dealer manager fee or Servicing Fees, as applicable, from the Company. Notwithstanding the above, the Dealer affirms that, to the extent the Dealer retains selling commissions as described above under “Upfront Selling Commissions,” neither the Company nor the Dealer Manager shall have liability for selling commissions payable to the Dealer, and that the Dealer is solely responsible for retaining the selling commissions due to the Dealer from the subscription funds received by the Dealer from its customers for the purchase of Shares in accordance with the terms of the Agreement.

Notwithstanding anything herein to the contrary, the Dealer will not be entitled to receive any selling commissions, dealer manager fees or Servicing Fees which would cause the aggregate amount of selling commissions, dealer manager fees, Servicing Fees and other forms of underwriting compensation (as defined in accordance with applicable FINRA rules) paid from any source in connection with an Offering to exceed ten percent (10.0%) of the gross proceeds raised from the sale of Shares in the Primary Offering.

Due Diligence

In addition, the Dealer Manager or the Company will pay or reimburse the Dealer for reasonable and documented bona fide due diligence expenses incurred by the Dealer in connection with the Offering. Such due diligence expenses may include travel, lodging, meals and other reasonable and documented out-of-pocket expenses incurred by the Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. The Dealer shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Dealer Manager for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice. Notwithstanding the foregoing, no such payment will be made if such payment would cause the aggregate of such reimbursements to the Dealer and other broker-dealers, together with all other organization and offering expenses, to exceed 15% of the Company’s gross proceeds from the Offering. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Prospectus, FINRA rules and other applicable laws and regulations.

Share Class Election

CHECK EACH APPLICABLE BOX BELOW IF THE DEALER ELECTS TO PARTICIPATE IN THE DISTRIBUTION OF THE LISTED SHARE CLASS

☐ Class T Shares	☐ Class S Shares	☐ Class D Shares	☐ Class I Shares

The following reflects the selling commission, dealer manager fee and/or the Servicing Fees as agreed upon between the Dealer Manager and the Dealer for the applicable Share Class.

	Upfront Selling Commission of up to 3.0% of the transaction price per Class T Share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T Shares.
(Initials)

	Dealer Manager Fee of up to 0.5% of the transaction price per Class T Share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class T Shares.
(Initials)

(Initials)	Servicing Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class T Shares, consisting of an advisor stockholder servicing fee of 0.65% (Annualized Rate), and a dealer stockholder servicing fee of 0.20% (Annualized Rate), of the aggregate NAV of outstanding Class T Shares.	By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

	Upfront Selling Commission of up to 3.5% of the transaction price per Class S Share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class S Shares.
(Initials)

(Initials)	Servicing Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class S Shares	By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

	Upfront Selling Commission of up to 1.5% of the transaction price per Class D Share sold in the Primary Offering*	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule I with respect to the Class D Shares.
(Initials)

(Initials)	Servicing Fee of 0.25% (Annualized Rate) of aggregate NAV of outstanding Class D Shares	By initialing here, the Dealer agrees to the terms of eligibility for the Servicing Fee set forth in this Schedule I. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Servicing Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Servicing Fee that it complies with each of the above requirements.

*	Subject to discounts described in the “Plan of Distribution” section of the Prospectus.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed as of the date first written above.

“DEALER MANAGER”
BROOKFIELD OAKTREE WEALTH SOLUTIONS LLC

By:
Name:
Title:

“DEALER”

(Print Name of Dealer)

By:
Name:
Title:

SCHEDULE II

Addendum to Selected Dealer Agreement with

Brookfield Oaktree Wealth Solutions LLC, Brookfield Real Estate Income Trust Inc.

and Brookfield REIT Adviser LLC

NAME OF ISSUER: BROOKFIELD REAL ESTATE INCOME TRUST INC.

NAME OF DEALER:

SCHEDULE TO AGREEMENT DATED:

The Dealer hereby authorizes the Dealer Manager or its agent to deposit selling commissions, Servicing Fees, and other payments due to it pursuant to the Selected Dealer Agreement to its bank account specified below. This authority will remain in force until Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into the Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to the Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

DEALER

(Print Name of Dealer)

By:
Name:
Title:

SCHEDULE III

Registration Statement(s)

1.	Registration Statement on Form S-11, Registration No. 333-255557.

EXHIBIT A

Dealer Manager Agreement

EXHIBIT B

Electronic Signature Use Indemnity Agreement

Dealer has adopted a process by which clients may authorize certain account-related transactions or requests, in whole or in part, evidenced by Electronic Signature (as such term is defined in Section 29 hereof). In consideration of the Company allowing Dealer and its clients to execute certain account-related transactions and/or requests, in whole or in part, by Electronic Signature, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Dealer does hereby, for itself and its successors and permitted assigns, covenant and agree to indemnify and hold harmless the Company, the Dealer Manager, each of their affiliates and each of their and their affiliates’ officers, directors, trustees, agents and employees, in whatever capacity they may act, from and against any and all claims (whether groundless or otherwise), losses, liabilities, damages and expenses, including, but not limited to, costs, disbursements and reasonable counsel fees (whether incurred in connection with such claims, losses, liabilities, damages and expenses or in connection with the enforcement of any rights hereunder), arising out of or in connection with the Dealer’s representations or covenants set forth in Section 29 hereof or the representations described below.

The Dealer represents that it will comply with all applicable terms of Electronic Signature Law as outlined in Section 29 of this Agreement. Dealer represents that the Company may accept any Electronic Signature without any responsibility to verify or authenticate that it is the signature of Dealer’s client given with such client’s prior authorization and consent. Dealer represents that the Company may act in accordance the instructions authorized by Electronic Signature without any responsibility to verify that Dealer’s client intended to give the Electronic Signature for the purpose of authorizing the instruction, transaction or request and that Dealer’s client received all disclosures required by applicable Electronic Signature Law. Dealer agrees to provide a copy of each Electronic Signature and further evidence supporting any Electronic Signature upon request by the Company.

Exhibit C

FORM OF RECEIVABLES PURCHASE AGREEMENT

THIS RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 15th day of July, 2021 by Oaktree Fund Advisors, LLC, a Delaware limited liability company (“Oaktree”), and Brookfield REIT Adviser LLC, a Delaware limited liability company (“Brookfield”).

BACKGROUND:

WHEREAS, Brookfield and Oaktree (the “Parties”) have entered into that certain Adviser Transition Agreement dated as of the date hereof (the “ATA”), pursuant to which the Parties agreed to enter into this Agreement; and

WHEREAS, in accordance with the ATA, the Parties have agreed to enter into this Agreement with respect to the purchase of certain receivables described below.

NOW, THEREFORE, pursuant to this Agreement, the Parties are entering into the transactions described herein.

AGREEMENT:

1. Definitions. Capitalized terms used but not defined herein have the meanings set forth in the ATA.

2. Sale and Transfer of Receivables. For good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, Brookfield hereby purchases for total cash purchase price equal to the Purchase Price Amount (as defined below), and Oaktree hereby sells, transfers, assigns, conveys, grants and delivers to Brookfield, in each case, effective as of the Transaction Effective Date, all of Oaktree’s right, title and interest in and to (a) the receivable from the REIT as of the Transaction Effective Date for reimbursement of organization and offering expenses paid by Oaktree and its Affiliates on behalf of the REIT pursuant to the Existing Advisory Agreement (the “O&O Receivable”), and (b) the receivable from Oaktree REIT iCapital Access Fund SPC (the “Access Fund”) as of the Transaction Effective Date incurred in connection with certain reimbursable operating expenses of the Access Fund, pursuant to that certain Expense Limitation and Reimbursement Agreement (the “Access Fund Expense Agreement”), dated as of October 1, 2020, between the REIT, Oaktree and the Access Fund (the “Feeder Expense” and, together with the O&O Receivable, the “Receivables”).

(i) Purchase Price Amount. The “Purchase Price Amount” shall be equal to the amount of the Receivables as of the Transaction Effective Date, as determined by the REIT and verified by the REIT’s independent auditor, and shall be payable by Brookfield to Oaktree in accordance with the terms of this Agreement.

(ii) Preliminary Statement; Closing. Upon notice by Brookfield to Oaktree (the “Brookfield Closing Notice”) setting forth the expected Transaction Effective Date (which notice shall not be less than five Business Days prior to the expected Transaction Effective Date), Oaktree shall promptly deliver to Brookfield, and in no event later than 5 p.m. EST on the Business Day prior to the expected Transaction Effective Date set forth in the Brookfield Notice, a statement (the “Preliminary Closing Statement”) that provides the amount of each of the O&O Receivable and the Feeder Expense, in each case, as of the last day of the month (inclusive thereof) immediately prior to the date of the Brookfield Closing Notice (such amount, the “Closing Payment”), as determined by the REIT. The Preliminary Closing Statement shall include any supporting documentation necessary for Brookfield to verify such amounts. On the Transaction Effective Date, Brookfield shall pay to Oaktree the Closing Payment by wire transfer of immediately available funds to a single bank account designated by Oaktree.

(iii) Final Statement; Payment. No later than the tenth Business Day following the Transaction Effective Date, Oaktree shall deliver a statement (the “Final Statement”) to Brookfield that provides the Purchase Price Amount, as determined by the REIT and verified by the REIT’s independent auditor. The Final Statement shall include any supporting documentation necessary for Brookfield to verify the Purchase Price Amount. No later than the fifth Business Day following Brookfield’s receipt of the Final Statement, Brookfield shall pay to Oaktree an amount equal to (a) the Purchase Price Amount, minus (b) the Closing Payment, by wire transfer of immediately available funds to a single bank account designated by Oaktree. If the Closing Payment exceeds the Purchase Price Amount, then no later than the fifth Business Day following Brookfield’s receipt of the Final Statement, Oaktree shall pay to Brookfield an amount equal to (a) the Closing Payment, minus (b) the Purchase Price Amount, by wire transfer of immediately available funds to a single bank account designated by Brookfield.

3. Assumption of Certain Expenses. Brookfield hereby agrees to assume the obligations to pay any organization and offering expenses of the REIT payable after the Transition Effective Date (even if incurred prior to the Transition Effective Date) in accordance with the New Advisory Agreement and to assume Oaktree’s obligations under the Access Fund Expense Agreement beginning on the Transition Effective Date. Oaktree will not be obligated to pay any organization and offering expenses of the REIT or provide any expense support to the Access Fund after the Transition Effective Date.

4. No Additional Obligations. Upon the payments from Brookfield to Oaktree contemplated by Section 2, Oaktree agrees that it will no longer be owed by the REIT and the Access Fund for any amounts and the REIT and the Access Fund will have no further obligation to reimburse Oaktree for any additional expenses whatsoever except for any fees due and owing under the Existing Advisory Agreement through the Transaction Effective Date.

5. Notice to the REIT. Brookfield will provide notice to the REIT and the Access Fund of the sale of the Receivables hereunder and that all payments after the Transaction Effective Date of the Receivables by the REIT or the Access Fund shall be paid to Brookfield.

6. Oaktree to Forward Payment. To the extent Oaktree receives any payment related to the Receivables from and after the Transaction Effective Date, Oaktree shall promptly remit such payment to Brookfield.

7. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the Parties without the prior written consent of the other Parties; provided, that any Party may assign its rights, interests or obligations hereunder to an Affiliate.

8. Amendment; Termination. This Agreement may be amended, restated, supplemented or otherwise modified only by a written instrument signed by Brookfield and Oaktree. This Agreement shall automatically terminate, without any action by either Party, upon the termination of the ATA in accordance with its terms.

9. Governing Law. THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND GOVERNED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

10. Counterparts. This Agreement may be executed in counterparts (including by .PDF or other electronic transmission), all of which shall be considered one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signatures Appear on Next Page]

IN WITNESS WHEREOF, the parties below have executed this Receivables Purchase Agreement as of the day and year first above written.

Oaktree Fund Advisors, LLC

By:
Name:
Title:

By:
Name:
Title:

Brookfield REIT Adviser LLC

By:
Name:
Title:

Exhibit D

MATERIAL TERMS OF THE OPTION INVESTMENTS PURCHASE AGREEMENT

OPTION:	Oaktree or an affiliate thereof, shall, upon 45 days prior written notice to the REIT and Brookfield indicating such intent, have the right to request to purchase the Operating Partnership’s entire interest in all of the Equity Option Investments or all of the Debt Option Investments, or both, and the REIT and the Operating Partnership shall use their commercially reasonable efforts to effect the sale of such Equity Option Investments and/or Debt Option Investments to Oaktree or its affiliate.

TERM OF OPTION:	12 months, following the earlier of (i) 18 months following the Transaction Effective Date and (ii) the date on which Brookfield notifies Oaktree that the REIT has issued in the aggregate $1 billion of its common stock to non-affiliates after the Transaction Effective Date (such 12-month period, the “Option Period”). If the REIT issues in the aggregate $1 billion of its common stock to non-affiliates after the Transaction Effective Date, Brookfield shall notify Brookfield within a reasonable time after such occurrence.

PRICE:	Price equal to the aggregate fair value of the Option Investments, as determined in connection with the most recently determined NAV of the REIT immediately prior to the closing of such purchase.

PURCHASE AND SALE AGREEMENT:	The Parties agree to negotiate in good faith the terms of an agreement with respect to the sale of the Operating Partnership’s interest in all of the Equity Option Investments or all of the Debt Option Investments, or both.

SALE OF ONE OR MORE PROPERTIES:	To the extent Oaktree or an affiliate thereof desires to purchase one or more of the Option Investments during the Option Period (in lieu of exercising its aforementioned option to purchase the Operating Partnership’s entire interest in all of the Equity Option Investments or all of the Debt Options Investments, or both), Brookfield agrees to evaluate in good faith whether such sale may be effected and structured in a manner that is consistent with Brookfield’s fiduciary duties to the REIT. Any such sale would also be subject to (i) the approval of the Independent Directors and the determination by the Independent Directors that such sale is in the best interests of the REIT’s stockholders and (ii) any necessary third-party consents.

Exhibit E

MATERIAL TERMS OF THE OPTION INVESTMENTS SUB-ADVISORY AGREEMENT

TERM:	The Option Investments Sub-Advisory Agreement would terminate upon the earlier of (a) the disposition of all of the Option Investments or (b) the expiration of the Option Period.

FEES:	The Option Investments Sub-Advisory Agreement would include substantially consistent terms as provided for in the Existing Advisory Agreement related to asset management services for the Option Investments, including (a) a management fee equal to [•]% of NAV per annum of the Option Investments then owned by the REIT, payable monthly in cash or shares (as agreed between the Parties), and (b) a performance fee (the “Sub-Advisory Performance Fee”) equal to [•]% of the Total Return of the Option Investments, subject to a [•]% Hurdle Amount and a High Water Mark, with a Catch-Up, payable annually in cash or shares (as agreed between the parties) (each term as defined in the REIT’s prospectus, except shall deemed to be with respect to only the Options Investments); provided, that, such performance fee shall only be payable to Oaktree out of performance participation allocations earned by an affiliate of Brookfield and paid by the Operating Partnership to such affiliate of Brookfield; provided further, that if the Sub-Advisory Performance Fee is not paid when initially due pursuant to the prior proviso, such unpaid Sub-Advisory Performance Fee (the “Carry-Forward Amount”) (a) shall be payable out of future performance participation allocations from the Operating Partnership earned by an affiliate of Brookfield and (b) shall be payable to Oaktree prior to any payment of performance participation allocation to Brookfield; provided further, that any Carry Forward Amount shall be terminated, and thereafter not be payable to Oaktree, at the end of the calendar year in which the fourth anniversary of the termination of the Option Investments Sub-Advisory Agreement pursuant to its terms occurs.

INVESTMENT AUTHORITY:	Oaktree will have investment authority with respect to the Option Investments during the term of the Option Investments Sub-Advisory Agreement, subject to the oversight of the Board; provided, however, Oaktree shall not, directly or indirectly, sell or otherwise dispose of any Option Investment without the prior written consent of Brookfield (other than pursuant to the Option described in Exhibit C hereto).

Exhibit F

FORM OF COMMITMENT AGREEMENT

COMMITMENT AGREEMENT

This Commitment Agreement, dated as of July 15, 2021 (this “Agreement”), is made and entered into by and among Oaktree Real Estate Income Trust, Inc., a Maryland corporation (the “REIT”), Oaktree Real Estate Income Trust Holding, L.P., a Delaware limited partnership (the “Operating Partnership”), and Brookfield Asset Management, Inc., an Ontario corporation (“Brookfield”). In this Agreement, the REIT, the Operating Partnership and Brookfield are referred to individually as a “Party” and, collectively, as the “Parties.” Any capitalized terms used and not otherwise defined in this Agreement shall have the meanings given to such terms in the Transition Agreement (as defined below).

RECITALS

WHEREAS, Brookfield REIT Adviser LLC, an Affiliate of Brookfield (the “Brookfield Adviser”), the REIT and Oaktree Fund Advisors, LLC, a Delaware limited liability company and the current external advisor to the REIT (“Oaktree”), have entered into that certain Adviser Transition Agreement, dated as of July 15, 2021 (the “Transition Agreement”), which provides for certain arrangements related to the planned transition of the REIT’s external management function from Oaktree to the Brookfield Adviser (the “Adviser Transition”); and

WHEREAS, pursuant to the Transition Agreement, the REIT and Brookfield agreed to execute this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Agreement and intending to be legally bound by this Agreement, the Parties agree as follows:

AGREEMENT

1. Commitment to Purchase Securities.

1.1 Upon a Trigger Event (as defined in Section 1.2), and subject to the satisfaction of the condition set forth in Section 4, Brookfield (or its designated Affiliate) hereby irrevocably and unconditionally subscribes for and agrees to purchase any combination (as determined by Brookfield in its sole discretion) of (i) shares of the REIT’s Class I common stock, par value $0.01 per share (“Class I Shares”), (ii) shares of the REIT’s Class E common stock, par value $0.01 per share (“Class E Shares”), (iii) Class I units of limited partnership interest in the Operating Partnership (“Class I Units”), and (iv) Class E units of limited partnership interest in the Operating Partnership (“Class E Units,” and together with the Class I Shares, Class E Shares and Class I Units, the “Securities”), with an aggregate purchase price equal to the Purchase Amount (as defined in Section 1.3). The price per Class I Share, Class E Share, Class I Unit and Class E Unit purchased by Brookfield will be as set forth in Section 1.4.

All references to “Brookfield” in this Section 1 shall include, as appropriate based upon context, any Affiliate of Brookfield designated by Brookfield to purchase the Securities. Brookfield acknowledges and agrees that the REIT may require any Affiliate designated by Brookfield to purchase the Securities to provide additional information and make additional representations and warranties to the REIT in connection with its purchase of the Securities.

1.2 Brookfield’s commitment to purchase Securities pursuant to this Agreement is subject to and conditioned upon the occurrence of any of the following (each, a “Trigger Event”):

(a) if the aggregate shares of the REIT’s common stock requested to be repurchased pursuant to the REIT Repurchase Plan (as defined in the Transition Agreement) with respect to the July 2021 monthly repurchase period, for which repurchase requests must be submitted by 4:00 p.m. ET on July 29, 2021, exceeds five percent (5.0%) of the REIT’s aggregate net asset value (“NAV”) (measured using the REIT’s aggregate NAV as of the end of the month immediately preceding such repurchase date);

(b) if the aggregate shares of the REIT’s common stock requested to be repurchased pursuant to the REIT Repurchase Plan with respect to the August 2021 monthly repurchase period, for which repurchase requests must be submitted by 4:00 p.m. ET on August 30, 2021, exceeds five percent (5.0%) of the REIT’s aggregate NAV (measured using the REIT’s aggregate NAV as of the end of the month immediately preceding such repurchase date); or

(c) if the aggregate shares of the REIT’s common stock requested to be repurchased pursuant to the REIT Repurchase Plan with respect to the July 2021 and August 2021 monthly repurchase periods on a combined basis, for which the aforementioned repurchase request deadlines as set forth in (a) and (b) above apply, exceeds eight percent (8.0%) of the REIT’s aggregate NAV (measured using the REIT’s average aggregate NAV as of the end of the immediately preceding two months).

1.3 The Parties acknowledge and agree that upon the occurrence of a Trigger Event the REIT will promptly commence a cash tender offer for up to $150 million of the outstanding shares of the REIT’s common stock (the “Tender Offer”) and that the proceeds from the sale of any Securities purchased by Brookfield pursuant hereto shall be used solely and exclusively by the REIT and/or the Operating Partnership to fund the Tender Offer. Prior to the date that the REIT is required to repurchase the shares of the REIT properly tendered in accordance with the terms of the Tender Offer (the “Tendered Shares”), the REIT will, no later than 9:00 a.m. EST on the Business Day (as defined in the Transition Agreement) immediately following the expiration of the Tender Offer (the “Expiration Date”), (a) determine the amount of funds required for the REIT to repurchase the Tendered Shares that Brookfield will fund via the purchase of Securities pursuant hereto, provided that such amount may not exceed a maximum of $150 million (such amount, the “Purchase Amount”), and (b) deliver written notice to Brookfield (such notice, the “Funding Notice”) setting forth: (i) the Purchase Amount, (ii) the purchase price per share or unit (as applicable) of the Securities to be purchased (which price will be determined as set forth in Section 1.4), and (iii) wire transfer instructions with respect to Brookfield’s payment of the Purchase Amount.

Upon receipt of the Funding Notice, Brookfield shall pay the Purchase Price in full via wire transfer of immediately available funds in U.S. dollars in accordance with the written wire transfer instructions included in the Funding Notice, in each case, no later than 4:00 p.m. EST on the Business Day immediately following the Expiration Date (such date, the “Closing Date”).

No later than 5:00 p.m. EST on the date that is five Business Days prior to the Closing Date, Brookfield shall deliver written notice to the REIT specifying the combination of Class I Shares, Class E Shares, Class I Units and Class E Units (as determined by Brookfield in its sole discretion) that Brookfield will purchase in satisfaction of its obligations pursuant to the terms of this Agreement.

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1.4 The purchase price per Security purchased by Brookfield pursuant to the terms of this Agreement shall equal the price paid per Tendered Share in the Tender Offer, which shall be equal to the most recently determined NAV of the REIT available 10 Business Days prior to the Tender Offer Expiration Date. The price paid per Tendered Share in the Tender Offer shall be determined in accordance with the valuation guidelines and procedures (the “Valuation Guidelines”) adopted by the REIT’s board of directors (“Board”). No selling commissions, dealer manager fees or other fees or compensation will be paid in connection with any Securities purchased pursuant to this Agreement.

2. Representations and Warranties of Brookfield. Brookfield hereby represents and warrants to the REIT as set forth in this Section 2. All representations and warranties made in this Section 2 shall be deemed made as of the date hereof and as of the Closing Date, unless otherwise indicated herein.

2.1 Brookfield is a legal entity duly organized, validly existing and in good standing under the laws of the state, commonwealth or other jurisdiction wherein it was organized or established. Brookfield has all requisite power and authority to purchase the Securities, execute and deliver this Agreement and to perform all the obligations required to be performed by Brookfield hereunder, and such purchase and performance will not violate or contravene any law, rule or regulation binding on or applicable to Brookfield or any investment guideline or restriction applicable to Brookfield. The person executing this Agreement on behalf of Brookfield is duly authorized to do so in the capacity in which such person is executing this Agreement. This Agreement and any other documents executed and delivered by Brookfield in connection herewith have been duly authorized, executed, and delivered by Brookfield, and are the legal, valid, and binding obligations of Brookfield, enforceable against Brookfield in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general application related to or affecting creditors’ rights and by general equitable principles.

2.2 Brookfield has carefully reviewed this Agreement and, to the extent it deemed necessary, has discussed this Agreement with its counsel and advisers. Brookfield acknowledges that, prior to executing this Agreement, Brookfield has had the opportunity to ask questions of and receive answers or obtain additional information necessary to verify from representatives of the REIT the accuracy of information furnished by the REIT concerning the REIT, the Operating Partnership and the terms and conditions of this Agreement and the transactions contemplated hereby.

2.3 Brookfield acknowledges that the purchase of the Securities involves various risks, including the risks outlined in the registration statement on Form S-11 with respect to the Company’s public offering of shares of its common stock (File No. 333- 223022) (the “Registration Statement”) and in this Agreement, and that Brookfield is able to bear any loss associated with an investment in the Securities.

2.4 Brookfield is not relying on any communication (written or oral) of the REIT, the Operating Partnership or any of their respective Affiliates as investment or tax advice or as a recommendation to purchase the Securities. Brookfield acknowledges that no U.S. federal or state or non-U.S. agency has passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of an investment in the Securities.

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2.5 Brookfield, either individually or together with Brookfield’s financial advisors in this transaction, has such knowledge, skill and experience in business, financial and investment matters that Brookfield is capable of evaluating the merits and risks of an investment in the Securities and making an informed investment decision with respect thereto. With the assistance of Brookfield’s professional advisors, to the extent that Brookfield has deemed appropriate, Brookfield has made an independent legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Securities. Brookfield is able to bear the substantial economic risks related to an investment in the Securities for an indefinite period of time, has no need for liquidity in such investment, and can afford a complete loss of such investment.

2.6 Brookfield is acquiring the Securities solely for Brookfield’s own beneficial account, for investment purposes only, and not with a view towards, or with any intention of, any distribution or resale of the Securities, except in compliance with applicable securities laws.

2.7 Brookfield acknowledges that the Securities have not been not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws (the “State Acts”) in reliance upon exemptions from such registration provided by the Securities Act and the State Acts, and that the REIT’s and the Operating Partnership’s reliance upon such exemptions from registration depends, in part, upon the representations, warranties and agreements of Brookfield set forth in this Agreement.

2.8 Brookfield acknowledges that the Securities may not be sold, transferred, assigned, exchanged, pledged, hypothecated or otherwise disposed of except pursuant to a registration of the Securities under the Securities Act and all applicable State Acts, or in transactions which are exempt from the registration provisions of the Securities Act and all applicable State Acts, and that Brookfield and its Affiliates have no right to require the REIT, the Operating Partnership or any other party to seek such registration of the Securities. Brookfield further acknowledges that (i) the Class I Shares are subject to, and, upon the filing of the Articles Supplementary (as defined below), the Class E Shares will be subject to, significant restrictions on transferability and ownership as set forth in the REIT’s charter (the “Charter”) and (ii) the Class I Units and Class E Units will be subject to significant restrictions on transferability as set forth in the Operating Partnership Agreement (as defined below).

2.9 Brookfield is, and any Affiliate designated by Brookfield to purchase the Securities will be, an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. Brookfield, and any Affiliate designated by Brookfield to purchase the Securities, agrees to furnish additional information reasonably requested by the REIT to assure compliance with applicable securities laws, rules and regulations in connection with the purchase and sale of the Securities.

2.10 Brookfield acknowledges that neither the REIT nor any other person offered to sell the Securities by means of, and Brookfield is not investing in the Securities as a result of, any form of general solicitation or advertising, including but not limited to: (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or (b) any seminar or meeting whose attendees were invited by any general solicitation or general advertising. Brookfield further acknowledges that Brookfield did not become interested in an investment in the Securities via the Registration Statement or from any marketing of the REIT’s public offering.

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2.11 Brookfield acknowledges that the REIT and the Operating Partnership will not issue physical certificates for the Securities; provided, however, that the REIT and the Operating Partnership will provide Brookfield with evidence of such recording that is reasonably acceptable to Brookfield.

2.12 Brookfield acknowledges that the REIT has not and does not intend to register as an investment company under the Investment Company Act.

2.13 Brookfield hereby certifies that none of the disqualifying events or conditions (each, a “Rule 506(d) Event”) described in Rule 506(d) under Regulation D promulgated under the Securities Act has occurred or is true as of the date hereof with respect to (a) Brookfield or (b) any beneficial owner of Brookfield which indirectly holds 20% or more of the total outstanding shares of the REIT. Brookfield shall promptly notify the REIT, in writing, in the event that, after the date hereof, the foregoing sentence is no longer accurate.

2.14 Brookfield agrees to provide the REIT with any tax information or documentation that the REIT reasonably requests in order to enable the REIT or any affiliate of the REIT to comply with or mitigate any of their respective tax reporting, tax withholding or tax compliance obligations.

3. Representations and Warranties of the REIT and the Operating Partnership. The REIT and the Operating Partnership hereby represent and warrant to Brookfield as set forth in this Section 3. All representations and warranties made in this Section 3 shall be deemed made as of the date hereof and as of the Closing Date, unless otherwise indicated herein.

3.1 The REIT is a legal entity duly organized, validly existing and in good standing under the laws of the state of Maryland. The Operating Partnership is a legal entity duly organized, validly existing and in good standing under the laws of the state of Delaware. The REIT has all requisite power and authority to execute and deliver this Agreement and to perform all the obligations required to be performed by it hereunder, and such performance will not violate or contravene any law, rule or regulation binding on or applicable to the REIT. The Operating Partnership has all requisite power and authority to execute and deliver this Agreement and, subject to the REIT’s satisfaction of the obligations set forth in Section 4.2, to perform all the obligations required to be performed by it hereunder, and such performance will not violate or contravene any law, rule or regulation binding on or applicable to the Operating Partnership. The person executing this Agreement on behalf of the REIT and the Operating Partnership is duly authorized to do so in the capacity in which such person is executing this Agreement. This Agreement and any other documents executed and delivered by the REIT and the Operating Partnership in connection herewith have been duly authorized, executed, and delivered by the REIT and the Operating Partnership, as applicable, and are the legal, valid, and binding obligations of the REIT and the Operating Partnership, enforceable against the REIT and the Operating Partnership, as applicable, in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general application related to or affecting creditors’ rights and by general equitable principles.

3.2 The description of the authorized capital stock of the REIT set forth in the section of the prospectus, as amended and supplemented from time to time, included in the Registration Statement entitled “Description of Capital Stock” is true, accurate and complete.

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3.3 Neither the offer and sale of the Securities nor the execution and delivery by the REIT or the Operating Partnership of, and the performance by the REIT and the Operating Partnership of their respective obligations under, this Agreement will result in a violation or default of, or the imposition of any lien upon any property or assets of the REIT or the Operating Partnership or any of their respective subsidiaries pursuant to (a) any provision of applicable law, (b) the Charter or Bylaws of the REIT or the Operating Partnership Agreement, as applicable, (c) the organizational documents, each as amended, of any subsidiary of the REIT or the Operating Partnership, (d) any agreement or other instrument binding upon the REIT or the Operating Partnership or any subsidiary of the REIT or the Operating Partnership or (e) any order any governmental entity, agency or court having jurisdiction over the REIT or the Operating Partnership or any subsidiary of the REIT or the Operating Partnership or any of their properties, except in the case of clauses (a), (c), (d) and (e) for any such violation, default or lien that would not, individually or in the aggregate, reasonably be expected to materially and adversely affect the REIT’s or the Operating Partnership’s business, financial condition or results of operations or the REIT’s or the Operating Partnership’s ability to perform its obligations under this Agreement.

3.4 No consent, approval, authorization, order, registration, qualification or filing of or with any governmental entity by the REIT or the Operating Partnership is required in connection with the transactions contemplated herein, except such as may be required under the Securities Act or “Blue Sky” laws and as contemplated in Section 4 hereof. No consent, approval, or authorization of any other person is required to be obtained by the REIT or the Operating Partnership in connection with the transactions contemplated herein, except for any such consent, approval or authorization (i) required pursuant to Section 4 hereof or (ii) that would not reasonably be expected to materially and adversely affect the REIT’s or the Operating Partnership’s business, financial condition or results of operations or the REIT’s or the Operating Partnership’s ability to perform its obligations under this Agreement.

3.5 The Securities to be issued pursuant to the terms of this Agreement will, when issued, paid for and delivered on the Closing Date (and subject to the satisfaction of the REIT’s obligations set forth in Section 4), be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and such Securities will be free and clear of all taxes, liens (other than transfer restrictions imposed hereunder, under the Charter or the Operating Partnership Agreement by applicable law), preemptive rights, subscription and similar rights.

3.6 As of the date hereof, there is no action, suit or proceeding before or by any court or governmental agency or body, now pending, or, to the knowledge of the REIT or the Operating Partnership, threatened against the REIT or the Operating Partnership or any of their respective subsidiaries, which would have a material adverse effect on or would materially and adversely affect the properties or assets of the REIT or the Operating Partnership or which might materially and adversely affect the REIT’s or the Operating Partnership’s ability to perform its obligations under this Agreement.

4. Conditions to Brookfield’s Obligations. Notwithstanding anything in this Agreement to the contrary, Brookfield’s obligation to perform under this Agreement shall be conditioned upon the delivery of each of the following prior to the Closing Date:

4.1 Subject to Brookfield’s notice to the REIT specifying that Brookfield elects to purchase Class E Shares pursuant to Section 1.3 hereof, the REIT shall, prior to the Closing Date, file articles supplementary to the Charter with the State Department of Assessments and Taxation of Maryland (the “Articles Supplementary”), and take all other necessary and appropriate actions, in order to classify and authorize the issuance of Class E Shares in accordance with the Maryland General Corporation Law and the Charter.

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4.2 The REIT shall, prior to the Closing Date, execute and deliver an amended and restated limited partnership agreement of the Operating Partnership in a form to be agreed upon by the Parties in good faith (the “Operating Partnership Agreement”), which shall, among other things, (a) designate and authorize the issuance of the Class I Units and the Class E Units, (b) provide that no performance fees or performance distributions will be paid with respect to the Class E Units, and (c) provide that the terms of this Agreement shall govern with respect to the repurchase or redemption of the Class I Units and Class E Units acquired by Brookfield pursuant hereto.

4.3 Subject to Brookfield’s notice to the REIT specifying that Brookfield elects to purchase Class E Shares pursuant to Section 1.3 hereof, the REIT shall, prior to the Closing Date, execute and deliver an amendment to (a) the Existing Advisory Agreement (as defined in the Transition Agreement) which accounts and provides for, in all appropriate respects, the Class E Shares (as designated pursuant to the Articles Supplementary), including, without limitation, that no Management Fees or Performance Fees (each as defined in the Existing Advisory Agreement) will be paid by the REIT with respect to the Class E Shares, and (b) all other agreements to which the REIT is a party which the Board determines are necessary or appropriate to amend in order to account and provide for the Class E Shares (as designated pursuant to the Articles Supplementary) or otherwise facilitate the completion of the transactions contemplated by this Agreement in accordance with the terms of this Agreement.

4.4 Such additional certificates and documents as reasonably requested by Brookfield.

5. Repurchase of Securities.

5.1 Repurchase of Securities following the Transaction Effective Date.

(a) Commencing upon the Transaction Effective Date (as defined in the Transition Agreement), Brookfield may request that the REIT or the Operating Partnership, as applicable, repurchase any outstanding Securities acquired by Brookfield pursuant hereto, subject to the terms of this Section 5.1.

(b) Repurchases of Securities pursuant to this Section 5.1 will be executed as of the last calendar day of each month (such date, a “Repurchase Date”). In order for Securities to be repurchased by the REIT or the Operating Partnership, as applicable, on a Repurchase Date, Brookfield must deliver a written request, in a form and substance reasonably acceptable to the REIT (a “Repurchase Request”), to the REIT (on its own behalf or in its capacity as the general partner of the Operating Partnership, as applicable) no later than the second to last Business Day of the applicable month. Brookfield may revoke a Repurchase Request in writing at any time prior to the Repurchase Date. Settlements of repurchases will be made within three Business Days of the Repurchase Date.

(c) The Securities repurchased at each Repurchase Date will be repurchased at a cash price equal to the NAV per Class I Share, Class E Share, Class I Unit or Class E Unit, as applicable, as of the last day of the month immediately preceding such Repurchase Date, without any discount or deduction thereto.

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(d) Notwithstanding anything herein to the contrary, the Securities repurchased by the REIT pursuant to this Section 5.1 in each month will be limited to the lesser of (i) an amount (if any) that would not exceed the monthly and quarterly limits on total share repurchases set forth in the REIT Repurchase Plan, and repurchase requests submitted pursuant to the REIT Repurchase Plan in each month must be fulfilled before any Securities may be repurchased pursuant hereto and (ii) an amount that does not exceed (a) the net proceeds from new subscriptions for shares of the REIT’s common stock for that month less (b) the aggregate repurchase price of shares of the REIT’s common stock under the Repurchase Programs (as defined in the Transition Agreement), in each case of (i) and (ii), assuming that any Class I Units or Class E Units are treated as equivalent to shares of the REIT’s common stock for purposes of the monthly and quarterly limits on total share repurchases set forth in the REIT Repurchase Plan. In the event that, due to the limitations set forth in the foregoing sentence, the REIT and the Operating Partnership, as applicable, repurchase less than all of the Securities submitted for repurchase by Brookfield during any month, any unsatisfied repurchase requests must be resubmitted by Brookfield after the start of the immediately following month in accordance with this Section 5.1.

(e) Notwithstanding anything herein to the contrary, the REIT shall not be required to repurchase any Securities pursuant to this Section 5.1 if and to the extent that such repurchase would (i) jeopardize the status of the REIT as a real estate investment trust under the Code, (ii) cause the Company to be unable to pay its indebtedness as such indebtedness becomes due in the usual course of business, or (iii) cause the Company’s total assets to be less than its total liabilities.

(f) For the avoidance of doubt, no Securities held by Brookfield are eligible for repurchase pursuant to the REIT Repurchase Plan, and, except as set forth in Section 5.1(d), the terms and conditions of the REIT Repurchase Plan shall not apply to or limit in any manner the repurchase of Securities held by Brookfield pursuant to this Section 5.1.

5.2 Repurchases of Securities Upon the Termination of the Transition Agreement. In the event that the Transition Agreement is terminated pursuant to its terms after the Closing Date and prior to the Transaction Effective Date, from and following the date of such termination Brookfield may request that the REIT or the Operating Partnership, as applicable, repurchase any outstanding Securities acquired by Brookfield pursuant hereto in accordance with the terms of Section 5.1; provided, however, that in all such instances (a) such repurchase requests shall not be subject to or limited in any way by the terms of Section 5.1(d), except that the Securities repurchased by the REIT pursuant to this Section 5.2 in each month will be limited to an amount (if any) that would not exceed the monthly and quarterly limits on total share repurchases set forth in the REIT Repurchase Plan, assuming that any Class I Units or Class E Units are treated as equivalent to shares of the REIT’s common stock for purposes of the monthly and quarterly limits on total share repurchases set forth in the REIT Repurchase Plan and (b) such repurchase requests will be fulfilled on a pro rata basis with any share repurchase requests submitted pursuant to the REIT Repurchase Plan.

5.3 Repurchase of Outstanding Securities Upon Suspension of REIT Repurchase Plan. Notwithstanding anything herein to the contrary, in the event that, following the Closing Date, the REIT’s board of directors suspends or terminates the REIT Repurchase Plan for any period of twelve (12) consecutive months (a “Triggering Suspension”), the REIT and the Operating Partnership, as applicable, shall (a) where the Transaction Effective Date has not occurred as of the date of the Triggering Suspension, automatically be required, without the requirement for any

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request, notice or other action by any Party hereto, to repurchase all Securities acquired by Brookfield pursuant hereto and outstanding as of the date of such Triggering Suspension, or (b) where the Transaction Effective Date has occurred as of the date of the Triggering Suspension, be required to repurchase all Securities acquired by Brookfield pursuant hereto and outstanding as of the date of such Triggering Suspension upon notice by Brookfield to the REIT (on its own behalf or in its capacity as the general partner of the Operating Partnership, as applicable). Any Securities repurchased pursuant to this Section 5.3 shall be repurchased at a cash price equal to the applicable NAV per Class I Share, Class E Share, Class I Unit or Class E Unit, as applicable, as of the last day of the month immediately preceding the Triggering Suspension.

5.4 All references to “Brookfield” in this Section 5 shall include, as appropriate based upon context, any Affiliate of Brookfield designated by Brookfield to purchase the Securities.

6. Indemnification.

6.1 Brookfield hereby agrees to indemnify and hold harmless the REIT, the Operating Partnership and each of their respective members, managers, partners, Affiliates, officers, directors, agents and employees from and against any and all loss, damage, liability, or expense, including costs and reasonable and documented attorneys’ fees (“Losses”), to which any such person may become subject or which they may incur by reason of or in connection with any material breach by Brookfield (or any Affiliate of Brookfield designated to purchase the Securities) of any representation, warranty, covenant or agreement set forth in this Agreement; provided, however, that Brookfield will not provide any such indemnification if and to the extent that such Losses are the result of conduct by the REIT or the Operating Partnership.

6.2 The REIT and the Operating Partnership, on a joint and several basis, hereby agrees to indemnify and hold harmless Brookfield and each of its members, managers, partners, Affiliates, officers, directors, agents and employees from and against any and all Losses to which any such person may become subject or which they may incur by reason of or in connection with any material breach by the REIT or the Operating Partnership of any representation, warranty, covenant or agreement set forth in this Agreement; provided, however, that the REIT and the Operating Partnership will not provide any such indemnification if and to the extent that such Losses are the result of conduct by Brookfield.

7. Miscellaneous

7.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws (other than to the extent such principles permit the Parties’ agreement to select the laws of the State of New York).

7.2 All notices, requests, demands and other communications made under or by reasons of this Agreement shall be in writing and shall be deemed given and received (a) if delivered in person, on the date delivered, (b) if delivered by a reputable express courier and mailed overnight delivery, on the next Business Day after mailing or (c) if transmitted by email, on the date received if received before 5:00 p.m. on a Business Day or otherwise the next following Business Day, to the Parties at the following addresses (or at such other address for a Party as is specified to the other Parties by like notice):

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To the REIT:

Oaktree Real Estate Income Trust, Inc.

333 South Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attn.: Chief Securities Counsel

Email: OakREITNotices@oaktreeREIT.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attn.: Benjamin Wells

Email: bwells@stblaw.com

To Brookfield:

Brookfield Asset Management, Inc.

Brookfield Place New York

Vesey Street, 15th Floor

New York, New York 10281

with a copy (which shall not constitute notice) to:

Alston & Bird LLP

1201 West Peachtree Street

Atlanta, GA 30309

Attn.: Rosemarie A. Thurston

Email: rosemarie.thurston@alston.com

7.3 EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF AND THEREOF.

7.4 This Agreement (including the exhibits hereto and the other agreements and instruments referred to herein), constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

7.5 This Agreement may be amended, restated, supplemented or otherwise modified only by a written instrument signed by all of the Parties. This Agreement shall automatically terminate as of the opening of business on August 31, 2021, if no Trigger Event occurs as set forth in Section 1.2 hereof.

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7.6 This Agreement and the rights, powers and duties set forth herein shall, except as set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the other Parties.

7.7 Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

7.8 All representations, warranties and covenants contained in this Agreement shall survive the execution of this Agreement and the Closing Date.

7.9 The headings of this Agreement are for convenience of reference only and shall not limit or otherwise effect the interpretation of any term or provision hereof.

7.10 This Agreement may be executed in counterparts (including by .PDF or other electronic transmission), all of which shall be considered one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signatures on following page]

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IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the day and year first above written.

OAKTREE REAL ESTATE INCOME TRUST, INC.

By:
Name:
Title:

OAKTREE REAL ESTATE INCOME TRUST HOLDING, L.P.

By: Oaktree Real Estate Income Trust MGR, LLC, its general partner
By: Oaktree Real Estate Income Trust, Inc., its sole member

By:
Name:
Title:

BROOKFIELD ASSET MANAGEMENT, INC.

By:
Name:
Title:

Signature Page to Commitment Agreement